As filed with the Securities and Exchange Commission on October 30, 2006

                                                     Registration No. 333-137192

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             WASHINGTON, D.C. 20549

                                 ______________

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   13-3320910
                     (I.R.S. employer identification number)

              Credit Suisse First Boston Mortgage Securities Corp.
                                 11 Madison Ave.
                            New York, New York 10010
                                 (212) 325-2000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Edmund Taylor
              Credit Suisse First Boston Mortgage Securities Corp.
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ______________

                                   Copies to:

                             Patrick T. Quinn, Esq.
                            Cadwalader, Wickersham &
                                    Taft LLP
                           One World Financial Center
                            New York, New York 10281

================================================================================

      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                  Proposed    Proposed
                                                  Maximum     Maximum
                                                  Offering    Aggregate     Amount of
Title of Securities Being      Amount to be        Price      Offering     Registration
       Registered               Registered        Per Unit     Price (2)        Fee
----------------------------------------------------------------------------------------
Commercial Mortgage         $12,000,000,000(1)     100%         100%      $368,400.00(3)
Pass-Through Certificates


      (1) The $1,000,000 of Commercial Mortgage Pass-Through Certificates registered in connection with the September 8, 2006 filing of the Registration Statement has been aggregated with the $12,000,000,000 of Commercial Mortgage Pass-Through Certificates registered hereunder. Also included in the $12,000,000,000 of Commercial Mortgage Pass-Through Certificates registered hereunder is $2,405,284,000 aggregate principal amount of Commercial Mortgage Pass-Through Certificates registered by the Registrant under Registration Statement No. 333-129918 (the "Prior Registration Statement") referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Commercial Mortgage Pass-Through Certificates have been previously paid by the Registrant under the Prior Registration Statement.

      (2) Estimated solely for the purposes of calculating the registration fee.

      (3) The registration fee in the amount of $107.00 for the registration of $1,000,000 of Commercial Mortgage Pass-Through Certificates was previously paid in connection with the September 8, 2006 filing of the Registration Statement. The registration fee of $283,101.93 in connection with the unsold amount of $2,405,284,000 of Commercial Mortgage Pass-Through Certificates carried forward from the Prior Registration Statement has been previously paid by the Registrant under the Prior Registration Statement. Pursuant to Rule 457 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, such filing fee is offset against the filing fee currently due in connection with this registration statement.

      Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-129918), which was initially filed with the Securities and Exchange Commission on November 23, 2005, as amended by that certain Pre-Effective Amendment No. 1, which was filed on January 13, 2006 and further amended by that certain Pre-Effective Amendment No. 2, which was filed on February 9, 2006.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED ________ __, 200__

                                     $_______
                                  (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 200__-__
             Credit Suisse Commercial Mortgage Trust Series 200__-__
                                 issuing entity

              Credit Suisse First Boston Mortgage Securities Corp.
                                    depositor

                             Column Financial, Inc.
                        sponsor and mortgage loan seller

                   [Other Sponsors and Mortgage Loan Sellers]
                      [sponsor[s]/mortgage loan seller[s]]

           ----------------------------------------------------------

        We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a issuing entity, which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of [__] commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue [__] classes of certificates with an approximate aggregate principal balance of [_____], [__] of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly on the [__] business day following the [__] day of each month, or if the [__] day is not a business day, on the [__] business day following the next business day. The first payment of interest and/or principal will be made on [_____] [__], 200[__]. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

        The underwriter[s] have agreed to purchase the offered certificates from the depositor at a price of [__]% of the total initial principal balance of the offered certificates plus accrued interest from [_____] [__], 200[__]. The underwriter[s] propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-[__] of this prospectus supplement.

                  Initial     Approximate     Assumed                                      Assumed
                Certificate     Initial        Final       Rated Final                     Weighted
                  Balance     Pass-Through  Distribution  Distribution                   Average Life
    Class       (+ or - 5%)       Rate          Date          Date       Rating___/___     (Years)
    -----       -----------  -------------  ------------  ------------   -------------   ------------
[A-1]                  $             %                                    ___/___
[A-2]                  $             %                                    ___/___
[A-1-A]                $             %                                    ___/___
[B]                    $             %                                    ___/___
[C]                    $             %                                    ___/___
[D]                    $             %                                    ___/___

        Delivery of the offered certificates, in book-entry form only, will be made on or about [_____] [__], 200[__]. Credit enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary--Distributions--B. Subordination," "Summary--Distributions--C. Priority of Distributions," "Risk Factors--The Class [B], [C], and [D] Certificates Are Subordinate to, and Are Therefore Riskier Than, the [A-1], [A-2], [A-1-A], [A-X] and [A-SP] Certificates" and "Description of the Offered Certificates--Distributions--Subordination" and "Description of Credit Support--Subordinate Certificates" in the prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        [________] will act as [co ]lead and [joint] book running managers.

                                 UNDERWRITER[S]

        This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the certificates, servicing provisions, asset pool, provisions of the pooling and servicing agreement and other matters. In all cases, the provisions in the prospectus supplement will be consistent in material respects with the provisions in the prospectus.

        The date of this prospectus supplement is [______] [__], 200[__].

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT..................................................................S-4
RISK FACTORS.....................................................................................S-29
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT.............................................S-52
FORWARD-LOOKING STATEMENTS.......................................................................S-52
AFFILIATIONS.....................................................................................S-52
DESCRIPTION OF THE ISSUING ENTITY................................................................S-52
DESCRIPTION OF THE DEPOSITOR.....................................................................S-54
DESCRIPTION OF THE SPONSOR[S] [AND ORIGINATORS/OTHER MORTGAGE LOAN SELLERS]......................S-54
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS.....................................................S-56
DESCRIPTION OF THE OFFERED CERTIFICATES..........................................................S-72
YIELD AND MATURITY CONSIDERATIONS................................................................S-97
THE POOLING AND SERVICING AGREEMENT.............................................................S-102
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED IN [LIST STATES].......S-132
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........................................................S-132
ERISA CONSIDERATIONS............................................................................S-134
LEGAL INVESTMENT................................................................................S-136
USE OF PROCEEDS.................................................................................S-136
UNDERWRITING....................................................................................S-136
LEGAL MATTERS...................................................................................S-137
RATING..........................................................................................S-137
GLOSSARY........................................................................................S-138

                        Exhibits to Prospectus Supplement

EXHIBIT A-1        --       CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND
                            THE RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2        --       MORTGAGE POOL INFORMATION

EXHIBIT B          --       FORM OF TRUSTEE REPORT

EXHIBIT C          --       DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D          --       SCHEDULE OF REFERENCE RATES

EXHIBIT E          --       GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                            PROCEDURES

                                   Prospectus

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
THIS PROSPECTUS...............................................................__
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.............................__
SUMMARY OF PROSPECTUS.........................................................__
RISK FACTORS..................................................................__
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................__
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................__
USE OF PROCEEDS...............................................................__
DESCRIPTION OF THE TRUST ASSETS...............................................__
YIELD AND MATURITY CONSIDERATIONS.............................................__
DESCRIPTION OF THE OFFERED CERTIFICATES.......................................__
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................__
DESCRIPTION OF CREDIT SUPPORT.................................................__
LEGAL ASPECTS OF MORTGAGE LOANS...............................................__
FEDERAL INCOME TAX CONSEQUENCES...............................................__
STATE AND OTHER TAX CONSEQUENCES..............................................__
ERISA CONSIDERATIONS..........................................................__
LEGAL INVESTMENT..............................................................__
PLAN OF
DISTRIBUTION..................................................................__
LEGAL MATTERS.................................................................__
FINANCIAL INFORMATION.........................................................__
RATING........................................................................__
GLOSSARY......................................................................__

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

        o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

        o this prospectus supplement, which describes the specific terms of the offered certificates.

        You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

        In addition, Credit Suisse First Boston Mortgage Securities Corp. has filed with the SEC a registration statement (file no. 333-[______ ]) under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, addressStreet450 Fifth Street, NW., Washington, StateD.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

        The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the underlying mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

        This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus identify the pages where these sections are located.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

        This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

        To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

        This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              Transaction Overview

        The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 200__-__ Commercial Mortgage Pass-Through Certificates. The series 200__-__ certificates will consist of [__] classes. The table below identifies and specifies various characteristics for [__] of those classes.


                          Initial   Approximate
                        Certificate   % of                                       Assumed
                          Balance    Total                             Initial    Weighted              Assumed       Rated
                            or       Initial    Approximate             Pass-    Average    Assumed      Final        Final
              Ratings     Notional  Certificate   Credit               Through    Life      Principal  Distribution   Distribution
    Class     ____/_____  Balance    Balance     Support  Description    Rate   (years)(c)   Window     Date(d)       Date(e)
    -----     ----------  --------  ----------   -------  -----------  -------  ----------  ---------  ------------       -------
    [A-1]     ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [A-2]     ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [A-1-A]   ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [B]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [C]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [D]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [A-X]     ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [A-SP]    ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [E]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [F]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [G]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [H]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [J]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [K]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [L]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [M]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]
    [N]       ____/_____  $[_____]  [_____]%    [_____]%               [_____]%  [_____]%  ____/_____   [____]        [____]

        In reviewing the foregoing table, please note that:

        o Only the class [A-1], [A-2], [A-1-A], [B], [C] and [D] certificates are offered by this prospectus supplement. The class [A-X], [A-SP], [E], [F], [G], [H], [J], [K], [L], [M] and
                [N] certificates will not be offered by this prospectus supplement.

        o The ratings shown in the foregoing table are those of [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.] [Fitch, Inc.] [Moody's Investors Service, Inc.] and [Dominion Bond Rating Services], respectively. "NR" means not rated.

        o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the [applicable] rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in [_____].

        o All of the classes in the table on page S-__, except the [A-X] and [A-SP] classes, will have principal balances. All of the classes shown in that table will bear interest. The series 200__-__ certificates with principal balances constitute the series 200__-__ principal balance certificates. For a description of the distributions made on the offered certificates, see "--The Offered Certificates--Distributions" below.

        o The total initial principal balance or notional amount of any class shown in the table on page S-__ may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

        o For purposes of calculating the accrual of interest, the class [A-X] certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class [A-1], [A-2], [A-1-A], [B], [C], [D], [E],
                [F], [G], [H], [J], [K], [L], [M] and [N] certificates.

        o For purposes of calculating the accrual of interest, the class [A-SP] certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--Certificate Balances" in this prospectus supplement.

        o Each class identified in the table on page S-__ as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

        o Each class identified in the table on page S-__ as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

                (a) the initial pass-through rate shown for that class in that table (or, solely in the case of the class [__] certificates, [__]% per annum), and

                (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

        o The classes identified on page S-__ having an "Adjusted Fixed" pass-through rate will have the following pass-through rates:
                [__]%, provided that in any month that has more or less than 30 days, each such pass-through rate will be adjusted to an annual rate that would produce an equivalent amount of interest on the basis of an assumed year consisting of twelve 30-day months.

        o The pass-through rate for the class [A-SP] certificates, for each interest accrual period through and including the [_____] interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class [A-SP] strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class [A-SP] certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 200__-__ principal balance certificates.

        o The pass-through rate for the class [A-X] certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class [A-X] strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class [A-X] certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 200__-__ principal balance certificates. See "Description of the Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement.

        o The initial pass-through rates shown in the table on page S-__ with respect to the class [__] and [__] certificates are each approximate.

        o As to any given class of offered certificates shown in the table on page S-__, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

                (1) any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

                (2) there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

                (3) there are no defaults with respect to the underlying mortgage loans.

        o As to any given class of offered certificates shown in the table on page S-__, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

        o As to any given class of offered certificates shown in the table on page S-__, the assumed principal window is the period during which holders of that class would receive distributions of principal.

        o As to any given class of offered certificates shown in the table on page S-__, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

        o The class [R] and [V] certificates are not represented in the table on page S-__. They do not have principal balances, notional amounts or pass-through rates.

        The document that will govern the issuance of the series 200__-__ certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of [_____] [__], 200[__] between us, as depositor, and a trustee, [__] master servicer[s] and [__] special servicer[s].

        The series 200__-__ certificates will evidence the entire beneficial ownership of the issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from [__] mortgage loan seller[s].

        As of their respective due dates in [______], which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

        For purposes of calculating distributions on the respective classes of the series 200__-__ certificates, the underlying mortgage loans will be divided into the following two loan groups:

        o Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in part or in whole by [describe property types]. Loan group no. 1 will consist of [__] underlying mortgage loans, with an initial loan group no. 1 balance of $[__________], representing approximately [__]% of the initial mortgage pool balance.

        o Loan group no. 2, which will consist of [describe property types]. Loan group no. 2 will consist of [__] underlying mortgage loans, with an initial loan group no. 2 balance of $[__________], representing approximately [__]% of the initial mortgage pool balance.

        Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            Relevant Parties/Entities

Issuing Entity..................... Credit Suisse Commercial Mortgage Trust
                                    Series 200__-__, a New York common law
                                    trust, will issue the series 200__-__
                                    certificates. The primary assets of the
                                    issuing entity will be the mortgage loans that we are acquiring from the [__] mortgage loan seller[s].

Depositor.......................... Credit Suisse First Boston Mortgage
                                    Securities Corp., a Delaware corporation and an affiliate of one of the mortgage loan seller[s] and of [one of] the underwriter[s], will create the issuing entity and transfer the subject mortgage loans to it.

                                    All references to "we," "us" and "our" in this prospectus supplement are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

Sponsor[s]......................... Column Financial, Inc., a Delaware
                                    corporation, and an affiliate of the
                                    depositor, will act as a sponsor with
                                    respect to the issuing entity. See "The
                                    Sponsor" in the accompanying prospectus.

                                    [Add additional sponsors, as applicable.]

                                    See "The Pooling and Servicing
                                    Agreement--Description of the Sponsor[s]
                                    [and Originators/Other Mortgage Loan
                                    Sellers]" in this prospectus supplement.

Originator[s]...................... [Each mortgage loan seller originated the underlying mortgage loan[s] that it is
                                    contributing to the issuing entity.]
                                    [_____________, who is not a sponsor,
                                    originated ___ underlying mortgage loans, representing ___% of the initial mortgage pool balance.] See "The Pooling and Servicing Agreement--Description of the Sponsor[s] [and Originators/Other Mortgage Loan Sellers]" in this prospectus supplement.]

Mortgage Loan Seller[s]............ We will acquire the mortgage loans that are to back the offered certificates from Column
                                    Financial, Inc., a Delaware corporation,
                                    [and] [add additional mortgage loan sellers, as applicable.]

                                    See "The Pooling and Servicing
                                    Agreement--Description of the Sponsor[s]
                                    [and Originators/Other Mortgage Loan
                                    Sellers]" in this prospectus supplement.

Master Servicer[s]................. [__________], a [__________][__________],
                                    will act as master servicer with respect to [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance.

                                    [Insert any other servicer that services 10% or more of the pool assets.]

                                    As consideration for servicing the
                                    underlying mortgage loans, the master
                                    servicer[s] will receive a master servicing fee of [__]% per annum on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest and for the same period of time as interest on such underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The master servicer[s] will also be entitled to additional servicing compensation in the form of borrower-paid fees as more particularly described herein.

                                    See "The Pooling and Servicing Agreement--
                                    The Master Servicer[s]" in this prospectus supplement.

Special Servicer[s]................ If and when necessary, [__________], a
                                    [__________][__________], will act as
                                    special servicer with respect to the
                                    underlying mortgage loans [as to which
                                    [__________] is the [applicable] master
                                    servicer], as well as any related
                                    foreclosure properties.

                                    The special servicer[s] will, in general, be responsible for servicing and administering:

                                    o           underlying mortgage loans that,
                                                in general, are in default or as
                                                to which default is reasonably
                                                foreseeable; and

                                    o           any real estate acquired by the
                                                issuing entity upon foreclosure
                                                of a defaulted underlying
                                                mortgage loan.

                                    As consideration for servicing each
                                    underlying mortgage loan that is being
                                    specially serviced and each underlying
                                    mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer[s] will receive a special servicing fee that will accrue at a rate of [__]% per annum on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer[s] monthly from collections on that mortgage loan. Additionally, the special servicer[s] will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of [__]% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The [related] special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by a mortgage loan seller upon the breach of a representation or warranty of such seller after the [applicable] cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of [__]% to, the related payment or proceeds, exclusive of liquidation expenses.

                                    See "The Pooling and Servicing
                                    Agreement--The Special Servicer[s]" in this prospectus supplement.

[Primary Servicer[s]].............. [__________, a __________ __________, will act as primary servicer with respect to __ of the underlying mortgage loans, representing __% of the initial mortgage pool balance. As consideration for acting as primary servicer, ___________ will receive a fee that ranges from ___% to __% as more particularly set forth on Exhibit A-1 to this prospectus supplement. See "The Pooling and Servicing Agreement-- Primary Servicers and Sub-servicers" in this prospectus supplement.]

[Sub-servicer[s]].................. [__________, a ________ _________, will act as sub-servicer with respect to [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance. As consideration for acting as sub-servicer, [__________] will receive a fee that ranges from ___% to __% as more particularly set forth on Exhibit A-1 to this prospectus supplement. See "The Pooling and Servicing Agreement--Primary Servicers and
                                    Sub-servicers" in this prospectus
                                    supplement.]

Trustee............................ [__________], a [__________][__________],
                                    will act as trustee on behalf of the series
                                    200__-__ certificateholders. As
                                    consideration for acting as trustee,
                                    [__________] will receive a trustee fee that for any distribution date will be equal to one-twelfth of the trustee rate, [__]% on the stated principal balance of the underlying mortgage loans. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

                                    The following diagram illustrates the
                                    various parties involved in the transaction and their functions.

                          Column Financial Inc.
                          [and [__________]]
                         (Originator, Mortgage
                              Loan Seller
                              and Sponsor)
                                   |
                                   |
                                   | Mortgage Loans
                                   |
                                   v
                         Credit Suisse First
                           Boston Mortgage
                           Securities Corp.
                             (Depositor)
                                   |
                                   |
                                   | Mortgage Loans    |---->  [__________]
                                   |                   |     (Master Servicer)
                                   v                   |
                            Credit Suisse              |
                          Commercial Mortgage -------------->  [__________]
                          Trust Series 200__-__        |     (Special Servicer)
                           (Issuing Entity)            |
                                                       |
                                                       |---->  [__________]
                                                                (Trustee)

Controlling Class of Series
200__-__ Certificateholders........ At any time of determination, the controlling class of series
                                    200__-__certificateholders will be the
                                    holders of the most subordinate class of series 200__-__ certificates that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 200__-__ certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 200__-__ certificateholders will be the holders of the most subordinate class of series 200__-__ certificates that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 200__-__ certificateholders, the class [A-1], [A-2] and [A-1-A]
                                    certificateholders will be considered a
                                    single class. See "The Pooling and Servicing
                                    Agreement--Realization upon the Underlying
                                    Mortgage Loans--Series 200__-__ Controlling
                                    Class and Series 200__-__ Directing
                                    Certificateholder" in this prospectus
                                    supplement.

Series 200__-__ Directing
Certificateholder.................. The series 200__-__ directing certificateholder will, in general, be
                                    certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 200__-__ controlling class selected by holders (or beneficial owners) of series 200__-__ certificates representing a majority interest in the series 200__-__ controlling class. It is anticipated that [__________] will serve as the initial series 200__-__ directing certificateholder.

                                    As and to the extent described under "The
                                    Pooling and Servicing Agreement--Realization upon the Underlying Mortgage Loans--Asset Status Report" in this prospectus supplement, the series 200__-__ directing certificateholder may direct the [applicable] special servicer with respect to various servicing matters involving each of the underlying mortgage loans.

Underwriter[s]..................... [__________],[__________] and [__________]
                                    are the underwriters with respect to this offering. [Credit Suisse Securities (USA) LLC] will be the lead manager and the sole book running manager. [__________] and [__________] will be the co-managers. [PROVIDE BRIEF DESCRIPTION OF EACH UNDERWRITER].

[Significant Obligors]............. The mortgage loan borrowers related to the underlying mortgage loans identified on
                                    Exhibit A-1 to this prospectus supplement as [__________],[__________] and [__________], representing [__]% of the initial mortgage pool balance are affiliated. See "Description of the Underlying Mortgage Loans--[Significant Underlying Mortgage
                                    Loans]" in this prospectus supplement.

                                    Certain of the lessees occupying all or a portion of the mortgaged real properties related to the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as [__________],[__________] and
                                    [__________], representing [__]% of the
                                    initial mortgage pool balance are
                                    affiliated. See "Description of the
                                    Underlying Mortgage Loans-- [Significant
                                    Underlying Mortgage Loans]" in this
                                    prospectus supplement.
                                       Significant Dates and Periods

Cut-off Date....................... The underlying mortgage loans will be considered part of the issuing entity as of their respective due dates in [__________], 200[__]. All payments and collections received on each of the underlying mortgage loans after its due date in [__________] 200[__], excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in [__________] 200[__], are individually and collectively considered the cut-off date for the issuing entity.

Issue Date......................... The date of initial issuance for the series
                                    200__-__ certificates will be on or about
                                    [__________] 200[__].

Due Dates.......................... Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                % of Initial
                       Number of Underlying     Mortgage Pool
                          Mortgage Loans           Balance           Due Date
                       --------------------     -------------        --------

Determination Date................. The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 200__-__ certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the [__]th calendar day of each month, commencing with [__________] 200[__], or, if the [__]th calendar day of any such month is not a business day, then the next succeeding business day.

Distribution Date.................. The issuing entity will pay interest and/or principal monthly on the [__] business day following the [__] day of each month, or if the [__] day is not a business day, on the [__] business day following the next business day. The first payment of interest and/or principal will be made on [_____] [__], 200[__].

Record Date........................ The record date for each monthly distribution on a series 200__-__
                                    certificate will be the last business day of the prior calendar month. The registered holders of the series 200__-__ certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date (except for the final distribution of principal and/or interest on any offered certificate, which will be made only upon presentation and surrender of that certificate at a designated location).

Collection Period.................. Amounts available for distribution on the series 200__-__ certificates on any
                                    distribution date will depend on--

                                    o           the payments and other
                                                collections received on or with
                                                respect to the underlying
                                                mortgage loans during the
                                                related collection period, and

                                    o           any advances of payments due on
                                                or with respect to the
                                                underlying mortgage loans during
                                                the related collection period.

                                    Each collection period--

                                    o           will relate to a particular
                                                distribution date,

                                    o           will begin when the prior
                                                collection period ends or, in
                                                the case of the first collection
                                                period, will begin as of the
                                                issue date, and

                                    o           will end at the close of
                                                business on the determination
                                                date that occurs in the same
                                                month as the related
                                                distribution date.

Interest Accrual Period............ The amount of interest payable with respect to the interest-bearing classes of the
                                    series 200__-__ certificates on any
                                    distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Assumed Final Distribution Date.... For each class of certificates, the date set forth on the cover page.

Rated Final Distribution Date...... The distribution date occurring in
                                    [__________] 20[__].

Due Period......................... Payments due on due dates during the related period are available for distribution on the following distribution date, whether or not the payments are received. The due period begins on the day following the determination date in the month immediately preceding the month in which the distribution date occurs and ends at the close of business on the determination date of the month in which the distribution date occurs.

                                       The Certificates

General............................ The series 200__-__ certificates consist of the class [A-1], [A-2], [A-1-A], [A-X],
                                    [A-SP], [B], [C], [D], [E], [F], [G], [H],
                                    [J], [K], [L], [M], [N], [R] and [V]
                                    certificates. Only the class [A-1], [A-2], [A-1-A], [B], [C] and [D] certificates are offered by this prospectus supplement. See "Description of the Offered Certificates" in this prospectus supplement.

                                         Collections

General............................ The master servicer[s], the primary servicer[s] or the special servicer[s], as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Upon receipt, such payments will be deposited in the [related] master servicer's collection account within one business day of receipt.

                                        Distributions

A.  General........................ Funds collected or advanced on the underlying mortgage loans will be
                                    distributed on each distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B.  Subordination.................. The chart below under "--C.
                                    Distributions--Priority of Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C.  Priority of Distributions...... The following chart illustrates generally the distribution priorities and the
                                    subordination features applicable to the following classes of series 200__-__ certificateholders.

                                           |   ---------------------   ^
                                           |   Class A-1, Class A-2,   |
                                           |       Class A-1-A,        |
                                           |      Class [A-X] and      |
                                           |       Class [A-SP]*       |
                               Accrued     |   ---------------------   |
                             certificate   |          Class B          |
                              interest,    |   ---------------------   |  Losses
                           then principal  |          Class C          |
                                           |   ---------------------   |
                                           |          Class D          |
                                           |   ---------------------   |
                                           |        Non-Offered        |
                                           |       Certificates        |
                                           v   ---------------------   |

                                    No other form of credit enhancement will be available to you as a holder of offered certificates.

                                    *Allocation of interest distributions among the class [A-1], [A-2], [A-1-A], [A-X], and
                                    [A-SP] certificates are to be made
                                    concurrently:

                                    o           in the case of the [A-1] and
                                                [A-2] on a pro rata basis in
                                                accordance with the respective
                                                interest entitlements evidenced
                                                by those classes of certificates
                                                from available funds
                                                attributable to loan group no.
                                                1;

                                    o           in the case of the [A-1-A]
                                                class, from available funds
                                                attributable to loan group no.
                                                2; and

                                    o           in the case of the [A-X] and
                                                [A-SP] classes, on a pro rata
                                                basis in accordance with the
                                                respective interest entitlements
                                                evidenced by those classes, from
                                                available funds attributable to
                                                loan group no. 1 and/or loan
                                                group no. 2;

                                    provided that, if the foregoing would result in a shortfall in the interest distributions on any of the [A-1], [A-2], [A-1-A], [A-X], and/or [A-SP] classes, then distributions of interest will be made on those classes of series 200__-__ certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                    For a description of principal allocations among the classes of certificates, see "--E. Principal Distributions" below.

                                    See "Description of the Offered
                                    Certificates--Distributions--Priority of
                                    Distributions" in this prospectus
                                    supplement.

D.  Interest Distributions......... Each class of series 200__-__ certificates, other than the class [R] and class [V]
                                    certificates, will bear interest. With
                                    respect to each interest-bearing class of series 200__-__ certificates, that interest will accrue during each interest accrual period based upon:

                                    o           the pass-through rate with
                                                respect to that class for that
                                                interest accrual period;

                                    o           the total principal balance or
                                                notional amount, as the case may
                                                be, of that class outstanding
                                                immediately prior to the related
                                                distribution date; and

                                    o           the assumption that each year
                                                consists of twelve 30-day
                                                months.

                                    A whole or partial prepayment on an
                                    underlying mortgage loan may not be
                                    accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the [applicable] master servicer as described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered Certificates--Distributions--Interest
                                    Distributions," to reduce the amount of
                                    accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 200__-__ certificates, including the offered certificates.

                                    On each distribution date, subject to
                                    available funds and the distribution
                                    priorities described under
                                    "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid, accrued interest that is available for distribution with respect to your class of offered certificates through the end of the related interest accrual period.

                                    See "Description of the Offered
                                    Certificates--Distributions--Interest
                                    Distributions" and
                                    "--Distributions--Priority of Distributions" in this prospectus supplement.

E.  Principal Distributions........ Subject to--

                                    o           available funds,

                                    o           the distribution priorities
                                                described under
                                                "--Distributions--Priority of
                                                Distributions" above, and

                                    o           the reductions to principal
                                                balances described under
                                                "--Reductions of Certificate
                                                Principal Balances in Connection
                                                with Losses and Expenses" below,

                                    the holders of each class of offered
                                    certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                    The total distributions of principal to be made on the series 200__-__ certificates on any distribution date will, in general, depend on:

                                    o           the amount of scheduled payments
                                                of principal which are due (or,
                                                in some cases, deemed due) on
                                                the underlying mortgage loans
                                                during the related collection
                                                period and which are either
                                                received as of the end of that
                                                collection period or advanced by
                                                the master servicer[s] and/or
                                                the trustee, as applicable, and

                                    o           the amount of any prepayments
                                                (including in the form of
                                                accelerated amortization on any
                                                underlying mortgage loan that
                                                remains outstanding past any
                                                applicable anticipated repayment
                                                date) and other unscheduled
                                                collections of previously
                                                unadvanced principal with
                                                respect to the underlying
                                                mortgage loans that are received
                                                during the related collection
                                                period.

                                    Distributions of principal may be limited if a master servicer or the trustee reimburses itself for any nonrecoverable advance out of principal collections on the related underlying mortgage loan (together with accrued interest thereon).

                                    Additionally, in the event that any advance
                                    (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the [applicable] master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 200__-__ certificates on the related distribution date). See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

                                    The trustee must make principal
                                    distributions in a specified sequential
                                    order, taking account of whether the
                                    payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the underlying mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2, such that:

                                    o           no principal distributions will
                                                be made to the holders of any of
                                                the class [E], [F], [G], [H],
                                                [J], [K], [L], [M] or [N]
                                                certificates until the total
                                                principal balance of the offered
                                                certificates is reduced to zero;

                                    o           no principal distributions will
                                                be made to the holders of the
                                                class [B], [C] or [D]
                                                certificates until, in the case
                                                of each of those classes, the
                                                total principal balance of all
                                                more senior classes of offered
                                                certificates is reduced to zero;

                                    o           except as described in the
                                                paragraph following these
                                                bullets, no distributions of
                                                principal with respect to loan
                                                group no. 1 will be made to the
                                                holders of the class [A-1-A]
                                                certificates until the total
                                                principal balance of the class
                                                [A-1] and [A-2] certificates is
                                                reduced to zero;

                                    o           except as described in the
                                                paragraph following these
                                                bullets, no distributions of
                                                principal with respect to loan
                                                group no. 2 will be made to the
                                                holders of the class [A-1]
                                                and/or [A-2] certificates until
                                                the total principal balance of
                                                the class [A-1-A] certificates
                                                is reduced to zero; and

                                    o           except as described in the
                                                paragraph following these
                                                bullets, no distributions of
                                                principal will be made to the
                                                holders of the class [A-2]
                                                certificates until the total
                                                principal balance of the class
                                                [A-1] certificates is reduced to
                                                zero.

                                    Because of the losses on the underlying
                                    mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class [B], [C], [D], [E], [F], [G], [H], [J], [K], [L],
                                    [M], and [N] certificates could be reduced to zero at a time when any two or more of the [A-1], [A-2] and [A-1-A] classes remain outstanding. Under those circumstances, any principal distributions on the [A-1], [A-2] and [A-1-A] classes will be made on a pro rata basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                    The class [A-X], [A-SP], [R] and [V]
                                    certificates do not have principal balances.
                                    They do not entitle holders to any
                                    distributions of principal.

                                    See "Description of the Offered
                                    Certificates--Distributions--Principal
                                    Distributions" and
                                    "--Distributions--Priority of Distributions" in this prospectus supplement.

F.  Distributions of Static
  Prepayment Premiums and
Yield Maintenance Charges.......... Any static prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class [__] and, in some cases, the class [__] and/or [__] certificates and/or as additional interest to any holders of class [__] certificates that are then entitled to receive principal distributions.

Reductions of Certificate
  Principal Balances in
  Connection with Losses and
Expenses........................... As and to the extent described under
                                    "Descriptions of the Offered
                                    Certificates--Reductions of Certificate
                                    Principal Balances in Connection with
                                    Realized Losses and Additional Trust Fund
                                    Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to, the underlying mortgage loans generally will be allocated to reduce the principal balances of the following classes of the series 200__-__ principal balance certificates, sequentially, in the following order:

                           Reduction Order                    Class
                           ---------------          -------------------------
                              1st                   non-offered certificates
                              2nd                              [D]
                              3rd                              [C]
                              4th                              [B]
                              5th                      [A-1][A-2][A-1-A]*

                                    *           Any reduction of the principal
                                                balances of the [A-1], [A-2] and
                                                [A-1-A] classes will be made on
                                                a pro rata basis in accordance
                                                with the relative sizes of those
                                                principal balances at the time
                                                of the reduction.

Advances of Delinquent
  Monthly
Debt Service Payments.............. Except as described below, [each] master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The [applicable] master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make.

                                    As described under "Description of the
                                    Offered Certificates--Advances of Delinquent
                                    Monthly Debt Service Payments" in this
                                    prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                    Notwithstanding the foregoing, neither the master servicer[s] nor the trustee will advance master servicing fees, primary servicing fees or workout fees. Moreover, neither the master servicer[s] nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan.

                                    However, if any of the adverse events or circumstances that we refer to as appraisal reduction events under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the [applicable] special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $[__], conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                    o           the principal balance of, and
                                                other delinquent amounts (which
                                                may include unpaid servicing
                                                fees, unreimbursed servicing
                                                advances and interest on
                                                advances) due under or with
                                                respect to, the subject mortgage
                                                loan, exceed

                                    o           an amount equal to--

                                                (i)         90% of the new
                                                            appraised/estimated
                                                            value of that
                                                            mortgaged real
                                                            property (as such
                                                            value may be
                                                            adjusted downward by
                                                            the [applicable]
                                                            special servicer),
                                                            minus

                                                (ii)        any liens on that
                                                            mortgaged real
                                                            property that are
                                                            prior to the lien of
                                                            the subject mortgage
                                                            loan, plus

                                                (iii)       the amount of
                                                            related escrow
                                                            payments, reserve
                                                            funds and letters of
                                                            credit which are
                                                            posted as additional
                                                            security for
                                                            payments due on the
                                                            subject mortgage
                                                            loan,

                                    then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 200__-__ certificates outstanding.

                                    See "Description of the Offered
                                    Certificates--Advances of Delinquent Monthly
                                    Debt Service Payments" and "The Pooling and
                                    Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Offered
                                    Certificates--Advances" in the accompanying prospectus.

Reports to Certificateholders...... On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 200__-__ certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                    You may also review via the trustee's
                                    website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans.

                                    See "Description of the Offered
                                    Certificates--Reports to Certificateholders;
                                    Available Information" in this prospectus supplement.

Sale of Defaulted Loans............ If any mortgage loan in the issuing entity becomes delinquent as to any balloon payment or becomes [60] days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 200__-__ directing certificateholder or the [applicable] special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

Repurchase Obligation.............. If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 200__-__ certificates, then that mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "The Pooling and Servicing Agreement--Representations and
                                    Warranties; Repurchase" in this prospectus supplement.

Optional Termination............... Various parties will each in turn, according to the order listed in this prospectus
                                    supplement under "The Pooling and Servicing
                                    Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 200__-__ certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 200__-__ certificateholders, is less than [__]% of the initial mortgage pool balance.

                                    In the event that any party so entitled
                                    exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                                    Following the date on which the total
                                    principal balance of the offered
                                    certificates and the class ___ certificates is reduced to zero, the issuing entity may also be terminated in connection with an exchange of all the remaining series 200__-__ certificates (other than the class ___ certificates) for all the mortgage loans and foreclosure properties in the issuing entity at the time of the exchange.

Denominations...................... The offered certificates will be issuable in registered form, in the denominations set forth under "Description of the Offered Certificates--Certificate Balances" in this prospectus supplement.

Clearance and Settlement........... You will initially hold your offered certificates through The Depository Trust
                                    Company, in the United States, or
                                    Clearstream Banking, Luxembourg or The
                                    Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                    Denominations" in this prospectus supplement and "Description of the Offered Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                                    Legal and Investment Considerations

Federal Income Tax Consequences.... The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as multiple separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. There will be the following REMICs:

                                    o           the lower-tier REMIC, which will
                                                hold the underlying mortgage
                                                loans (exclusive of excess
                                                interest), proceeds therefrom,
                                                the collection account, the
                                                distribution account, the
                                                interest reserve account and any
                                                REO property; and

                                    o           the upper-tier REMIC, which will
                                                hold regular interests of the
                                                lower-tier REMIC and the
                                                distribution account in which
                                                distributions on the upper-tier
                                                REMIC will be deposited.

                                    Any assets not included in a REMIC will
                                    constitute one or more grantor trusts for U.S. federal income tax purposes.

                                    The offered certificates will be treated as regular interests in the [upper-tier REMIC]. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                    For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations............... In some instances, the purchase or holding of an offered certificate by an employee benefit plan or other plan or arrangement subject to--

                                    o           Title I of the Employee
                                                Retirement Income Security Act
                                                of 1974, as amended, or

                                    o           Section 4975 of the Internal
                                                Revenue Code of 1986, as
                                                amended,

                                    could result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                    However, based on an individual exemption granted to the underwriters by the U.S. Department of Labor and subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, we anticipate that these retirement plans and other employee benefit plans will be able to invest in the offered certificates without triggering a prohibited transaction or fiduciary violation.

                                    If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or
                                    Section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under these laws. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Ratings............................ It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                              [rating agency]   [rating agency]
                                              ---------------   ---------------
                              Class [A-1]
                              Class [A-2]
                              Class [A-1-A]
                              Class [B]
                              Class [C]
                              Class [D]

                                    The rated final distribution date for each class of offered certificates is the distribution date occurring in [__________] 20[__]. For a description of the limitations of the ratings of the offered certificates, see "Rating."

Legal Investment................... [The class [__] certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the nationally recognized rating agencies.] [None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.]

                                    If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

                                    See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Investment Considerations.......... The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                    See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                                    The Underlying Mortgage Loans

General............................ We intend to include the [__] underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those underlying mortgage loans. For more detailed information regarding those underlying mortgage loans, you should review the following sections in this prospectus supplement:

                                    o           "Description of the Underlying
                                                Mortgage Loans";

                                    o           "Risk Factors--Risks Related to
                                                the Underlying Mortgage Loans";

                                    o           Exhibit A-1--Characteristics of
                                                the Underlying Mortgage Loans
                                                and the Related Mortgaged Real
                                                Properties; and

                                    o           Exhibit A-2--Mortgage Pool
                                                Information.

                                    For purposes of calculating distributions on the respective classes of series 200__-__ certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                    o           Loan group no. 1, which will
                                                consist of all of the underlying
                                                mortgage loans that are secured
                                                by [describe property types].
                                                Loan group no. 1 will consist of
                                                [__], with an initial loan group
                                                no. 1 balance of $[_______],
                                                representing approximately [__]
                                                % of the initial mortgage pool
                                                balance.

                                    o           Loan group no. 2, which will
                                                consist of all of the underlying
                                                mortgage loans that are secured
                                                by [describe property types].
                                                Loan group no. 2 will consist of
                                                [__], with an initial loan group
                                                no. 2 balance of $[_______],
                                                representing approximately [__]
                                                % of the initial mortgage pool
                                                balance.

                                    Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                    When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                    o           All numerical information
                                                provided with respect to the
                                                underlying mortgage loans is
                                                provided on an approximate
                                                basis.

                                    o           All weighted average information
                                                provided with respect to the
                                                underlying mortgage loans or any
                                                sub-group thereof reflects a
                                                weighting based on their
                                                respective cut-off date
                                                principal balances. We will
                                                transfer the cut-off date
                                                principal balance for each of
                                                the underlying mortgage loans to
                                                the issuing entity. We show the
                                                cut-off date principal balance
                                                for each of the underlying
                                                mortgage loans on Exhibit A-1 to
                                                this prospectus supplement. Any
                                                reference to "initial mortgage
                                                pool balance" means the total
                                                principal balance of the entire
                                                mortgage pool on the cut-off
                                                date.

                                    o           In calculating the respective
                                                cut-off date principal balances
                                                of the underlying mortgage
                                                loans, we have assumed that--

                                                (i)         all scheduled
                                                            payments of
                                                            principal and/or
                                                            interest due on
                                                            those mortgage loans
                                                            on or before their
                                                            respective due dates
                                                            in [__________]
                                                            200[__] are timely
                                                            made, and

                                                (ii)        there are no
                                                            prepayments or other
                                                            unscheduled
                                                            collections of
                                                            principal with
                                                            respect to any of
                                                            those mortgage loans
                                                            during the period
                                                            from its due date in
                                                            [__________] 200[__]
                                                            up to and including
                                                            its due date in
                                                            [__________]
                                                            200[__].

                                    o           Whenever we refer to the
                                                following terms in this
                                                prospectus supplement, we intend
                                                for them to have the respective
                                                meanings specified below:

                                                (i)         initial mortgage
                                                            pool balance -- the
                                                            total cut-off date
                                                            principal balance of
                                                            the entire mortgage
                                                            pool;

                                                (ii)        initial loan group
                                                            no. 1 balance -- the
                                                            total cut-off date
                                                            principal balance of
                                                            all of loan group
                                                            no. 1;

                                                (iii)       initial loan group
                                                            no. 2 balance -- the
                                                            total cut-off date
                                                            principal balance of
                                                            all of loan group
                                                            no. 2.

                                    o           When information with respect to
                                                mortgaged real properties is
                                                expressed as a percentage of the
                                                initial mortgage pool balance,
                                                the initial loan group no. 1
                                                balance or the initial loan
                                                group no. 2 balance, as the case
                                                may be, the percentages are
                                                based upon the cut-off date
                                                principal balances of the
                                                related underlying mortgage
                                                loans.

                                    o           Some of the underlying mortgage
                                                loans are cross-collateralized
                                                and cross-defaulted with one or
                                                more other underlying mortgage
                                                loans. Except as otherwise
                                                indicated, when an underlying
                                                mortgage loan is
                                                cross-collateralized and
                                                cross-defaulted with another
                                                underlying mortgage loan, we
                                                present the information
                                                regarding those mortgage loans
                                                as if each of them was secured
                                                only by a mortgage lien on the
                                                corresponding mortgaged real
                                                property identified on Exhibit
                                                A-1 to this prospectus
                                                supplement. One exception is
                                                that each and every underlying
                                                mortgage loan in any particular
                                                group of cross-collateralized
                                                and cross-defaulted mortgage
                                                loans is treated as having the
                                                same loan-to-value ratio and the
                                                same debt service coverage
                                                ratio. None of the underlying
                                                mortgage loans will be
                                                cross-collateralized with any
                                                mortgage loan that is not in the
                                                issuing entity.

                                    o           In some cases, an individual
                                                underlying mortgage loan is
                                                secured by multiple mortgaged
                                                real properties. For purposes of
                                                providing property-specific
                                                information, we have allocated
                                                each of those mortgage loans
                                                among the related mortgaged real
                                                properties based upon--

                                                (i)         relative appraised
                                                            values,

                                                (ii)        relative
                                                            underwritten net
                                                            cash flow, or

                                                (iii)       prior allocations
                                                            reflected in the
                                                            related loan
                                                            documents.

                                    If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warrants, we treat those parcels as a single parcel of real property.

                                    o           In some cases, an individual
                                                mortgage loan is secured by
                                                additional collateral that will
                                                be released upon satisfaction of
                                                certain performance related
                                                criteria or, if not so
                                                satisfied, may be applied to
                                                prepayment of principal. In such
                                                cases, the annual debt service
                                                coverage and loan-to-value ratio
                                                may be calculated after netting
                                                out the letters of credit and/or
                                                holdback amounts.

                                    o           Whenever we refer to a
                                                particular mortgaged real
                                                property by name, we mean the
                                                property identified by that name
                                                on Exhibit A-1 to this
                                                prospectus supplement. Whenever
                                                we refer to a particular
                                                underlying mortgage loan by
                                                name, we mean the underlying
                                                mortgage loan secured by the
                                                mortgaged property identified by
                                                that name on Exhibit A-1 to this
                                                prospectus supplement.

                                    o           Statistical information
                                                regarding the underlying
                                                mortgage loans may change prior
                                                to the date of initial issuance
                                                of the offered certificates due
                                                to changes in the composition of
                                                the mortgage pool prior to that
                                                date. The general
                                                characteristics of the entire
                                                mortgage pool backing the
                                                offered certificates are not
                                                necessarily representative of
                                                the general characteristics of
                                                either loan group no. 1 or loan
                                                group no. 2. The yield and risk
                                                of loss on any class of offered
                                                certificates may depend on,
                                                among other things, the
                                                composition of each of loan
                                                group no. 1 and loan group no.
                                                2. The general characteristics
                                                of each of those loan groups
                                                should also be analyzed when
                                                making an investment decision.
                                                See "--Additional Statistical
                                                Information" below.

Source of the Underlying
Mortgage Loans..................... We are not the originator of the mortgage loans that we intend to include in the
                                    issuing entity. We will acquire those
                                    mortgage loans from [__] separate sellers.
                                    Each of the underlying mortgage loans was originated by--

                                    o           the related mortgage loan seller
                                                from whom we are acquiring the
                                                mortgage loan;

                                    o           an affiliate of the related
                                                mortgage loan seller;

                                    o           a correspondent in the related
                                                mortgage loan seller's or its
                                                affiliate's conduit lending
                                                program; or

                                    o           another third party originator
                                                that sold such mortgage loan to
                                                a mortgage loan seller.

                                    The following table sets forth the number of underlying mortgage loans and the percentage of initial mortgage pool balance that we will acquire from each of the mortgage loan sellers:

                                               Number of          % of Initial
                                               Underlying        Mortgage Pool
                     Mortgage Loan Seller    Mortgage Loans         Balance
                     --------------------    --------------      -------------

                     Total.................                            100.0%

                                    For a description of the underwriting
                                    criteria for Column, see "The Sponsor" in the accompany prospectus. For a description of the underwriting criteria for each additional [sponsor/mortgage loan seller/originator], see "Description of the Sponsor[s][and Originators/Other Mortgage
                                    Loan Sellers]" in this prospectus
                                    supplement.

Payment and Other Terms............ Each of the mortgage loans that we intend to include in the issuing entity is the
                                    obligation of a borrower to repay a
                                    specified sum with interest.

                                    Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described herein. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                    With limited exceptions, most of the
                                    mortgage loans that we intend to include in the issuing entity are non-recourse. [Most residential cooperative mortgage loans that we intend to include in the issuing entity are fully recourse to the borrower (however, in those cases, the borrower's principal asset is the related mortgaged real property).] Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered non-recourse.

                                    Each of the underlying mortgage loans
                                    currently accrues interest at the annual rate specified with respect to that underlying mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Balloon Loans...................... [__] of the mortgage loans that we intend to include in the issuing entity, representing
                                    [__]% of the initial mortgage pool balance, are balloon loans that provide for:

                                    o           either an amortization schedule
                                                that is significantly longer
                                                than the remaining term of the
                                                underlying mortgage loan to its
                                                stated maturity or no
                                                amortization prior to stated
                                                maturity; and

                                    o           a substantial payment of
                                                principal on its maturity date.

[Loans with Anticipated
Repayment Dates.................... [__] of the mortgage loans that we intend to include in the issuing entity, representing
                                    [__]% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the underlying mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related underlying mortgage loan. See "Certain Terms and Conditions of the Underlying Mortgage Loans--Excess Interest" in this prospectus supplement.

Fully Amortizing Loans............. [__] of the mortgage loans that we intend to include in the issuing entity, representing
                                    [__]% of the initial mortgage pool balance, have a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These [__] underlying mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

Mortgage Loans with
  Interest-
Only Periods....................... [__] of the mortgage loans that we intend to include in the issuing entity, representing
                                    [__]% of the initial mortgage pool balance, do not provide for any amortization prior to [maturity or the anticipated repayment date]. Other mortgage loans that we intend to include in the issuing entity, representing [__]% of the initial mortgage pool balance, provide for an interest-only period of between [__] and [__] months following origination, which interest-only period, in respect of all of those underlying mortgage loans, has not yet expired.

Crossed Mortgage Loans,
  Co-Borrower Mortgage
  Loans, Multi-Property
  Mortgage Loans and
  Affiliated Lessee
Mortgage Loans..................... The issuing entity will include [__] groups of mortgage loans that are
                                    cross-collateralized and cross-defaulted with each other, including loans made to co-borrowers that are affiliated. The table below identifies those crossed loans:

                                                  Number of         % of Initial
                                Property/         Underlying       Mortgage Pool
                            Portfolio Name(s)   Mortgage Loans        Balance
                            -----------------   --------------     -------------

                                    The issuing entity will also include [__] mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans:

                                                   Number of        % of Initial
                                  Property/        Underlying      Mortgage Pool
                              Portfolio Name(s)    Properties         Balance
                              -----------------    ----------      -------------

                                    In reviewing each of the foregoing tables, you should note that some of the underlying mortgage loans referred to in those tables allow for the termination of the [applicable] cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria.

                                    See "Risk Factors--Risks Related to the
                                    Underlying Mortgage Loans--Enforceability of
                                    Cross-Collateralization Provisions May Be
                                    Challenged and the Benefits of These
                                    Provisions May Otherwise Be Limited" and
                                    "Description of the Underlying Mortgage
                                    Loans--Cross-Collateralized Mortgage Loans,
                                    Multi-Property Mortgage Loans and Mortgage
                                    Loans with Affiliated Borrowers" in this prospectus supplement.

                                    [Moreover, the issuing entity will also
                                    include [__] mortgage loans that have
                                    affiliated lessees at the related mortgaged real properties which contribute 10% or more of the cash flow of the related mortgaged real property. The table below identifies those affiliated lessee mortgage loans.

                                                   Number of        % of Initial
                                 Property/         Underlying      Mortgage Pool
                             Portfolio Name(s)   Mortgage Loans       Balance
                             -----------------   --------------    -------------

                                    See "Description of the Underlying Mortgage
                                    Loans--Significant Underlying Mortgage
                                    Loans" in this prospectus supplement.]

Defeasance Mortgage Loans.......... [__] of the mortgage loans that we intend to include in the issuing entity, representing
                                    [__]% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property (or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties) from the lien of the related mortgage instrument(s) by pledging to the trustee certain non-callable U.S. government obligations. These U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

                                    In addition, [__] of the mortgage loans that we intend to include in the issuing entity, representing [__]% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property either through the defeasance described in the preceding sentence or with the payment of a yield maintenance charge.

                                    See "Certain Terms and Conditions of the
                                    Underlying Mortgage Loans--Defeasance" in this prospectus supplement.

Additional Collateral Mortgage
  Loans ........................... [__] of the mortgage loans that we intend to include in the issuing entity, representing
                                    [__]% of the initial mortgage pool balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                    o           will be released to the related
                                                borrower in whole or in part,
                                                upon satisfaction by the related
                                                borrower of certain
                                                performance-related conditions
                                                (e.g., meeting debt service
                                                coverage ratio levels and/or
                                                satisfying leasing conditions);
                                                and

                                    o           if not so released, will be
                                                applied to prepay a portion of
                                                the subject mortgage loan if
                                                such performance-related
                                                conditions are not satisfied
                                                within specified time periods
                                                (or, under certain underlying
                                                mortgage loans, may be applied
                                                prior to loan maturity, earlier
                                                loan default or loan
                                                acceleration at the discretion
                                                of the lender).

                                    In some instances, this additional
                                    collateral consists of cash reserves that have been specifically established for other uses benefiting the related property (e.g., tenant improvements or capital needs). A related borrower that uses these cash reserves for any such purpose incurs an obligation to replenish the cash reserves or increase the amount of the related letter of credit. If, however, such cash is used to prepay or defease the underlying mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                    Based on the amount of such collateral at the time of closing of each such loan, the total additional collateral is $[__________].

                                    See "Description of the Underlying Mortgage
                                    Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

Lockbox Terms...................... [__] of the mortgage loans that we intend to include in the issuing entity, representing
                                    [__]% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described under "Certain Terms and Conditions of the Underlying Mortgage Loans--Lockboxes" in this prospectus supplement.

Prepayment Characteristics
  of
the Mortgage Loans................. Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                    o           by prohibiting any voluntary
                                                prepayments for a specified
                                                period of time after the
                                                underlying mortgage loan is
                                                originated;

                                    o           by prohibiting any voluntary
                                                prepayments for a specified
                                                period of time after the
                                                underlying mortgage loan is
                                                originated, except that the
                                                underlying mortgage loan may be
                                                defeased for a portion of that
                                                period, beginning no sooner than
                                                the second anniversary of the
                                                date of initial issuance of the
                                                offered certificates;

                                    o           by prohibiting any voluntary
                                                prepayments for a specified
                                                period of time after the
                                                underlying mortgage is
                                                originated, and thereafter
                                                requiring that any voluntary
                                                principal prepayment made be
                                                accompanied by a prepayment
                                                premium or yield maintenance
                                                charge; and/or

                                    o           by requiring that any voluntary
                                                principal prepayment made during
                                                a specified period of time be
                                                accompanied by a prepayment
                                                premium or yield maintenance
                                                charge.

                                    However, as described under "--Additional
                                    Collateral Mortgage Loans" above, some
                                    underlying mortgage loans may require
                                    partial principal prepayments during the related lock-out period if the related property fails to meet certain performance-related criteria.

                                    The purchase of any underlying mortgage loan by any party that has an option (or is otherwise entitled) to purchase that loan from the issuing entity following default generally will have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                    For the underlying mortgage loans that
                                    currently prohibit voluntary prepayments, the remaining terms of the prepayment lock-out (or prepayment lock-out/defeasance) period are as follows:

                                    Maximum remaining
                                      lock-out or lock
                                      out/defeasance period...........___ months
                                    Minimum remaining
                                      lock-out or lock
                                      out/defeasance period.......... ___ months
                                    Weighted average
                                      remaining lock-out or
                                      lock out/defeasance period..... ___ months

                                    See "Description of the Underlying Mortgage
                                    Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment
                                    Provisions" in this prospectus supplement.

Delinquency Status................. [None] of the mortgage loans that we intend to include in the issuing entity was [30 days] or more delinquent in respect of any monthly debt service payment as of the related due date in [__________] 200[__].

Additional Statistical Information

A.  General Characteristics........ The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in [________]:

                                                        Mortgage     Loan Group     Loan Group
                                                          Pool          No. 1          No. 2
                                                        --------     ----------     ----------
Initial mortgage pool/loan group balance(1)...                  $             $              $
Number of underlying mortgage loans...........
Mortgage loan sellers(2)......................                  %             %              %
Number of mortgaged real properties...........
Greatest cut-off date principal balance.......                  $             $              $
Smallest cut-off date principal balance.......                  $             $              $
Average cut-off date principal balance........                  $             $              $
Highest annual mortgage interest rate.........                  %             %              %
Lowest annual mortgage interest rate..........                  %             %              %
Weighted average annual mortgage interest rate                  %             %              %
Longest original term to the earlier of                         %             %              %
  maturity or anticipated repayment date......
Shortest original term to the earlier of                        %             %              %
  maturity or anticipated repayment date......
Weighted average original term to the earlier                   %             %              %
  of maturity or anticipated repayment date...
Longest remaining term to the earlier of                        %             %              %
  maturity or anticipated repayment date......
Shortest remaining term to the earlier of                       %             %              %
  maturity or anticipated repayment date......
Weighted average remaining term to the earlier                  %             %              %
  of maturity or anticipated repayment date...
Highest debt service coverage ratio, based on                   %             %              %
  underwritten net cash flow(3)...............
Lowest debt service coverage ratio, based on                    %             %              %
  underwritten net cash flow(3)...............
Weighted average debt service coverage ratio,                   %             %              %
  based on underwritten net cash flow(3)......
Highest cut-off date loan-to-value ratio(3)...                  %             %              %
Lowest cut-off date loan-to-value ratio(3)....                  %             %              %
Weighted average cut-off date loan-to-value                     %             %              %
  ratio at the earlier of maturity or
  anticipated repayment date (3)(4)...........
Percentage of initial mortgage pool balance                     %             %              %
  made up of:
Anticipated repayment date loans..............                  %             %              %
Balloon loans.................................                  %             %              %
Multi-property loans..........................                  %             %              %
Crossed loans.................................                  %             %              %
[Residential cooperative loans] ..............                  %             %              %

---------------
(1)     The total initial pool balance may vary by up to [5]%.

(2) Shown as a percentage of initial mortgage pool balance. Underlying mortgage loans sold to the depositor by a mortgage loan seller[s] were either originated by the mortgage loan seller[s] or acquired by the mortgage loan seller[s] from a third party.

(3) The debt service coverage ratios and loan-to-value ratios of underlying mortgage loans secured by residential cooperative properties are calculated based on the value and projected rental revenues of the properties if converted to rental properties as shown in the related appraisal.

(4) Excluding fully amortizing loans other than anticipated repayment date loans.

                                    In reviewing the foregoing table, please note that:

                                    o    The underwritten net cash flow for any
                                         mortgaged real property is an estimated
                                         number based on numerous assumptions
                                         that may not necessarily reflect
                                         recent historical performance and may
                                         not ultimately prove to be an
                                         accurate prediction of future
                                         performance.

                                    o    [The appraised value of a residential
                                         cooperative property is based on the
                                         market value, as determined by the
                                         appraisal, of that property, as if
                                         operated as a residential cooperative.]

                                    o    [The underwritten net cash flow
                                         for a residential cooperative
                                         property is based on:

                                              (i)   projected net operating
                                                    income at the property as
                                                    determined by the appraisal
                                                    obtained in connection with
                                                    the origination of the
                                                    related underlying mortgage
                                                    loan (assuming that property
                                                    was operated as a rental
                                                    property with rents set at
                                                    prevailing market rates and
                                                    taking into account the
                                                    presence of existing
                                                    rent-controlled or
                                                    rent-stabilized occupants),
                                                    reduced by underwritten
                                                    capital expenditures,
                                                    property operating expenses,

                                              (ii)  a market-rate vacancy
                                                    assumption, and

                                              (iii) projected reserves.]

B.  Geographic Concentration....... Mortgaged real properties representing more than 10% of the initial mortgage pool
                                    balance are located in each of [_____],
                                    [_____] and [_____]. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in these states:

                                            Number of
                                         Mortgaged Real    % of Initial Mortgage
                               State       Properties          Pool Balance
                               -----     --------------    ---------------------

                                    The remaining mortgaged real properties with respect to the mortgage pool are located throughout [__] other states, the
                                    District of Columbia and the U.S.
                                    Virgin Islands. No more than 10% of the
                                    initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                    See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in [LIST STATES]."

C.  Property Types................. The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged real
                                    properties operated for each indicated
                                    purpose:

                                                                   % of Initial
                                                  Number of        Mortgage Pool
                             Property Type       Properties           Balance
                             -------------       ----------           -------
                          Retail................
                          Office................
                          Multifamily(1)........
                          Hotel.................
                          Assisted Living.......
                          Self-Storage..........
                          Mixed Use.............
                          Industrial............
                          Other.................
                          Total.................                         100.0%

                                    ----------------------
                                    (1)  Multifamily properties include
                                         conventional rental properties,
                                         manufactured housing properties,
                                         independent living properties and
                                         residential cooperative properties.

                                    See "Risk Factors" in this prospectus
                                    supplement.

D.  Encumbered Interests........... The table below shows the number of, and percentage of the initial mortgage pool
                                    balance secured by, mortgaged real
                                    properties for which the encumbered interest is as indicated:

                                                                   % of Initial
                          Encumbered Interest in the  Number of    Mortgage Pool
                            Mortgaged Real Property   Properties      Balance
                          Fee.......................
                          Fee/Leasehold.............
                          Leasehold.................
                          Total.....................                     100.0%

                                    In circumstances where both the fee and
                                    leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  Significant Underlying
Mortgage Loans..................... The [ten] largest mortgage loans that we intend to include in the issuing entity
                                    represent [__]% of the initial mortgage pool balance. See "Description of the Underlying Mortgage Loans--Significant Underlying
                                    Mortgage Loans" in this prospectus
                                    supplement.

                                  RISK FACTORS

        The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

Risks Related to the Underlying Mortgage Loans

        Commercial and Multifamily Lending Subjects Your Investment to Special Risks That Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

        o [multifamily properties, including conventional rental properties, manufactured housing properties, independent living properties and [residential cooperative properties];]

        o [anchored, including shadow anchored, and unanchored retail properties;]

        o       [mixed use properties;]

        o       [office properties;]

        o       [limited service and full service hotel properties;]

        o       [assisted living properties;]

        o       [self-storage properties; and]

        o       [industrial properties.]

        Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

        Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

        There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

        The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

        The underlying mortgage loans will not be obligations of, or be insured or guaranteed by:

        o       any governmental entity;

        o       any private mortgage insurer;

        o       us;

        o       any sponsor;

        o       any mortgage loan seller;

        o       any master servicer;

        o       any special servicer;

        o       any primary servicer;

        o       any sub-servicer of a master servicer or a special servicer;

        o       the trustee; or

        o       any of their respective affiliates.

        [With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Environmental Matters" in this prospectus supplement.]

        Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, Which May Fluctuate over Time. [Except for the mortgage loans secured by residential cooperative properties and certain other underlying mortgage loans] [All of] the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, or should be considered to be, non-recourse. If there is a default with respect to any of the underlying mortgage loans (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific mortgaged real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, the issuing entity ultimately will be unlikely to recover any amounts other than the liquidation proceeds from the related mortgaged real property or properties.

        Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow-to-debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

        [Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders and any special assessments levied against the tenant/shareholder.]

        Payment on each underlying mortgage loan may also depend on:

        o with respect to balloon loans and mortgage loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the applicable underlying mortgage loan; and/or

        o in the event of a default under the applicable underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

        In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

        The cash flows from the operation of commercial and multifamily mortgaged real properties are volatile and may be insufficient to cover debt service on the related underlying mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

        o       the ability to cover debt service;

        o the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

        o       the amount of proceeds recovered upon foreclosure.

        Cash flows and property values depend upon a number of factors, including:

        o national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

        o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

        o       increase in vacancy rates;

        o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

        o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

        o increases in operating expenses at the mortgaged real property and in relation to competing properties;

        o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

        o a decline in rental rates as leases are renewed or entered into with new tenants;

        o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

        o creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

        o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

        o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

        o       demographic factors;

        o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

        o capable management and adequate maintenance for the related mortgaged real property;

        o       location of the related mortgaged real property;

        o       proximity and attractiveness of competing properties;

        o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

        o in the case of rental properties, the rate at which new rentals occur;

        o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

        o the age, construction, quality and design of the related mortgaged real property; and

        o whether the related mortgaged real property is readily convertible to alternative uses.

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. [__] mortgaged real properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

        o       the strength, stability, number and quality of the tenants;

        o       tenants' sales;

        o       the rights of certain tenants to terminate their leases;

        o       tenant mix;

        o the ability of the management team to effectively manage the subject property;

        o       whether the subject property is in a desirable location;

        o the physical condition and amenities of the subject building in relation to competing buildings;

        o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

        o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

        o       the financial condition of the owner of the subject property.

        We consider [__] of the subject retail properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, to be anchored (or shadow anchored) and [__] of the subject retail properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related underlying mortgage loan. A shadow anchor may own the space it occupies.

        In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.]

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. [__] mortgaged real properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

        o       the strength, stability, number and quality of the tenants;

        o       accessibility from surrounding highways/streets;

        o the ability of the management team to effectively manage the subject property;

        o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

        o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

        o       the financial condition of the owner of the subject property.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.]

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Rental and Manufactured Housing [(but Excluding for This Purpose, Multifamily Residential Cooperative Properties)], Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Rental Properties and Manufactured Housing Properties. [__] mortgaged real properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties [(but excluding for this purpose, multifamily residential cooperative properties)]. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

        o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

        o the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

        o       the subject property's reputation;

        o [in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing:

                (1) the reliance on the financial well-being of the college or university to which it relates,

                (2) competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

                (3) that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;]

        o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

        o the tenant mix (e.g. the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base);

        o       local factory or other large employer closings;

        o the location of the property or changes in the neighborhood over time;

        o the level of mortgage interest rates, to the extent it encourages tenants to purchase single-family housing;

        o the ability of the management team to effectively manage the subject property;

        o the ability of the management to provide adequate maintenance and insurance;

        o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

        o       distance from employment centers and shopping areas;

        o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

        o       the financial condition of the owner of the subject property;
                and

        o government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction in its market and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

        [Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants whose incomes that are substantially lower than median incomes in the [applicable] area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties and/or the potential tenant base for any of those properties.]

        [Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related underlying mortgage loans.]

        [Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, as amended. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.]

        The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

        In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.]

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Residential Cooperative Properties, Thereby Materially Exposing the Offered Certificateholders to Risks Associated with the Performance of Residential Cooperative Properties. [__] mortgaged real properties securing mortgage loans that represent [__]% of the initial mortgage pool balance, are residential cooperative properties.

        A number of factors may adversely affect the value and successful operation of a residential cooperative property. In addition to a majority of the factors listed above as risks associated with the performance of multifamily rental properties (which are similarly applicable to multifamily properties operated as residential cooperative properties) additional factors include:

        o the ability of tenants to remain in a residential cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

        o the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

        o the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

        o the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related underlying mortgage loan; and

        o that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

        A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.]

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Hotel Properties, Thereby Exposing Offered Certificateholders to Risks Associated with the Performance of the Hotel Properties. [__] of the mortgaged real properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

        o the proximity of a hotel property to major population centers or attractions;

        o adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

        o a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license, which may not be transferable if a foreclosure on the mortgaged real property occurs and/or having a casino on the premises of the related mortgaged real property;

        o in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

        o limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

        Hotel properties also face risks related to their specialized function, including:

        o the borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

        o the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

        The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Hospitality Properties" in the accompanying prospectus.]

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Industrial Properties, Thereby Exposing Offered Certificateholders to Risks Associated with the Performance of the Industrial Properties. [__] of the mortgaged real properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, are primarily used for industrial purposes. Significant factors determining the value of industrial properties are:

        o       the quality of tenants;

        o       building design and adaptability; and

        o       the location of the property.

        Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

        Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

        Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.]

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Self-Storage Properties, Thereby Exposing Offered Certificateholders to Risks Associated with the Performance of the Self-Storage Properties. [__] of the mortgaged real properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, are primarily used for self-storage purposes.

        The self-storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

        Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self-storage properties. We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

        [Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Congregate Care, Senior Care and Assisted Living Properties, Thereby Exposing Offered Certificateholders to Risks

Associated with the Performance of the Congregate Care, Senior Care and Assisted Living Properties. [__] of the mortgaged real properties, securing mortgage loans that represent [__]% of the initial mortgage pool balance, are primarily used for congregate care, senior care or assisted living purposes.

        Of those underlying mortgage loans, [__] of the mortgage loans, representing [__]% of the initial pool balance, are secured by facilities that typically depend upon a portion of their revenues from government reimbursement programs, primarily Social Security, Medicaid and Medicare. Social Security, Medicaid and Medicare are subject to various regulatory changes, rate adjustments, and rulings, delays in payment and government restrictions, all of which can adversely affect revenues from operations of facilities. In addition, government payors have employed measures that limit payments to health care providers.

        Providers of long-term nursing care and other medical services are highly regulated, subject to licensing requirements, facility inspections, rate setting and reimbursement policies and are subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

        In addition, in the event that the trustee or another party forecloses on a senior care facility:

        o it is generally not entitled to Social Security, Medicare and Medicaid payments for services rendered prior to the foreclosure; and

        o it may have to apply in its own name for licenses and government approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.

        Other factors that may adversely effect the value and successful operation of a senior care facility include:

        o increasing governmental regulation and supervision, as to those facilities not already subject to it;

        o a decline in the financial health, skills or reputation of the operator;

        o       increased operational expenses; and

        o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources.

        [Add disclosure relating to each other property type as to which there exists a material concentration based on cut-off date principal balances of the underlying mortgage loans.]

        For mortgage pool concentration by property type, see "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

        The Bankruptcy of a Depositor or a Seller May Delay or Reduce Collections on the Underlying Mortgage Loans. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from [the sponsor] [each mortgage loan seller] to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of [the sponsor] [the related mortgage loan seller] rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

        Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

        o       operating the property and providing building services;

        o       establishing and implementing the rental structure;

        o       managing operating expenses;

        o       responding to changes in the local market; and

        o advising the borrower with respect to maintenance and capital improvements.

        Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

        A good property manager can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

        We, the underwriters, the sponsor[s] and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the [applicable] borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

        [Reliance on a Single [or Major] Tenant May Increase the Risk That Cash Flow Will Be Interrupted. [__] mortgaged real properties, securing [__]% of the initial mortgage pool balance, are each leased by a single tenant. [In addition, __ other mortgaged real properties, securing __% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the rentable space at the particular property.] [In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the underlying mortgage loan.] Reliance on a single [or major tenant] may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.]

        [Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to Mortgaged Real Properties. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated, an option to purchase all or a portion of the related mortgaged real property, a right of first offer to purchase all or a portion of the mortgaged property or such other purchaser rights as may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or may adversely affect future proceeds from any sale of that mortgaged real property.]

        [Condominium Ownership May Limit Use and Improvements. Certain of the mortgage loans that we intend to include in the issuing entity are secured by mortgaged real properties that consist of the related borrowers' interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building. Decisions made by that board of managers - including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building - may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Moreover, there can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans.

        Further, due to the nature of condominiums, a default under the related underlying mortgage loan will not allow the [applicable] special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged property may not be readily convertible due to restrictive covenants applicable to a mortgaged property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property. Consequently, servicing and realizing upon the collateral described above could subject the series 200__-__ certificateholders to a greater delay, expense and risk than they would encounter with respect to a mortgage loan secured by a property that is not a condominium.]

        Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans [or groups of cross-collateralized mortgage loans] that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the [ten] largest mortgage loans [or groups of cross-collateralized mortgage loans] that are to be included in the issuing entity.

                     [Ten] Largest Underlying Mortgage Loans

                                Cut-off Date Principal
  Property/Portfolio Name               Balance             % of Initial Mortgage Pool Balance
  -----------------------       ----------------------      ----------------------------------

        [Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. [Certain groups] of the mortgage loans that we intend to include in the issuing entity] [__ of the underlying mortgage loans, representing __ % of the initial pool balance] were made to the same borrower or to borrowers under common ownership. In some cases, the underlying mortgage loans in any of those groups are not cross-collateralized. Underlying mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

        o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

        o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related underlying mortgage loans.

        See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The following chart lists the related borrower loans that are to be included in the issuing entity.

                             Related Borrower Loans

                                        Cut-off Date Principal     % of Initial Mortgage Pool
   Loan No.         Property Name               Balance                     Balance
   --------         -------------       ----------------------     --------------------------

        [Enforceability of Cross-Collateralization [and Cross-Default] Provisions May Be Challenged and the Benefits of These Provisions May Otherwise Be Limited. [__] of the mortgage loans that we intend to include in the issuing entity, representing [__]% of the initial mortgage pool balance, are secured by multiple real properties or were made to co-borrowers, through cross-collateralization [and cross-default] with other mortgage loans that are to be included in the issuing entity or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance and avoided in a bankruptcy case if a court were to determine that:

        o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured, and

        o the borrower did not, when it allowed its mortgaged real property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

        If the lien is avoided, the lender would lose the benefits afforded by such lien.

        [In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the [applicable] cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.]

        [Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related underlying mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and may limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.]

        [Moreover, [__] group[s] of cross-collateralized mortgage loans and [__] individual multi-property mortgage loan[s] that we intend to include in the issuing entity, collectively representing [__] % of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.]

        [A Borrower's Other Loans May Reduce the Cash Flow Available To Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Issuing Entity's Rights Under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans are or may be encumbered by other subordinate or pari passu debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. [Furthermore, in the case of those underlying mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.]

        The existence of other debt could:

        o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

        o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

        o       complicate bankruptcy proceedings; and

        o       delay foreclosure on the related mortgaged real property.

        [The borrowers under [__] mortgage loans secured by residential cooperatives properties, which collectively represent __% of the initial mortgage pool balance, have granted subordinate liens on the properties related to these loans to secure subordinate indebtedness on these properties. With respect to these mortgage loans, no subordination and standstill agreements have been executed, and the holder of the subordinate mortgage may foreclose on the related mortgaged property upon the occurrence of an event of default under the related subordinated mortgage. If the holder of the subordinate mortgage did foreclose, it would take title to the related mortgaged property subject to the issuing entity's priority lien thereon.]

        [The borrowers under [__] other mortgage loans, all of which are secured by residential cooperative properties, which collectively represent [__]% of the initial mortgage pool balance, are also permitted to incur a limited amount of indebtedness secured by the related mortgaged real properties. As a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans: (i) the total LTV of these loans must remain below certain thresholds, generally [__]% calculated on a loan-to-value ratio - cooperative basis, as described under "Description of the Underlying Mortgage Loans--Additional Mortgage Loan Information"; and (ii) subordination agreements must be put in place between the trustee and the related lenders.]

        Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. The principals of the borrowers under [__] mortgage loans, which collectively represent [__]% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

        o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced such that, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

        o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

        [As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.]

        [Preferred Equity Financing Related to a Borrower May Adversely Affect Payments on Your Certificates. Certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. If one or more parties owns preferred equity in borrower under one of the mortgage loans that we intend to include in the issuing entity, then that preferred equity holder:

        o may be entitled to receive certain preferred distributions prior to distributions being made to the other partners or members from available funds remaining after the borrower has paid all required monthly debt service payments, reserve payments and other payments under the related underlying mortgage loan, satisfied any obligations to other creditors when due and paid all monthly operating expenses with respect to the related mortgaged property; and

        o may be entitled to (i) terminate and replace the manager of the related mortgaged property or properties (or the managing member or general partner of the borrower) upon the occurrence of certain specified breaches or, in some cases, if the debt service coverage ratio falls below certain levels and (ii) approve various significant decisions made by the borrowers.]

        [As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which preferred equity financing exists or is permitted to be incurred.]

        [Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Moreover, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. [ In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the issuing entity do not require the borrowers to be special purpose entities.]

        [Tenancies in Common May Hinder Recovery. __ of the mortgage loans that we intend to include in the issuing entity, which represent __ % of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided interest in the property. If any tenant in common desires to sell its interest in the property and is unable to find a buyer (or otherwise needs to force a partition), that tenant in common may ask a court to order a sale of the property, with the sale proceeds distributed pro rata to each tenant in common. In this respect, the related underlying mortgage loan may be subject to prepayment.

        The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related underlying mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related underlying mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant in common borrower or the guarantor if a tenant in common files for partition or bankruptcy. In most cases, the related tenant in common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. However, not all tenants in common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant in common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of these mortgage loans.]

        Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any class [A-2], [B], [C], and/or [D] certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class [A-1] certificates. If you purchase any class [__] certificates, you will be more exposed to risks associated with [changes in concentrations of borrower, loan or property characteristics] than are persons who own class [__] certificates.

        Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

        o       economic conditions, including real estate market conditions;

        o       changes in governmental rules and fiscal policies;

        o regional factors such as earthquakes, floods, forest fires or hurricanes;

        o       acts of God, which may result in uninsured losses; and

        o       other factors that are beyond the control of the borrowers.

        The mortgaged real properties are located in __ states[, the District of Columbia and the U.S. Virgin Islands]. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 10%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       Significant Geographic Concentrations of Mortgaged Real Properties

                   Number of Mortgaged Real      % of Initial Mortgage Pool
  State                   Properties                       Balance
  -----                   ----------                       -------

        See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in [List States]" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

        Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. [All] [some] of the mortgage loans that we intend to include in the issuing entity also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

        The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

        Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

        o the issuing entity may not have a perfected security interest in the rent payments until the [applicable] master servicer, special servicer, primary servicer or sub-servicer collects them;

        o the [applicable] master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

        o the bankruptcy of the related borrower could limit the ability of the [applicable] master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

        Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

        Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

        [In some cases, the originator of the related underlying mortgage loan--

        o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

        o required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.]

        See "Description of the Underlying Mortgage Loans--Environmental Matters" in this prospectus supplement.

        Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

        Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

        o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

        o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

        o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

        Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

        o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

        o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

        o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

        The Master Servicer[s], the Special Servicer[s], the Primary Servicer[s] and the Sub-servicer[s] May Experience Conflicts of Interest. The master servicer[s], the special servicer[s], the primary servicer[s] and the sub-servicer[s] will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

        o be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity,

        o have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

        o be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

        In these cases, the interests of a master servicer, a special servicer, a primary servicer or a sub-servicers, as applicable, and its other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. Under the pooling and servicing agreement, the master servicer[s], the special servicer[s], the primary servicer[s] and the sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

        Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier Than Encumbered Fee Estates as Collateral. [ [__] of the mortgage loans that we intend to include in the issuing entity, representing [__] % of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related underlying mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.]

        Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

        Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

        Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

        In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related underlying mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

        [Some of the Mortgaged Real Properties Are Legal Nonconforming Uses [or Legal Nonconforming Structures]. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use [or a legal nonconforming structure][or in the case of __ underlying mortgage loan securing __ % of the initial mortgage pool balance, a nonconforming use]. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.]

        Changes in Zoning Laws May Affect Ability To Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes (which changes occurred after the construction of certain improvements on the mortgaged real properties), several of the mortgaged real properties that will secure the underlying mortgage loans may not comply fully with current zoning laws because of:

        o       density;

        o       use;

        o       parking;

        o       set-back requirements; or

        o       other building-related conditions.

        These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss and therefore may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties that no longer conform to current zoning ordinances and codes require (or contain provisions under which the lender in its reasonable discretion may require) the borrower to maintain "law and ordinance" coverage to insure the increased costs of coming into compliance. However, insurance proceeds may not be sufficient to pay off the related underlying mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related underlying mortgage loan and it may produce less revenue than before repair or restoration.

        Lending on Income-Producing Properties Entails Risks Related to Property Condition. [__] of the mortgaged real properties were inspected by engineers during the [__]-month period preceding [__]. The scope of those inspections included an assessment of--

        o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

        o the general condition of the site, buildings and other improvements located at each property.

        Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

        The Absence or Inadequacy of Terrorism Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to address that situation, the Terrorism Risk Insurance Act of 2002 established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate on December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

        The Terrorism Risk Insurance Act of 2002 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed. In this regard, the United States Department of Treasury issued a report on June 30, 2005 to Congress discussing whether the Terrorism Insurance Program should be extended beyond December 31, 2005. The report noted the Administration's opposition to extending TRIA but noted that an extension may be acceptable only if certain significant changes were made to the current version.

        Further, new legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional two years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage may increase and equivalent terrorism insurance may not be available at commercially reasonable rates and/or the terms of such insurance may be materially changed such that exclusions are significantly increased or the scope of coverage available is significantly decreased.

        The master servicer[s] will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the [applicable] master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the master servicer[s] will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the [applicable] master servicer determines, in accordance with the applicable servicing standards, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the [applicable] special servicer, with the consent of the series 200__-__ directing certificateholder, approves such determination. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer[s] will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the master servicer[s] need not maintain such insurance, if the [applicable] master servicer has determined after due inquiry (with the consent of the [applicable] special servicer and the series 200__-__ directing certificateholder), in accordance with the applicable servicing standards, that either--

        o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

        o       such insurance is not available at any rate.

        If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

        If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on that underlying mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 200__-__ certificates.

        If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

        Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

        [The underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as [___________], which represents [__]% of the initial mortgage pool balance, does not require the maintenance of terrorism insurance because that mortgaged real property does not include any improvements.]

        [Damage to the Mortgaged Real Properties Caused by Recent Hurricanes May Adversely Affect Payments on Your Offered Certificates. The damage caused by Hurricane Katrina, Hurricane Rita, Hurricane Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama, Florida and Texas in August, September and October 2005 may adversely affect the operation, use and value of certain mortgaged real properties located in these areas. Although it is too soon to assess the full impact of these hurricanes on the United States and local economies, in the short term the storm is expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by these hurricanes have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks, fire and environmental damage. The devastation caused by these hurricanes could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy.

        Because of the difficulty in obtaining information about the affected areas and the mortgaged real properties in these areas, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of these hurricanes on the mortgaged real properties, the Southeast states and the United States as a whole. See "--Availability of Earthquake, Flood and Other Insurance."]

        The Absence or Inadequacy of Earthquake, Flood and Other Insurance May Adversely Affect Payments on Your Certificates. The mortgaged real properties that secure the underlying loans may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. [In addition, the mortgaged real properties are located in Texas, California, Florida and the U.S. Virgin Islands - states or territories, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territories, as applicable.] There is no assurance that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

        Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

        Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

        [If applicable, insert description of legal proceedings pending against the sponsor, depositor, trustee, servicer, originator or any of the property of the foregoing parties to the extent material to the certificateholders.]

        One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the [applicable] special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the [applicable] special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

        Tax Considerations Related to Foreclosure. Under the pooling and servicing agreement, the [applicable] special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently [35]%), thereby reducing net proceeds available for distribution to the series 200__-__ certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the [applicable] special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 200__-__ certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

        In addition, if a special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions (particularly in California and New York) to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 200__-__ certificateholders.

Risks Related to the Offered Certificates

        The Issuing Entity's Assets May Be Insufficient To Allow for Repayment in Full on Your Offered Certificates. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

        The Class [B], [C], and [D] Certificates Are Subordinate to, and Are Therefore Riskier Than, the [A-1], [A-2], [A-1-A], [A-X] and [A-SP] Certificates. If you purchase class [B], [C], and [D] certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class [A-X] and [A-SP] certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 200__-__certificates.

        When making an investment decision, you should consider, among other things--

        o the distribution priorities of the respective classes of the series 200__-__ certificates,

        o the order in which the principal balances of the respective classes of the series 200__-__ certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

        o the characteristics and quality of the underlying mortgage loans.

        The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

        o       the price you paid for your offered certificates, and

        o the rate, timing and amount of distributions on your offered certificates.

        The rate, timing and amount of distributions on your offered certificates will depend on--

        o the pass-through rate for, and the other payment terms of, your offered certificates,

        o the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

        o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

        o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 200__-__ certificates,

        o the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans, and

        o servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

        These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

        In the absence of significant losses, holders of the class [A-1] and [A-2] certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class [A-1-A] certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

        If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class [A-1] and [A-2] certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on those underlying mortgage loans, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Holders of the class [A-1-A] certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

        [The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.]

        Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicer[s], the special servicer[s], the primary servicer[s] or the sub-servicer[s] will be required to advance any yield maintenance charges or prepayment premiums.

        If the delinquent amounts are not advanced, delinquencies on the underlying mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the [applicable] special servicer may still accelerate the maturity of the related underlying mortgage loan which could result in an acceleration of payments to the series 200__-__ certificateholders.

        Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls generally will be allocated to [all classes of offered certificates], in reverse sequential order. See "Description of the Offered Certificates--Distributions--Interest Distributions."

        Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 200__-__ certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

        Certain Loans May Require Principal Paydowns Which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as [meeting certain debt service coverage ratios and/or satisfying certain leasing conditions], have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

        The Right of the Master Servicer[s], the Special Servicer[s] and the Trustee To Receive Interest on Advances May Result in Additional Losses to the Issuing Entity. The master servicer[s], the special servicer[s] and the trustee will each be entitled to receive interest on any unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of the certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

        If Any of the Master Servicer[s], the Special Servicer[s], the Primary Servicer[s] or the Sub-servicer[s] Purchases Series 200__-__ Certificates, a Conflict of Interest Could Arise Between Their Duties and Their Interests in the Series 200__-__ Certificates. Any of the master servicer[s], the special servicer[s], the primary servicer[s], the sub-servicer[s] or an affiliate of any of them may purchase or retain any of the series 200__-__ certificates. The purchase of series 200__-__ certificates by any of the master servicer[s], the special servicer[s], the primary servicer[s] and/or the sub-servicer[s] could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 200__-__ certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 200__-__ certificates. However, under the pooling and servicing agreement, the master servicer[s] and the special servicer[s] are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

        The Interests of the Series 200__-__ Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 200__-__ certificates representing a majority interest in the controlling class of series 200__-__ certificates will be entitled to designate a particular series 200__-__ controlling class certificateholder (or beneficial owner of series 200__-__ controlling class certificates), referred to in this prospectus supplement as the series 200__-__ directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--Realization upon Underlying Mortgage Loans--Series 200__-__ Controlling Class and Series 200__-__ Directing Certificateholder" in this prospectus supplement. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 200__-__ certificates representing a majority interest in the controlling class of series 200__-__ certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 200__-__ certificates, the trustee or the master servicer. You should expect that the series 200__-__ directing certificateholder will exercise the rights and powers described above on behalf of the series 200__-__ controlling class certificateholders, and it will not be liable to any class of series 200__-__ certificateholders for doing so. In the absence of significant losses on the underlying mortgage loans, the series 200__-__ controlling class will be a non-offered class of series 200__-__ certificates. The series 200__-__ controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

        Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for the Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

        As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of the Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

        You May Be Bound by the Actions of Other Series 200__-__ Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 200__-__ certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 200__-__ certificates.

        Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You To Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that that secondary market will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

Future Terrorist Attacks and Military Actions May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

        On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

        The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

        It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the U.S. government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

        As a result of the foregoing, defaults on commercial real estate loans could increase and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

        From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

        Column Financial, Inc., which is [the][a] sponsor and [the][an] originator of the underlying mortgage loans is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor. [[______], which is a mortgage loan seller and an originator of certain of the underlying mortgage loans, is an affiliate of [_______], an underwriter, and of [______], [an][the] master servicer.] There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

                        DESCRIPTION OF THE ISSUING ENTITY

        The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 200__-__, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection account[s] and other accounts maintained under the pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer[s] may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The pooling and servicing agreement may be amended as set forth under "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the master servicer[s] and the special servicer[s]. A discussion of the duties of the servicers, including any discretionary activities performed by each of them, is set forth herein under "The Pooling and Servicing Agreement" in this prospectus supplement.

        The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection account[s] and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the collection account[s] and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicer[s] and the special servicer[s]. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicer[s] and the special servicer[s].

        The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan seller[(s)] pursuant to [a] mortgage loan purchase agreement[s], as described herein under "Description of the Underlying Mortgage Loans-- Source of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase." The mortgage loan purchase agreement[s] will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

        Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $[__________] will be paid by the depositor from the proceeds of the offering of the certificates. Expenses payable to the underwriters, the sponsor[s], the depositor, the master servicer[s], special servicer[s], the trustee and any affiliate of the foregoing from the offering proceeds are set forth in the table below.

           Nature of Expense          Amount            Payable to
           -----------------          ------            ----------

        As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from [the sponsor] [each mortgage loan seller] to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

        o If [the sponsor] [such mortgage loan seller] were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of [the sponsor] [such mortgage loan seller] under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving [the sponsor] [such mortgage loan seller] are not applicable to payments on the certificates.

        o If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the

                United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

        Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from [the sponsor] [each mortgage loan seller] to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of [the sponsor] [the related mortgage loan seller] rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of a Depositor or a Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

        Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

   DESCRIPTION OF THE SPONSOR[S] [AND ORIGINATORS/OTHER MORTGAGE LOAN SELLERS]

The Mortgage Loan Sellers

        [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance, were sold to us by the sponsor[s]. Additional mortgage loan sellers include [________], which is a [__________], which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Each of the mortgage loans sold by the mortgage loan seller to us was purchased or originated by the mortgage loan seller and underwritten by the mortgage loan seller's underwriter[s]. The principal office of the mortgage loan seller is located at [__________]. Its telephone number is [__________].

Overview

        Column Financial, Inc. ("Column") is [a][the] sponsor of this securitization transaction. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. See "The Sponsor" in the accompanying prospectus.

        [IF APPLICABLE, INSERT DISCLOSURE FOR OTHER SPONSORS.]

        Previous Mortgage Pool Performance. Static pool information required by
Item 1105 of Regulation AB will be made available by the depositor on its website at ____________.

        Litigation Involving Transaction Parties.  .

        There are no legal proceedings pending against the sponsor, depositor, trustee, issuing entity, master servicer, special servicer, primary servicer or originator that is material to the certificateholders.

Column's Underwriting Standards

        General. [All] of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization. The selection of mortgage loans for the series 20__-__ securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 20__-__ certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

        Loan Analysis. Column and its affilates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

        Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

        Debt Service Coverage Ratio and LTV Ratio. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

        Escrow Requirements. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

        o Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

        o Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a building condition report prepared for Column.

        o Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount equal to at least [100]% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

        o Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

        [IF APPLICABLE, INSERT UNDERWRITING CRITERIA FOR OTHER SPONSORS.]

The Originator[s]

        [FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 10% OR MORE OF THE POOL ASSETS]

        [General. [__________] originated [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance. [__________] originated [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance. [___________] originated [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance.]

        [FOR ANY ORIGINATOR OR GROUP OF AFFILIATED ORIGINATORS, APART FROM THE SPONSORS, THAT ORIGINATED 20% OR MORE OF THE POOL ASSETS]

        [PROVIDE DESCRIPTION OF ORIGINATOR'S ORGANIZATION AND BUSINESS] [________________ is a ________________ formed as a ______ to originate and acquire loans secured by mortgages on commercial and multifamily real estate. The principal office of the ________________ is located at ____________. Its telephone number is ____________.]

        [INSERT DESCRIPTION OF ORIGINATOR'S EXPERIENCE IN ORIGINATING LOANS]

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

General

        The issuing entity will consist primarily of [__] [fixed rate]/[adjustable rate] loans, secured by [__] multifamily, commercial and [residential cooperative properties], which we refer to collectively herein as the underlying mortgage loans. The underlying mortgage loans will have an initial total principal balance of approximately $[__________] as of [______] [__], 200[__] (which we refer to herein as the "cut-off date"), subject to a variance of plus or minus [5]%.

        For purposes of calculating distributions on the respective classes of the series 200__-__ certificates, the mortgage loans will be divided into the following two loan groups:

        o Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by [describe property type]. Loan group no. 1 will consist of [__] underlying mortgage loans, with an initial loan group no. 1 balance of $[_____], representing approximately [__]% of the initial mortgage pool balance.

        o Loan group no. 2, which will consist of all of the underlying mortgage loans that are secured in whole or in part by [describe property type]. Loan group no. 1 will consist of [__] underlying mortgage loans, with an initial loan group no. 1 balance of $[_____], representing approximately [__]% of the initial mortgage pool balance.

        Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

        The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement. When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans. The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

        For the purposes of this prospectus supplement, any multi-property loan is considered to be one mortgage loan. Any loans made to affiliated borrowers are considered separate mortgage loans. For purposes of describing the property type and geographic distribution of mortgaged real properties, allocated loan amounts, as shown on Exhibit A-1, are used for multi-property loans. All numerical information provided in this prospectus supplement with respect to the underlying mortgage loans is provided on an approximate basis. All percentages of the issuing entity, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by total principal balance as of the cut-off date. Descriptions of the terms and provisions of the underlying mortgage loans are generalized in the aggregate. Many of the individual underlying mortgage loans have specific terms and provisions that deviate from the general description.

        [The underlying mortgage loans were originated between __________ and __________. The underlying mortgage loans were originated pursuant to underwriting criteria described under "Description of the Sponsor[s][and Originators/Other Mortgage Loan Sellers]--[Column's Underwriting Standards]" in this prospectus supplement. As of the cut-off date, none of the mortgage loans were [30] days or more delinquent, or had been [30] days or more delinquent during the 12 calendar months preceding the cut-off date.

        Each underlying mortgage loan is evidenced by one or more mortgage notes and secured by one or more mortgages, deeds of trust or other similar security instruments (each of which we refer to herein as a "mortgage"). Each of the mortgages creates a first lien on the interests of the related borrower in certain "mortgaged real properties" consisting of certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds, as set forth in the following table:

                   Security for the Underlying Mortgage Loans

                                                    % of Initial Mortgage     Number of Mortgaged Real
        Interest of Borrower Encumbered                Pool Balance(1)               Properties
        -------------------------------             ---------------------     ------------------------
Fee(2)........................................              %
Leasehold.....................................              %
TOTAL.........................................              %

---------------
(1) Based on the principal balance of the underlying mortgage loan or, for any multi-property loan, the allocated loan amount with respect to each portion of the related mortgaged property.

(2) For any mortgaged property subject to a ground lease where the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property was categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

        Mortgaged real properties representing more than 10% of the initial mortgage pool balance are located in each of [_____], [_____] and [_____]. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in these states:

                          Number of Mortgaged Real       % of Initial Mortgage
             State               Properties                  Pool Balance
             -----        ------------------------       ---------------------

        The remaining mortgaged real properties with respect to the mortgage pool are located throughout [__] other states[, the District of Columbia and the U.S. Virgin Islands]. No more than 10 % of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties. See "Certain Legal Aspects of Mortgage Loans for Mortgaged Real Properties Located in [LIST STATES]" and "Risk Factors--Risks Relating to the Underlying Mortgage Loans--Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates" in this prospectus supplement.

        The mortgage pool contains the following concentrations of mortgaged real properties--

        o [__] office properties, securing underlying mortgage loans representing [__]% of the initial mortgage pool balance;

        o [__] retail properties, securing underlying mortgage loans representing [__]% of the initial mortgage pool balance;

        o [__] multifamily properties (generally apartment buildings or complexes consisting of five or more rental units), securing underlying mortgage loans representing [__]% of the initial mortgage pool balance;

        o [__] full or limited service or extended stay hotel/motel properties, securing underlying mortgage loans representing [__]% of the initial mortgage pool balance;

        o [__] industrial properties, securing underlying mortgage loans representing [__]% of the initial mortgage pool balance;

        o [__] residential cooperative properties, securing underlying mortgage loans representing [___]% of the initial mortgage pool balance;

        o [__] mixed use properties, securing underlying mortgage loans representing [__]% of the initial mortgage pool balance; or

        o certain other properties, including but not limited to, [__] manufactured housing communities securing underlying mortgage loans representing [__]% of initial mortgage pool balance, [__] assisted living facilities securing underlying mortgage loans representing [__]% of initial mortgage pool balance, and [__] self-storage facilities securing underlying mortgage loans representing [__]% of initial mortgage pool balance. Certain statistical information relating to the various types of mortgaged real properties is set forth in the table under "Description of the Underlying Mortgage Loans--Additional Underlying Mortgage Loan Information--Mortgaged Real Properties by Property Type."

        [__] mortgage loans, representing approximately [__]% of the initial mortgage pool balance, are evidenced by two or more mortgage notes that are secured and cross-collateralized by two or more mortgaged properties.

        [__] mortgage loans, representing approximately [__]% of the initial mortgage pool balance, are secured by two or more mortgaged real properties, under a single mortgage note by a single borrower.

        [__] mortgage loans, representing approximately [__]% of the initial mortgage pool balance, which are not cross-collateralized, are loans to borrowers which are under common ownership. See "Risk Factors--Risks Related to the Underlying Mortgage Loans-- Underlying Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates" in this prospectus supplement.

        [[__] mortgage loans, representing approximately [__]% of the initial mortgage pool balance, have affiliated lessees at the related mortgaged real properties, which lessees contribute more than 10% of the cash flow to the related mortgaged real property.]

        None of the mortgage loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the depositor, the mortgage loan seller[s], the master servicer[s], the special servicer[s], the primary servicer[s], the sub-servicer[s], the trustee or any of their respective affiliates except that, with respect to certain of the mortgage loans, the issuing entity will have the benefit of environmental insurance policies. See "Description of the Underlying Mortgage Loans--Environmental Matters" in this prospectus supplement. Except for the [___________] mortgage loans, which are generally fully recourse to the borrower, the underlying mortgage loans generally are non-recourse except in limited circumstances such as a default resulting from voluntary bankruptcy, fraud or other willful misconduct of the borrower. If a borrower defaults on any underlying mortgage loan, recourse generally may be had only against the specific mortgaged real property or mortgaged real properties securing that underlying mortgage loan and such limited other assets as have been pledged to secure that underlying mortgage loan, and not against the borrower's other assets.

        Credit Suisse First Boston Mortgage Securities Corp. will purchase the underlying mortgage loans to be included in the issuing entity on or before the date on which the certificates are issued from Column and [_______] (the "mortgage loan seller[s]"). The underlying mortgage loans which will be sold to the depositor by the mortgage loan seller[s] were originated or purchased by the [applicable] mortgage loan seller. The mortgage loan seller[s] are selling the underlying mortgage loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the certificates other than pursuant to the limited representations, warranties and covenants made by each mortgage loan seller[s] to the depositor and assigned by the depositor to the trustee for the benefit of the certificateholders. See "Description of the Governing Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying prospectus.

        [__________] will service the mortgage loans pursuant to a pooling and servicing agreement.

Security for the Underlying Mortgage Loans

        Each underlying mortgage loan is secured by (a) one or more mortgages encumbering the related borrower's interest in the [applicable] mortgaged real property or mortgaged real properties and (b) an assignment of the related borrower's interest in the leases, rents, issues and profits from the related mortgaged real properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more escrow accounts for, among other things, replacements of furniture, fixtures and equipment and environmental remediation, real estate taxes, insurance premiums and ground rents, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. The underlying mortgage loans generally provide for the indemnification of the lender by the borrower (or related principals) for the presence of any hazardous substances not identified in the related environmental site assessments affecting the mortgaged real property. In addition, [__] mortgaged real properties, securing underlying mortgage loans that represent [__]% of the initial mortgage pool balance, are covered by insurance policies that insure against certain environmental-related losses. See "Description of the Underlying Mortgage Loans--Environmental Matters."

        Each mortgage constitutes a first lien on a mortgaged real property, subject generally only to--

        o liens for real estate and other taxes and special assessments not yet due and payable;

        o covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the mortgage, as approved by the related mortgage loan seller in connection with the purchase or origination of the related underlying mortgage loan; and

        o such other exceptions and encumbrances on the mortgaged real properties as are reflected in the related title insurance policies.

        See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Escrows."

Mortgage Loan Seller Underwriting Standards

        For a description of the underwriting standards that each mortgage loan seller employs in originating and selecting the underlying mortgage loans for securitization, see "Description of the Sponsor[s][and Originators/Other Mortgage Loan Sellers]--[Column's] Underwriting Standards" in this prospectus supplement.

Significant Underlying Mortgage Loans

        [Insert Significant Underlying Mortgage Loan Description Table]

                                 [NAME OF LOAN]

                Loan Information
                ----------------

Original Principal
Balance:               $[_____]

Cut-off Date
Principal Balance:     $[_____]

First Payment Date:

Mortgage Interest
Rate:                  [___]% per annum

Amortization Term:     [___] months(1)

Hyperamortization:     [N/A] [After [insert date
                       on which hyperam begins], the interest rate increases by [__]% to [__]% and all excess cash flow is used to reduce the principal balance of the [_____] Loan until the principal balance is reduced to zero.]

ARD Date:              [N/A]

Maturity Date:

Maturity/ARD Balance:  $[_____]

Borrower [or Lessee]:

Interest Calculation:  [Actual/360][30/360]

Call Protection:       Lockout/defeasance until
                       the date that is [___]
                       months prior to the
                       [Anticipated Repayment
                       Date][Maturity Date].
Loan per
[Room][Square
Foot/Unit](2):         $[_____]

Up-Front Reserves:     [Engineering] Reserve(3):$[____]

                       [Add any other Reserves
                       and add appropriate
                       footnotes]

Ongoing Reserves:      [Tax and Insurance] Reserve(4):   Yes

                       [Replacement] Reserve(5):         Yes

                       [Add any other Reserves
                       and add appropriate
                       footnotes]

Lockbox:               [Hard][Soft][Modified][Springing][N/A]

Mezzanine:             [None]

Prior/Second Lien:     [None]

              Property Information
              --------------------

Single Asset/Portfolio:   [Single Asset][Portfolio]

Property Type:

Property Sub-Type:

Location:                 [City, State]

Year Built/Renovated:

[Square Feet][Units]:

Occupancy at U/W(6):      [___]%(5)

Ownership Interest:       [Fee][Leasehold]

                         % of Total     Lease
Major Tenant(s)   NRSF      NRSF      Expiration

[List all
tenants that
occupy over 10%
of the subject
property.] (7)

Property Management:

U/W NCF:                  $[_____]

U/W DSCR:                 [_____]x

Appraised Value:          $[_____]

Appraisal Date:

Cut-off Date LTV
Ratio(2):                 [_____]%

Maturity/ARD LTV Ratio:   [_____]%

(1)     [The [___] Loan has an interest-only period of [___] months.]
(2)     Based on the cut-off date principal balance.
(3) The [engineering] reserve was established at closing to fund [immediate repairs].
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $[___] per month into a replacement reserve to fund ongoing repairs and replacements.
(6)     Based on the [___] rent roll.
(7)     See "--Lease Summary" below.

        The Loan. The [____] largest loan was originated on [_________]. The [________] Loan is secured by a first priority mortgage encumbering a [type of property] in [city, state].

        The Borrower. The borrower under the [________] Loan is [_________]. The borrower is a [limited liability company] organized under the laws of the State of [Delaware]. [The borrower is a special purpose entity, whose business is limited to owning and operating the [________] Property.] The sponsor, [________], is a [_______] and owns and manages [___] properties in [__] states throughout the United States.

        [The Lessee. [Describe the lessee (or group of affiliated lessees) if such lessee (or group of affiliated lessees) is deemed a Significant Obligor.]]

        The Property. The [________] Property consists of the [name of property] located in [city, state]. [The [________] Property [consists of approximately [___] square feet][is situated on approximately [___] acres and includes [___] parking spaces]. As of [ _____, 200__], the overall occupancy of the [________] Property was [___]%. See "--Lease Summary" below.

        The [________] Property is primarily used for [multifamily, retail, office, mixed use, self-storage, and/or industrial] purposes. [Describe principal businesses, occupations and professions carried on in, or from, the property.] [Describe features of property. i.e., if the property is retail, discuss anchors; if the property is a hotel, discuss amenities; and if the property is multifamily, discuss property features (pool, garden, fitness room, etc.).]

        [Describe the existence, construction and/or proximity of competing properties in the [applicable] market. i.e., if the property is retail, discuss competing retail properties and competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; if the property is a hotel, discuss the existence and/or construction of competing hotel properties; and if the property is multifamily, discuss the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes.]

        [The borrower [or lessee] contemplates certain renovations, improvements and/or developments relating to the [________] Property. [Describe scope of renovations/improvements/developments.] The costs of these renovations, improvements and/or developments are estimated to be $[_____], which costs will be paid for [with a portion of the proceeds from the [________] Loan or will be financed under [name governing agreement or program]].]

        Lease Summary. The following chart sets forth certain lease information at the [________] Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):

                  Average                      Total Area    Annual Rental
                 Effective       # Leases      Covered by   Represented by      % Gross Annual
                Annual Rent    Scheduled To     Expiring       Expiring       Rental Represented
     Year          per SF         Expire      Leases (SF)       Leases        by Expiring Leases
     ----          ------         ------      -----------       ------        ------------------
[2002]                 $___
[2003]                 $___
[2004]                 $___
[2005]                                ___             ___          $___             ___%
[2006]                                ___             ___          $___             ___%
[2007]                                ___             ___          $___             ___%
[2008]                                ___             ___          $___             ___%
[2009]                                ___             ___          $___             ___%
[2010]                                ___             ___          $___             ___%
[2011]                                ___             ___          $___             ___%
[2012]                                ___             ___          $___             ___%
[2013]                                ___             ___          $___             ___%
[2014]                                ___             ___          $___             ___%

        Historical occupancy at the related mortgaged real property for [2000], [2001], [2002], [2003] and [2004] was __%, __%, __%, __% and __%, respectively.

        [___] tenants occupy 10% or more, but less than 100%, of the total rentable space at the [________] Property. The following chart summarizes significant lease provisions for each of these major tenants:

                      Total        % Total      Principal                   Lease      Renewal
                    Rentable       Rentable     Nature of                 Expiration    Options
     Tenant        Space (SF)       Space       Business    Annual Rent      Date      (if any)
     ------        ----------       -----       --------    -----------      ----      --------
                                               [multifamily,
                                               retail,
                                               office,
                                               mixed use,
                                               self-storage,
                                               and/or
                          ___           ___%   industrial]         $___

        Property Management. The [________] Property is managed by [_________]. The management agreement generally provides for a management fee of [__]% of revenues per annum which is subordinated to the [________] Loan. [The management of the [________] Property will be performed by either [_______], or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the [________] Property, provided that the borrower shall have obtained prior written confirmation from the [applicable] rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.] The lender under the [________] Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the [________] Loan. [________] manages [___] [type of property]. [________] is headquartered in [______].

        Payment Terms; Interest Rate. The [________] Loan is an [Interest-only] Loan. The Interest Rate with respect to the [________] Loan is calculated on a [30/360 Basis] and is equal to [___]%. The Due Date under the [________] Loan is the [___]th day of each month (or, if such day is not a business day, the immediately preceding business day).

        Escrows and Reserves. For reserves established for the [______] Loan, see Exhibit A-1 to this prospectus supplement.

        Cash Management/Lockbox. [The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the [________] Loan will be made. Unless and until an event of default occurs under the [________] Loan, the borrower will have access to the remaining funds after all such required payments are made.] [The borrower under the [_______] Loan must cause the tenants of the [___________] Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the [________] Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.]

        [Other Financing] [/Liens]. [Describe any subordinate financing that is secured by the related mortgaged real property or any applicable mezzanine financing.] [Describe any prior/second liens.]

Environmental Matters

        The information set forth in this prospectus supplement is based on information contained in the environmental assessments described under "Description of the Underlying Mortgage Loans--Mortgage Loan Seller Underwriting Standards."

Certain Terms and Conditions of the Underlying Mortgage Loans

        General. For a detailed presentation of the characteristics of the underlying mortgage loans on a loan-by-loan basis, see Exhibit A-1 hereto.

        Loan Purpose. [__] of the mortgage loans that we intend to include in the trust, representing [__]% of the initial mortgage pool balance, were originated in connection with the borrower's acquisition of the mortgaged real property that secures such underlying mortgage loan, [__] of the mortgage loans that we intend to include in the trust, representing [__]% of the initial mortgage pool balance, were originated in connection with the borrower's refinancing of a previous mortgage loan and [__] of the mortgage loans that we intend to include in the trust, representing [__]% of the initial mortgage pool balance, were originated in connection with the borrower's renovation of the related mortgaged real property.

        Due Dates. With respect to [__] underlying mortgage loans (representing approximately [__]% of the initial mortgage pool balance), the due date is the [__]th day of each month; with respect to [__] underlying mortgage loans (representing approximately [__]% of the initial mortgage pool balance), the due date is the [__]th day of each month; and with respect to [__] underlying mortgage loans (representing [__]% of the initial mortgage pool balance), the due date is the [__]th day of each month. No underlying mortgage loan has a grace period for payment defaults that extends beyond the related determination date.

        Mortgage Rates; Calculations of Interest. [__] underlying mortgage loans, representing [__]% of the initial mortgage pool balance, accrue interest on a 30/360 Basis. The balance of the underlying mortgage loans accrue interest on an Actual/360 Basis. Each of the underlying mortgage loans accrues interest at a mortgage rate that is fixed for the entire remaining term to maturity (or, in the case of certain underlying mortgage loans, which are referred to herein as ARD Loans, the remaining term to a specified anticipated repayment date) of that underlying mortgage loan. Except as described below under "--Excess Interest," most of the underlying mortgage loans accrue interest at a higher rate after their respective anticipated repayment dates. Each underlying mortgage loan generally requires the related borrower to make a constant monthly payment that is calculated based on the related mortgage rate, the amortization schedule for and the initial principal balance of that underlying mortgage loan and assumes that that underlying mortgage loan accrues interest on a 30/360 Basis. [If any of the underlying mortgage loans have floating or adjustable mortgage interest rates, discuss calculations of those rates, including indices, gross margins, adjustment dates, floors and caps.]

        [Excess Interest. [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance, are "ARD Loans" that bear interest at their respective Mortgage Rates until a specified anticipated repayment date. Commencing on that anticipated repayment date, these ARD Loans generally will bear interest at a revised fixed rate per annum, which rate will be equal to the mortgage rate plus a specified percentage (generally, no more than [__]%, so long as the ARD Loan is included in the issuing entity). Until the principal balance of each ARD Loan has been reduced to zero, an ARD Loan will only be required to pay interest at its respective Mortgage Rate, and the interest accrued at the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to in this prospectus supplement as "Excess Interest").

        The date on which an ARD Loan begins accruing Excess Interest is referred to in this prospectus supplement as the "Anticipated Repayment Date." Except where limited by applicable law, Excess Interest will not be added to the principal balance of the related ARD Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related mortgaged real property to pay the following amounts in the following order of priority-

        o required payments to the tax and insurance escrow fund and any ground lease escrow fund;

        o payment of monthly debt service (at the initial mortgage loan rate and amortization);

        o       payments to any other required escrow funds;

        o payment of operating expenses pursuant to the terms of an annual budget approved by the master servicer[s];

        o payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund;

        o principal on the underlying mortgage loan until such principal is paid in full; and

        o       Excess Interest, until paid in full.

        For the purposes of this prospectus supplement, "Excess Cash Flow" means the cash flow from the mortgaged real property securing an ARD Loan after payments of the items set forth in the bullet points above. As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the underlying mortgage loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Static Prepayment Premium or Yield Maintenance Charge. Exhibit A-1 hereto lists the Anticipated Repayment Date for each ARD Loan.]

        Capitalization of Interest. Except in the case of underlying mortgage loans with anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest. [Describe any potential negative amortization.]

        Amortization of Principal. Balloon loans provide for monthly payments of principal based on amortization schedules at least [__] months longer than their original terms, thereby resulting in substantial principal amounts due and payable (a "balloon payment") on their respective maturity dates, unless previously prepaid. The remaining underlying mortgage loans are either (a) fully amortizing mortgage loans that fully amortize (or, in the case of any such mortgage loans that accrue interest on an [Actual/360 Basis], substantially fully amortize) over their terms and are not ARD Loans or (b) ARD Loans.

          Amortization Characteristics of the Underlying Mortgage Loans

                      % of Initial Mortgage Pool   Number of Underlying Mortgage
    Type of Loan               Balance                         Loans
    ------------               -------                         -----

        Prepayment Provisions. Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

        o Lockout Periods. Some underlying mortgage loans prohibit any prepayments for a specified period of time after the date of origination of such underlying mortgage loan (a "lockout period");

        o Yield Maintenance Periods. Some underlying mortgage loans require that any voluntary principal prepayment made during a specified period of time after the date of origination of such underlying mortgage loan or, in the case of an underlying mortgage loan also subject to a lockout period, after the date of expiration of such lockout period (a "yield maintenance period") be accompanied by a Yield Maintenance Charge. The Yield Maintenance Charge for any such underlying mortgage loan generally will be equal to [specify calculation of Yield Maintenance Charge]; and/or

        o Prepayment Premium Periods. Some underlying mortgage loans impose fees or premiums generally equal to a percentage of the then outstanding principal balance of such underlying mortgage loan ("prepayment premiums") in connection with full or partial voluntary principal prepayments for a specified period of time after the expiration of the related lockout period and any yield maintenance period (a "prepayment premium period").

        The underlying mortgage loans generally permit prepayments to be made either (a) on a due date or (b) provided that such prepayment is accompanied by interest through the next due date, on any date. All of the underlying mortgage loans specify a period of time (generally [__] to [__] months) prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage notes during which there are no restrictions on voluntary prepayments on any due date.

        For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement-

o the entire principal balance of each additional collateral loan is deemed to be subject to a lockout period for the related remaining lockout period set forth on Exhibit A-1 hereto, notwithstanding the fact that such additional collateral loans may require certain prepayments during such lockout period; and

o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under those ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Static Prepayment Premium.

        See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Certain Loans May Require Principal Paydowns Which May Reduce the Yield on Your Certificates" and "--Risks Related to the Offered
Certificates--Prepayments and Defaults May Reduce the Yield on Your
Certificates."

        Prepayment premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Offered Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

        [Insert Chart for Prepayment Premiums and Yield Maintenance Charges]

        Unless an underlying mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that underlying mortgage loan (i.e., due to an increase in the value of the mortgaged real property or otherwise), the Yield Maintenance Charge or Static Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The Yield Maintenance Charge or Static Prepayment Premium provision of an underlying mortgage loan creates an economic disincentive for the borrower to prepay that underlying mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that underlying mortgage loan.

        However, there can be no assurance that the imposition of a Yield Maintenance Charge or Static Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Static Prepayment Premium, the pooling and servicing agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as Yield Maintenance Charges or Static Prepayment Premiums. See "The Pooling and Servicing Agreement--Accounts."

        The underlying mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Static Prepayment Premium will be due. It is unclear whether provisions providing for payments comparable to these Static Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment are enforceable under the laws of a number of states. No assurance can be given that the obligation to pay a Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law at the time that a Static Prepayment Premium or a Yield Maintenance Charge is required to be made on an underlying mortgage loan in connection with an involuntary prepayment. See "Legal Aspects of the Underlying Mortgage Loans" in the accompanying prospectus.

        None of the depositor or the mortgage loan seller[s] makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Offered Certificates--Prepayments and Defaults May Reduce the Yield on Your Certificates."

        Casualty and Condemnation. In the event of a condemnation or casualty, the underlying mortgage loans generally require the borrower to restore the related mortgaged real property. Moreover, under certain circumstances, the lender may apply the condemnation award or insurance proceeds to the repayment of debt without incurring, in the case of substantially all of the underlying mortgage loans, any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the underlying mortgage loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the underlying mortgage loan or affects less than a specified percentage of the mortgaged real property and, if in the reasonable judgment of the master servicer[s] or special servicer[s], as the case may be--

        o the mortgaged real property can be restored within the time period specified in the related loan documents to a state no less valuable or useful than it was prior to the condemnation or casualty, or would meet a debt service coverage test; and

        o after a restoration the mortgaged real property would adequately secure the outstanding balance of the related mortgage note; then provided that no event of default under the related underlying mortgage loan has occurred or is continuing, [the proceeds or award may be applied by the borrower to the costs of repairing or replacing the mortgaged real property.]

        A [limited] number of underlying mortgage loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the related underlying mortgage loan without incurring any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge. Certain underlying mortgage loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly payment may be reduced based on the remaining amortization period, the related mortgage rate and the outstanding principal loan balance. In such event, no Static Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Defeasance

        Defeasance Loans. [__] of the mortgage loans that we intend to include in the issuing entity, representing [__]% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

        Each of these underlying mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge the requisite amount of direct, non-callable U.S. government securities to the holder of the underlying mortgage loan and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that--

        o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

        o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment scheduled to be due on that date, with any excess to be returned to the related borrower.

        [For purposes of determining the defeasance collateral for an ARD Loan, however, that ARD Loan will be treated as if a balloon payment is due on its anticipated repayment date.]

        If fewer than all of the real properties securing any particular underlying mortgage loans or group of crossed loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

        In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting to the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

        None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

        The depositor and mortgage loan seller[s] make no representation as to the enforceability of the defeasance provisions of any underlying mortgage loan. See "Risk Factors--Risks Related to the Offered Certificates--Prepayments and Defaults May Reduce the Yield on Your Certificates."

        Property Releases. [__] of the multi-property loans, representing approximately [__]% of the initial mortgage pool balance, do not provide for the release of any related mortgaged real property prior to the underlying mortgage loan having been paid in full. [__] of the multi-property loans, representing approximately [__]% of the initial mortgage pool balance and

[__] of the crossed loans, representing [__] % of the initial mortgage pool balance, permit a mortgaged real property to be released from the lien of the related multi-property loan or crossed loan, as applicable, prior to payment in full of the related underlying mortgage loan provided that, generally, [__]% of the [applicable] property release amount or outstanding principal balance, as applicable, be defeased or prepaid and that the DSCR with respect to the remaining mortgaged real properties after defeasance or prepayment, as applicable, be no less than the greater of (i) a specified debt service coverage ratio (generally the debt service coverage ratio at origination) and (ii) the debt service coverage ratio immediately prior to such defeasance or prepayment, as applicable.

        Lockboxes. [__] underlying mortgage loans, representing approximately [__]% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be-

        o paid directly into a lockbox account (or, in the case of multifamily properties, such income will be collected and deposited into an account by the manager and, in the case of hospitality properties, cash paid "over the counter" will be deposited into an account by the manager) controlled by the master servicer[s] or, with respect to the multiple note loans, paid directly into a hard lockbox account controlled by the holder or master servicer of the related other note;

        o paid to the manager of the mortgaged real properties, other than multifamily properties, which will deposit all sums collected into a modified lockbox account on a regular basis; or

        o collected by the borrower until such time (if any) as a triggering event (e.g. the failure to pay the related underlying mortgage loan in full on or before the related anticipated repayment date or a decline, by more than a specified amount, in the underwritten Net Operating Income of the related mortgaged real property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related mortgaged real property generally will be directly deposited into a springing lockbox account, which will generally be administered thereafter on the same terms as a hard lockbox.

        Exhibit A-1 hereto indicates those underlying mortgage loans that provide for "hard," "modified" or "springing" lockboxes. For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary). The underlying mortgage loans providing for the establishment of a lockbox account require that amounts paid to the manager of the related mortgaged real properties or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. Overall, the underlying mortgage loans provide for lockbox accounts as follows:

                           % of Initial Mortgage Pool       Number of Underlying
     Type of Lockbox                 Balance                   Mortgage Loans
     ---------------                 -------                   --------------

        Escrows. [__] underlying mortgage loans, representing approximately [__]% of the initial mortgage pool balance provide for monthly escrows to cover property taxes. [__] underlying mortgage loans, representing approximately [__]% of the initial mortgage pool balance provide for monthly escrows to cover insurance premiums on the mortgaged real properties. The underlying mortgage loans secured by leasehold interests generally also provide for escrows to make ground lease payments. Substantially all of the underlying mortgage loans (excluding [__] underlying mortgage loans), by total principal balance on the cut-off date, require up front and/or monthly funding of escrows for one or more of the following: ongoing repair and maintenance; tenant improvement and leasing commission expenses; replacement of furniture, fixtures and equipment; and/or seasonal fluctuations in occupancy. Such reserves generally are funded by the related borrower from the operating cash flow of the mortgaged real property or otherwise. In addition, the underlying mortgage loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any material deficiencies identified by the engineering report issued in connection with origination or in certain cases, the related borrower was required to repair or remediate the deficiency.

        Engineering Escrows. Exhibit A-1 describes various engineering escrows for the mortgaged real properties. The following paragraphs describe certain of the material escrows.

        Litigation. [Insert description of litigation, if any.]

        "Due-on-Sale" and "Due-on-Encumbrance." The underlying mortgage loans contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the underlying mortgage loan to accelerate the maturity of that mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property other than in accordance with the terms of the related loan documents. Subject to the limitations described in this prospectus supplement, the related special servicer[s] will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the related special servicer[s] may have under any such clause to accelerate payment of the related underlying mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged real property. Certain of the underlying mortgage loans provide that the master servicer[s] may condition an assumption of the loan on the receipt of an assumption fee and an assumption application fee (neither of which will be available for payment of principal or interest on the certificates). Such an assumption fee generally is equal to 1% of the then unpaid principal balance of the [applicable] mortgage note or, in some cases, a smaller fee set forth in the related underlying mortgage loan, in addition to the payment of all costs and expenses incurred in connection with such assumption. [__] of the underlying mortgages provide that such consent may not be unreasonably withheld, provided that-

        o no event of default has occurred under the related underlying mortgage loan;

        o the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the mortgaged real property;

        o the rating agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the certificates;

        o the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the underlying mortgage loan together with legal opinions and title insurance endorsements; and

        o       the assumption fee, if any, has been received.

        See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus and "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some Remedies May Not Be Available Following a Mortgage Loan Default," and "The Pooling and Servicing Agreement--Enforcement of `Due-on-Sale' and `Due-on-Encumbrance' Clauses" in this prospectus supplement.

        The depositor and the mortgage loan seller[s] make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

        Mortgage Provisions Relating to the Special Servicer's Right To Terminate Management Agreements. [__] of the underlying mortgage loans permit the related special servicer[s] to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. [__] of the underlying mortgage loans may provide that if the DSCR for the [applicable] mortgage loan falls below a certain level, the related special servicer[s] will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicer[s]. The underlying mortgage loans [generally] allow the related special servicer[s] to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the related special servicer[s] is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

        Cross-Collateralization and Cross-Default of Certain Underlying Mortgage Loans. [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. [__] of the underlying mortgage loans, representing [__]% of the initial mortgage pool balance, are "crossed loans" that are evidenced by more than one mortgage note and are cross-collateralized with multiple mortgaged real properties. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain crossed loans collateralized by properties in such states may secure an amount less than the total initial principal balance of those crossed loans. For the same reason, the mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralized and Cross-Defaulted Mortgage Loans May Be Challenged" in this prospectus supplement.

        Hazard, Liability and Other Insurance. The underlying mortgage loans generally require that each mortgaged real property be insured by a hazard insurance policy in a minimum amount equal to the greatest of--

        o       the principal balance of the related underlying mortgage loan;

        o 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation; and

        o such amount necessary to avoid the operation of co-insurance provisions that would otherwise reduce the amount that the insurer is required to pay, or in an amount satisfying other similar standards.

        The underlying mortgage loans generally require that each mortgaged real property be insured by a flood insurance policy if any part of the improvements located on the mortgaged real property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the related underlying mortgage loan (or with respect to certain multi-property loans, the full insurable value of the related mortgaged real property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards, including, estimated exposure. If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the [applicable] master servicer will not be required to make servicing advances to effect such restoration unless--

        o the [applicable] special servicer determines that such restoration will increase the proceeds to the series 200__-__ certificateholders (as a collective whole) on liquidation of the mortgage loan after reimbursement of the [applicable] special servicer, the [applicable] master servicer or the trustee, as the case may be, for its expenses; and

        o the [applicable] master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

        [Certain of the mortgaged real properties located in earthquake risk areas and subject to material earthquake risk have been subject to seismic upgrade (or appropriate reserves or a letter of credit established for retrofitting), are subject to a lower loan-to-value limit or are insured by earthquake insurance. However, some of these insured mortgaged real properties may be insured for amounts less than the outstanding principal balance of the related underlying mortgage loans. Certain of the mortgaged real properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of the related underlying mortgage loans. Additional types of insurance may be required. The hazard insurance policy is generally required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard "All Risks" insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.]

        With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

        o       the trustee has an insurable interest,

        o the insurance coverage is available at commercially reasonable rates, and

        o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

        Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with express provisions governing such matters.

        In addition, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 200__-__ Directing Certificateholder, approves such determination. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the Series 200__-__ Directing Certificateholder), in accordance with the Servicing Standard, that either:

        o such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

        o       such insurance is not available at any rate.

        If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

        Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

        The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

        o to restore the related mortgaged real property (with any balance to be paid to the borrower), or

        o       towards payment of the underlying mortgage loan.

        If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 200__-__ Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

        The master servicer[s] and the special servicer[s] each may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

        o       are not paid because of the deductible clause, and

        o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

        There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

        Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. [The underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as _______, which represents __% of the initial mortgage pool balance, does not require the maintenance of terrorism insurance [because that mortgaged real property does not include any improvements.]]

        The underlying mortgage loans also generally require that the related borrower obtain and maintain during the entire term of the underlying mortgage loan--

        o comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related mortgage;

        o rent loss and/or business interruption insurance in an amount generally equal to the greatest of--

                (1) the projected gross revenues from operations of the mortgaged real property,

                (2) the projected operating expense (including debt service) for the maintenance and operation of the mortgaged real property; and

                (3) in an amount satisfying other similar standards, in any such case, for a period of __ months or more or a specified longer period (depending on the related mortgage loan seller);

        o insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels;

        o       worker's compensation insurance; and

        o such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

        Mortgage Loans Which May Require Principal Paydowns. [__] underlying mortgage loans, representing approximately [__]% of the initial mortgage pool balance, are "additional collateral loans" that are additionally secured by cash reserves or irrevocable letters of credit, which additional collateral will be released to the related borrowers upon satisfaction by the [applicable] borrower of certain leasing-related conditions including, in certain cases:

        o       achievement of certain debt service coverage ratios; and/or

        o satisfying leasing conditions within time periods prior to loan maturity.

        Failure to satisfy such conditions within certain specified time periods specified may result in the required prepayment of a related reserve or credit enhancement amount as partial prepayment of the related underlying mortgage loan. With respect to any required prepayment on any of the additional collateral loans, the related borrowers are required to pay the prepayment consideration specified in the table below:

                           Additional Collateral Loans

                                                                                     Borrower
                                                                                   Required to
                                     Type of        Amount of                          Pay
  Mortgage Loan                     Additional      Additional       Release        Prepayment
     Seller        Property Name    Collateral      Collateral      Conditions    Considerations
     ------        -------------    ----------      ----------      ----------    --------------

        The holders of the class [__] certificates and any class of offered certificates then entitled to receive any such prepayment will receive such payments collected from the borrower.

Changes in the Underlying Mortgage Loan Characteristics

        The description of the issuing entity and the mortgaged real properties in this prospectus supplement is based upon the expected composition of the issuing entity as of the close of business on the cut-off date, including any adjustments for the scheduled principal payments due on the underlying mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, an underlying mortgage loan may be removed from the issuing entity if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of related mortgage rates and maturities as well as the other characteristics of the underlying mortgage loans to vary from those described in this prospectus supplement.

        A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the depositor, together with the pooling and servicing agreement with the SEC within fifteen days after the initial issuance of the offered certificates. In the event that any underlying mortgage loans are removed from the issuing entity as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the offered certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

        The certificates will be issued pursuant to the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the issuing entity. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

        o       the underlying mortgage loans;

        o any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in [__________], or, in the case of the underlying mortgage loans originated in [__________], after their related dates of origination, in each former case exclusive of payments of principal, interest and other amounts due on or before that date;

        o       the loan documents for the underlying mortgage loans;

        o       our rights under each of the mortgage loan purchase agreements;

        o any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans; and

        o those funds or assets as from time to time are deposited in the collection account described under "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

        The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 200__-__ will consist of the following classes--

        o the class [A-1], class [A-2] and class [A-1-A] certificates (which we refer to collectively as the "senior offered certificates");

        o the class [B], class [C] and class [D] certificates (which we refer to collectively as the "mezzanine certificates");

        o the class [A-X] and [A-SP] certificates (which we refer to as the "senior private certificates"),

        o the class [E], class [F], class [G], class [H], class [J], class [K], class [L], class [M] and class [N] certificates (which we refer to collectively as the "subordinate private certificates");

        o the class [R] certificates (which, we refer to as the "residual certificates"); and

        o       the class [V] and class [__] certificates.

        The mezzanine certificates together with the subordinate private certificates are referred to in this prospectus supplement as the "subordinate certificates." The mezzanine certificates together with the senior offered certificates are referred to in this prospectus supplement as the "offered certificates." The subordinate private certificates together with the senior private certificates are referred to in this prospectus supplement as the "private certificates." The subordinate private certificates together with the offered certificates are referred to in this prospectus supplement as the "regular certificates."

Certificate Balances

        Upon initial issuance, the class [A-1], [A-2], [A-1-A], [B], [class C] and [class D] certificates will have the following aggregate certificate balances. In each case, the certificate balance on the closing date may vary by up to 5%:

                                  Approximate
                    Initial       Percent of
                   Aggregate        Initial
                  Certificate    Mortgage Pool     Ratings    Approximate Credit
         Class      Balance         Balance      (____/____)       Support
         -----      -------         -------      -----------       -------
[Class A-1]                $              %                              %
[Class A-2]                $              %                              %
[Class A-1-A]              $              %                              %
[Class B]                  $              %                              %
[Class C]                  $              %                              %
[Class D]                  $              %                              %

        The percentages indicated under the columns "Approximate Credit Support" with respect to the class [A-1], [A-2] and [A-1-A] certificates represent the approximate credit support for the class [A-1], [A-2] and [A-1-A] certificates in the aggregate.

        Only the offered certificates are offered in this prospectus supplement. The class [A-X], [A-SP], [E], [F], [G], [H], [J], [K], [L], [M], [N], [R], [LR]
and [V] certificates have not been registered under the Securities Act of 1933, as amended, and are not offered by this prospectus supplement.

        The class [A-1], [A-2], [A-1-A], [B], [C], [D], [E], [F], [G], [H], [J],
[K], [L], [M] and [N] certificates are the series 200__-__ certificates that will have principal balances. The series 200__-__ certificates with principal balances constitute the series 200__-__ principal balance certificates. The class [A-X], [A-SP], [R] and [V] certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class [A-X] and [A-SP] certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class [A-X] and [A-SP] certificates are sometimes referred to in this prospectus supplement as the series 200__-__ interest-only certificates.

        For purposes of calculating the accrual of interest, the class [A-X] certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class [A-1], [A-2], [A-1-A], [B], [C], [D], [E], [F], [G], [H], [J], [K], [L], [M] and [N]
certificates.

        For purposes of calculating the accrual of interest, the class [A-SP] certificates will have a total notional amount that is--

        1. during the period from the date of initial issuance of the series 200__-__ certificates through and including the distribution date in [_____], the sum of (a) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (b) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, and (c) the total principal balance of the class [__], [__],[__],[__], and [__] certificates outstanding from time to time;

        2. during the period following the distribution date in [_____] through and including the distribution date in [_____], the sum of (a) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (b) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, and (c) the total principal balance of the class [__], [__],[__],[__], and [__] certificates outstanding from time to time;

        3. during the period following the distribution date in [_____] through and including the distribution date in [_____], the sum of (a) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (b) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, and (c) the total principal balance of the class [__], [__],[__],[__], and [__] certificates outstanding from time to time;

        4. during the period following the distribution date in [_____] through and including the distribution date in [_____], the sum of (a) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (b) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (c) the total principal balance of the class [__], [__] and [__] certificates outstanding from time to time, and (d) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time;

        5. during the period following the distribution date in [_____] through and including the distribution date in [_____], the sum of (a) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (b) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (c) the total principal balance of the class [__] and [__] certificates outstanding from time to time, and (d) the lesser of $ [_____] and the total principal balance of the class [__] certificates outstanding from time to time;

        6. during the period following the distribution date in [_____] through and including the distribution date in [_____], the sum of (a) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (b) the lesser of $[_____] and the total principal balance of the class [__] certificates outstanding from time to time, (c) the total principal balance of the class [__] certificates outstanding from time to time, and (d) the lesser of $ [_____] and the total principal balance of the class [__] certificates outstanding from time to time;

        7.      following the distribution date in [_____], $0.

        In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

        The principal balance of any of the principal balance certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the certificate balance of each class of certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such class of certificates on such distribution date and, except for the purposes of determining voting rights and the identity of the Series 200__-__ Controlling Class, will be increased by the amount of any deferred interest allocated to such class of certificates on such distribution date. The initial certificate balance of each class of offered certificates is expected to be the balance set forth on the cover of this prospectus supplement, subject to a permitted variance of plus or minus [__]%, depending on the total principal balance of the underlying mortgage loans that are actually transferred to the issuing entity.

        The offered certificates will be maintained and transferred on the book-entry records of DTC and its participants and issued in denominations of $[_____] initial certificate balance and integral multiples of $[_____] in excess thereof. The "percentage interest" evidenced by any regular certificate is equal to the initial denomination of that certificate as of the closing date, divided by the initial certificate balance or notional balance of the class to which it belongs.

        The offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in such class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from certificate owners through its participants, and all references to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to certificate owners through its participants in accordance with DTC procedures.

        Until definitive certificates are issued, interests in any class of offered certificates will be transferred only on the book-entry records of DTC and its participants.

Book-Entry Registration and Definitive Certificates

        General. Holders of offered certificates may hold their certificates through the book-entry facilities of the Depository Trust Company ("DTC") and the record holder of such certificates will be DTC's nominee. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" are those organizations that maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. "Indirect participants" are those organizations that gain access to the DTC system by directly or indirectly clearing through or maintaining a custodial relationship with a direct participant.

        DTC is owned by a number of its direct participants, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the SEC. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately to provide timely payment of distributions, including principal and income payments, to security-holders, book-entry deliveries and settlement of trades within DTC.

        Under the DTC system, purchases of certificates which are book-entry certificates must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

        DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Distributions on the book-entry certificates will be made to DTC. The [applicable] rules require DTC to make book-entry transfers of the offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Direct participants and indirect participants with which certificate owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or any servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date. Accordingly, although certificate owners will not possess physical certificates evidencing their interests in the offered certificates, the [applicable] rules provide a mechanism by which certificate owners, through their direct and indirect participants, will receive distributions and will be able to transfer their interests in the offered certificates.

        Unless and until definitive certificates are issued, it is anticipated that the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" below, certificate owners will not be recognized by the certificate registrar, the trustee, the special servicer[s], the master servicer[s], the primary servicer[s] or the sub-servicer[s] as

Certificateholders; rather, the certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its participants, which in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

        Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

        Certificate owners that are not direct participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct participants and indirect participants. In addition, such certificate owners will receive all distributions of principal and of interest on the offered certificates from the trustee through DTC and its direct participants and indirect participants. Accordingly, such certificate owners may experience delays in their receipt of payments.

        None of the depositor, the certificate registrar, the underwriter[s], the master servicer[s], the primary servicer[s], the sub-servicer[s], the special servicer[s] or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to certificate owners or their nominees ("definitive certificates"), rather than to DTC or its nominee, only if--

        o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor;

        o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates; or

        o the trustee determines that definitive certificates are required because the trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the certificateholders under the certificates, and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of all or any portion of those certificates evidenced in book-entry form.

        Upon the occurrence of any of the events described in the preceding sentence, the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the certificate registrar and the authenticating agent will reissue the offered certificates as definitive certificates issued in the respective certificate balances owned by individual certificate owners, and thereafter the certificate registrar, the trustee, the special servicer[s], the master servicer[s], the primary servicer[s] and the sub-servicer[s] will recognize the holders of such definitive certificates as certificateholders under the pooling and servicing agreement.

Collections

        Generally, the master servicer[s] are required to deposit payments received in respect of the underlying mortgage loans into the [related] collection account within one business day of receipt. Funds will be held in the collection account until required to be transferred to the trustee on the business day immediately preceding the Distribution Date, which is typically, [__] days after the master servicer[s] receive such payments in respect of the underlying mortgage loans. Funds held in the master servicer'[s] collection account may be held in cash or invested in Permitted Investments. See "--Collection Account" below.

Distribution Account

        General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 200__-__ certificates and from which it will make those distributions. In general, the trustee receives such funds one business day before it is required to distribute such funds to the certificateholders. The distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

        The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

        Deposits. On the business day prior to each distribution date, the master servicer[s] will be required to remit to the trustee for deposit in the distribution account the following funds:

        (1) All payments and other collections on the underlying mortgage loans and any REO Properties in the issuing entity on deposit in the collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

                (i) monthly debt service payments due on a due date subsequent to the end of the related collection period;

                (ii) payments and other collections received after the end of the related collection period;

                (iii) amounts that are payable or reimbursable from the collection account to any person other than the series 200__-__ certificateholders, including--

                        (a) amounts payable to the master servicer[s] or the special servicer[s] as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other additional issuing entity expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                        (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                        (c) amounts payable with respect to other issuing entity expenses;

        (2)     net investment income on the funds in the collection account;
                and

        (3)     amounts deposited in the collection account in error.

        o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

        o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

        See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

        With respect to each distribution date that occurs during March, commencing in March 200__, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

        Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

        o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

        o to reimburse itself or the [relevant] master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or the [applicable] master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

        o to reimburse itself or the [relevant] master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of--but solely out of--payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

        o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

        o to pay for the cost of recording the pooling and servicing agreement;

        o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

        o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

        o to pay itself interest and other investment income earned on funds held in the distribution account;

        o to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

        o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

        On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 200__-__ certificates.

        For any distribution date, the Total Available Funds will consist of three separate components:

        o the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class [__], [__] and/or [__] certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

        o the portion of those funds that represent Excess Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class [V] certificates as described under "--Distributions--Distributions of Excess Interest" below; and

        o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 200__-__ certificates, other than the class certificates, as described under "--Distributions--Priority of Distributions" below.

Interest Reserve Account

        The trustee must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

        During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those underlying mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Excess Interest.

        During March of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

        The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

        The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

Distributions

        General. For purposes of allocating payments on the respective classes of the series 200__-__ certificates, the mortgage loans will be divided into the following two loan groups:

        o Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by [describe property type]. Loan group no. 1 will consist of [__] underlying mortgage loans, with an initial loan group no. 1 balance of $[_____], representing approximately [__]% of the initial mortgage pool balance.

        o Loan group no. 2, which will consist of all of the underlying mortgage loans that are secured in whole or in part by [describe property type]. Loan group no. 1 will consist of [__] underlying mortgage loans, with an initial loan group no. 1 balance of $[_____], representing approximately [__]% of the initial mortgage pool balance.

        Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

        On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 200__-__ certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

        In order for a series 200__-__ certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

        Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

        Distributions made to a class of series 200__-__ certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

        Interest Distributions. All of the classes of the series 200__-__ certificates will bear interest, except for the [R] and [V] classes.

        With respect to each interest-bearing class of the series 200__-__ certificates, that interest will accrue during each interest accrual period based upon:

        o the pass-through rate with respect to that class for that interest accrual period;

        o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

        o       the assumption that each year consists of twelve 30-day months.

        However, no interest will accrue with respect to the class [A-SP] certificates following the [_____] interest accrual period.

        On each, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 200__-__ certificates will be entitled to receive--

        o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

        o the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 200__-__ certificates.

        If the holders of any interest-bearing class of the series 200__-__ certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

        The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 200__-__ certificates will equal the product of:

        o the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

        o a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 200__-__ certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 200__-__ certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

        Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 200__-__ certificates for the initial interest accrual period is shown in the table on page S-__. However, the initial pass-through rates shown in the table on page S-__ with respect to the class [__], [__] and [__] certificates are each approximate.

        The pass-through rates applicable to the class [__], [__] and [__] certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-__.

        The pass-through rate applicable to the class [__] certificates for each interest accrual period will equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

        The pass-through rates applicable to the class [__], [__],[__], [__],[__], [__] and [__] certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

        o the pass-through rate applicable to the particular class of series 200__-__ certificates for the initial interest accrual period shown on page S-__, and

        o the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

        The pass-through rate for the class [A-SP] certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class [A-SP] strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class [A-SP] certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 200__-__ principal balance certificates. If the entire total principal balance of any class of series 200__-__ principal balance certificates is identified under "--General" above as being part of the total notional amount of the class [A-SP] certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class [A-SP] certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 200__-__ principal balance certificates is identified as being part of the total notional balance of the class [A-SP] certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 200__-__ principal balance certificates will represent a separate component of the total notional amount of the class [A-SP] certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [_____] interest accrual period, on any particular component of the total notional amount of the class [A-SP] certificates immediately prior to the related distribution date, the [applicable] class [A-SP] strip rate will equal the excess, if any, of:

        o the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

        o the pass-through rate in effect during the subject interest accrual period for the class of series 200__-__ principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

        Following the [_____] interest accrual period, the class [A-SP] certificates will cease to accrue interest. In connection therewith, the class [A-SP] certificates will have a 0% pass-through rate for the [_____] interest accrual period and for each interest accrual period thereafter.

        The pass-through rate for the class [A-X] certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class [A-X] strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class [A-X] certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 200__-__ principal balance certificates. In general, the total principal balance of each class of series 200__-__ principal balance certificates will constitute a separate component of the total notional amount of the class [A-X] certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 200__-__ principal balance certificates is identified under "--General" above as being part of the total notional amount of the class [A-SP] certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class [A-X] certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class [A-X] certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [__________] interest accrual period, on any particular component of the total notional amount of class [A-X] certificates immediately prior to the related distribution date, the [applicable] class [A-X] strip rate will be calculated as follows:

        o if such particular component consists of the entire total principal balance of any class of series 200__-__ principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class [A-SP] certificates immediately prior to the related distribution date, then the [applicable] class [A-X] strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

        o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 200__-__ principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class [A-SP] certificates immediately prior to the related distribution date, then the [applicable] class [A-X] strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

        o if such particular component consists of the entire total principal balance of any class of series 200__-__ principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class [A-SP] certificates immediately prior to the related distribution date, then the [applicable] class [A-X] strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 200__-__ principal balance certificates; and

        o if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 200__-__ principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class [A-SP] certificates immediately prior to the related distribution date, then the [applicable] class [A-X] strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 200__-__ principal balance certificates.

        Notwithstanding the foregoing, for purposes of accruing interest on the class [A-X] certificates during each interest accrual period subsequent to the [_____] interest accrual period, the total principal balance of each class of series 200__-__ principal balance certificates will constitute a single separate component of the total notional amount of the class [A-X] certificates, and the [applicable] class [A-X] strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 200__-__ principal balance certificates whose principal balance makes up such component.

        The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

        The class [R] and [V] certificates will not be interest-bearing and, therefore, will not have pass-through rates.

        Principal Distributions. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 200__-__ principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that distribution date.

        In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class [A-1, A-2 and A-1-A] certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

        o in the case of the class [A-1-A] certificates, an amount (not to exceed the total principal balance of the class [A-1-A] certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

        o in the case of the class [A-1] certificates, an amount (not to exceed the total principal balance of the class [A-1] certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class [A-1-A] certificates are entitled on the subject distribution date as described in the immediately preceding bullet); and

        o in the case of the class [A-2] certificates, an amount (not to exceed the total principal balance of the class [A-2] certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class [A-1-A and/or A-1] certificates are entitled on the subject distribution date as described in the immediately preceding two bullets).

        In addition, if the total principal balance of the class [A-1] and [A-2] certificates is reduced to zero before the total principal balance of the class [A-1-A] certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class [A-1-A] certificates, to the extent necessary to reduce the total principal balance of the class [A-1-A] certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class [A-1] and [A-2] certificates to zero).

        Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the [A-1, A-2 and A-1-A] classes are outstanding at that time, distributions of principal on the [A-1, A-2 and/or A-1-A] classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

        While the class [A-1, A-2 and A-1-A] certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 200__-__ principal balance certificates.

        Following the retirement of the class [A-1, A-2 and A-1-A] certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 200__-__ principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

        o the portion of that Total Principal Distribution Amount that remains unallocated, and

        o the total principal balance of the subject class immediately prior to that distribution date.

                 Order of Allocation     Class
                 -------------------     -----
                1st                          [B]
                2nd                          [C]
                3rd                          [D]
                4th                          [E]
                5th                          [F]
                6th                          [G]
                7th                          [H]
                8th                          [J]
                9th                          [K]
                10th                         [L]
                11th                         [M]
                12th                         [N]

        In no event will the holders of any class of series 200__-__ principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 200__-__ principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

        If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 200__-__ certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 200__-__ certificates.

        Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 200__-__ certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

        In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective underlying mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

        Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 200__-__ principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 200__-__ principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 200__-__ principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

        Priority of Distributions. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

    Order of         Recipient Class
  Distribution         or Classes                              Type and Amount of Distribution
----------------- ---------------------- ----------------------------------------------------------------------------
      1st            [A-1 and A-2]*      From the portion of the Available P&I Funds  attributable to the underlying mortgage  loans in loan  group no.  1,  interest  up to the total  interest distributable on those classes,  pro rata based on the respective  interest entitlements of those classes

                        [A-1-A*]         From the portion of the Available P&I Funds  attributable to the underlying mortgage  loans in loan  group no.  2,  interest  up to the total  interest distributable on that class

                    [A-X] and [A-SP]*    From the entire  Available  P&I Funds,  interest  up to the total  interest

    Order of         Recipient Class
  Distribution         or Classes                              Type and Amount of Distribution
----------------- ---------------------- ----------------------------------------------------------------------------
                                         distributable on those classes,  pro rata based on the respective  interest entitlements of those classes, without regard to loan groups

      2nd            [A-1 and A-2]**     Principal  up to the  portion of the Total  Principal  Distribution  Amount that is  attributable  to loan  group  no.  1 (and,  if the  class  [A-1-A]
                                         certificates are retired,  any portion of the Total Principal  Distribution
                                         Amount that is  attributable  to loan group no. 2), to class [A-1 and A-2], in that  order,  in each case  until the total  principal  balance  of that class has been reduced to zero

                        [A-1-A]**        Principal  up to the  portion of the Total  Principal  Distribution  Amount that  is  attributable  to  loan  group  no.  2 (and,  if the  class  [A-2]
                                         certificates are retired,  any portion of the Total Principal  Distribution
                                         Amount  that  is  attributable  to loan  group  no.  1),  until  the  total principal balance of that class has been reduced to zero

      3rd         [A-1, A-2 and A-1-A]   Reimbursement up to the loss reimbursement  amounts for those classes,  pro rata based on the respective loss reimbursement amounts for those classes
----------------- ---------------------- ----------------------------------------------------------------------------

      4th                  [B]           Interest up to the total principal distributable on that class

      5th                  [B]           Principal up to the total principal distributable on that class

      6th                  [B]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      7th                  [C]           Interest up to the total interest distributable on that class

      8th                  [C]           Principal up to the total principal distributable on that class

      9th                  [C]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      10th                 [D]           Interest up to the total interest distributable on that class

      11th                 [D]           Principal up to the total principal distributable on that class

      12th                 [D]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      13th                 [E]           Interest up to the total interest distributable on that class

      14th                 [E]           Principal up to the total principal distributable on that class

      15th                 [E]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      16th                 [F]           Interest up to the total interest distributable on that class

      17th                 [F]           Principal up to the total principal distributable on that class

      18th                 [F]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      19th                 [G]           Interest up to the total interest distributable on that class

      20th                 [G]           Principal up to the total principal distributable on that class

      21st                 [G]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      22nd                 [H]           Interest up to the total interest distributable on that class

      23rd                 [H]           Principal up to the total principal distributable on that class

    Order of         Recipient Class
  Distribution         or Classes                              Type and Amount of Distribution
----------------- ---------------------- ----------------------------------------------------------------------------

      24th                 [H]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      25th                 [J]           Interest up to the total interest distributable on that class

      26th                 [J]           Principal up to the total principal distributable on that class

      27th                 [J]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      28th                 [K]           Interest up to the total interest distributable on that class

      29th                 [K]           Principal up to the total principal distributable on that class

      30th                 [K]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      31st                 [L]           Interest up to the total interest distributable on that class

      32nd                 [L]           Principal up to the total principal distributable on that class

      33rd                 [L]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      34th                 [M]           Interest up to the total interest distributable on that class

      35th                 [M]           Principal up to the total principal distributable on that class

      36th                 [M]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      37th                 [N]           Interest up to the total interest distributable on that class

      38th                 [N]           Principal up to the total principal distributable on that class

      39th                 [N]           Reimbursement up to the loss reimbursement amount for that class
----------------- ---------------------- ----------------------------------------------------------------------------

      40th                 [R]           Any remaining portion of the Available P&I Funds

------------------------------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the [A-1, A-2, A-1-A], [A-X] and [A-SP] classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

** Priority of principal distributions among the class [A-1, A-2 and A-1-A] certificates are described above under "--Distributions--Principal Distributions."

        Subordination.

        As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

        Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class [N] Certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional trust fund expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses". No other form of credit support will be available for the benefit of the holders of the certificates.

        Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the trust evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

        Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

        Distributions of Static Prepayment Premiums and Yield Maintenance Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

        (1)     the holders of any class [A-1], [A-2], [A-1-A], [B], [C], [D],
                [__], [__] and [__] certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

                (i) the amount of the subject Yield Maintenance Charge, multiplied by

                (ii) a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 200__-__ principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

                (iii) a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 200__-__ principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

        (2) any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows

                (i) for each of the first [__] distribution dates, if the class [A-SP] certificates are then outstanding, [__]% of such amount to the holders of the class [A-SP] certificates and [__]% of such amount to the holders of the class [A-X] certificates; and

                (ii) otherwise, entirely to the holders of the class [A-X] certificates.

        For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

        If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

        o the holders of any class [A-1], [A-2], [A-1-A], [B], [C], [D], [__], [__] and [__] certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

                (i) the amount of the subject Static Prepayment Premium, multiplied by

                (ii) a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 200__-__ principal balance certificates for the related interest accrual period, over the relevant discount rate (assumed to be converted to a monthly equivalent rate), and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

                (iii) a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 200__-__ principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

        o any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class [A-X] certificates.

        After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 200__-__ certificates.

        As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 200__-__ certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

        Neither we nor any of the underwriters makes any representation as to--

        o the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

        o       the collectability of that prepayment consideration.

        See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

        In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

        Distributions of Excess Interest. The holders of the class [V] certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity that are applied as Excess Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Excess Interest).

Treatment of REO Properties

        Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

        o       distributions on the series 200__-__ certificates,

        o allocations of Realized Losses and additional trust fund expenses to the series 200__-__ certificates, and

        o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

        In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

        Operating revenues and other proceeds from an REO Property will be applied--

        o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

        o thereafter, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

        To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

        As a result of Realized Losses and additional trust fund expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 200__-__ principal balance certificates. If this occurs following the distributions made to the 200__-__ certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 200__-__ certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 200__-__ certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances", other than any such amounts previously used to reimburse advances with respect to underlying mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                   Order of Allocation             Class
                   -------------------             -----
                1st                                [N]
                2nd                                [M]
                3rd                                [L]
                4th                                [K]
                5th                                [J]
                6th                                [H]
                7th                                [G]
                8th                                [F]
                9th                                [E]
                10th                               [D]
                11th                               [C]
                12th                               [B]
                13th                             [A-1, A-2 and A-1-A]*

---------------
* Pro rata based on the respective total principal balances of the subject classes.

        The above-described reductions in the total principal balances of the respective classes of the series 200__-__ certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or additional trust fund expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 200__-__ certificates.

        The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

o the outstanding principal balance of the underlying mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the underlying mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Excess Interest, over

o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Excess Interest, if applicable) on and principal of the underlying mortgage loan.

        If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the [applicable] master servicer or the [applicable] special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Excess Interest, also will be treated as a Realized Loss.

        The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of additional trust fund expenses:

        (1) any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

        (2) any interest paid to the [applicable] master servicer, the [applicable] special servicer and/or the trustee with respect to advances;

        (3) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

        (4) any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

                (i) any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

                (ii) any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

                (iii) any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
                        Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and

        (5) rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller.

        Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that underlying mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any additional trust fund expenses previously incurred by the trust with respect to that underlying mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred additional trust fund

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expenses will be paid to the [applicable] master servicer and/or the
[applicable] special servicer as additional servicing compensation.

Advances of Delinquent Monthly Debt Service Payments

        The master servicer[s] will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Excess Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, applicable primary servicing fees (if any) and work-out fees, that--

        o were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans, and

        o were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

        Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the [applicable] master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that underlying mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

        (1) the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

        (2)     a fraction--

                (i) the numerator of which is equal to the Stated Principal Balance of the underlying mortgage loan, net of the Appraisal Reduction Amount, and

                (ii) the denominator of which is equal to the Stated Principal Balance of the underlying mortgage loan.

        With respect to any distribution date, the [applicable] master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the series 200__-__ certificates on the related distribution date.

        If the [applicable] master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

        [Each] [the] master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. [None of] the master servicer[s] nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If [a] master servicer or the trustee makes a Nonrecoverable P&I Advance, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the sixth succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Offered Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. In making any recoverability determination, the [relevant] master servicer, the [relevant] special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related underlying mortgage loan as it may have been modified, to consider (among other things) the related mortgaged real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's determination that an advance is non-recoverable) at any time and may obtain from the [applicable] special servicer any reasonably required analysis, appraisals or market value estimates or other information in the special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicer[s], the special servicer[s] and the trustee. The trustee may conclusively rely on the determination of the master servicer[s] and special servicer[s] regarding the recoverability of any monthly debt service advance, and the master servicer[s] may conclusively rely on the determination of the special servicer[s] regarding the recoverability of any monthly debt service advance.

        Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described above will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 200__-__ certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

        Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the [relevant] master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the [relevant] master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 200__-__ certificateholders to the detriment of other classes of 200__-__ certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 200__-__ certificateholders.

        In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the [relevant] master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of
- but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 200__-__ certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective underlying mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

        Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the [applicable] master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable P&I Advance at any time as described in those paragraphs and the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the [applicable] master servicer must provide not less than 15 days' prior notice of the reimbursement to [Moody's], [S&P], [Fitch], and/or [Dominion] (except in certain circumstances set forth in the pooling and servicing agreement).

        The [applicable] master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the [applicable] grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

        A monthly debt service payment will be assumed to be due with respect to:

        o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

        o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

        The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the underlying mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the underlying mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the underlying mortgage loan at the related mortgage interest rate (but not including Excess Interest).

Reports to Certificateholders; Available Information

        Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the [applicable] master servicer and the [applicable] special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 200__-__ certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 200__-__ certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties.

        (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

                (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

                (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Static Prepayment Premiums or Yield Maintenance Charges;

                (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

                (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                        (A)     delinquent [30 to 59] days,

                        (B)     delinquent [60 to 89] days,

                        (C)     delinquent [90 days or more],

                        (D) as to which foreclosure proceedings have been commenced, or

                        (E) as to which bankruptcy proceedings have been commenced;

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

                (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

                (vi)    as of the related determination date:

                        (A) as to any REO Property sold during the related collection period, the date of the related determination by the [applicable] special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                        (B) the aggregate amount of other revenues collected by the special servicer[s] with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

                (vii) the aggregate certificate balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

                (viii) the aggregate amount of principal prepayments made during the related collection period;

                (ix) the pass-through rate applicable to each class of certificates for such distribution date;

                (x) the aggregate amount of servicing fees paid to the master servicer[s], the primary servicer[s] and the special servicer[s] [and the holders of the rights to excess servicing fees];

                (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

                (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer, the trustee and the fiscal agent and the aggregate amount of advances made by the applicable master servicer in respect of the non-specially serviced mortgage loans;

                (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

                (xiv) the amount on deposit in each account established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

                (xv)    the record date for such distribution date;

                (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

                (xvii) material breaches of mortgage loan representations and warranties of which the trustee, master servicer or the special servicer has received written notice;

                (xviii) material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice; and

                (xix) such other information and in such form as will be specified in the pooling and servicing agreement.

        (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

        The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

        [In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.]

        The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in [_______] 200__.

        Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer[s], the special servicer[s], the trustee and the certificate registrar are required to recognize as series 200__-__ certificateholders only those persons in whose names the series 200__-__ certificates are registered on the books and records of the certificate registrar.

        Information Available Electronically. The trustee will make the trustee's reports [as well as any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system] available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.________.com." For assistance with the trustee's internet website certificateholders may call
___________.

        The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

        The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

        Other Information. The pooling and servicing agreement will obligate the trustee (or, with respect to the items described in the fifth, sixth and seventh bullets below, the [applicable] master servicer or the [applicable] special servicer) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

        o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

        o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 200__-__ certificateholders since the date of initial issuance of the offered certificates;

        o all officer's certificates delivered to the trustee by the master servicer[s] and/or the special servicer[s] since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

        o all accountant's reports delivered to the trustee with respect to the master servicer[s] and/or the special servicer[s] since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

        o the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the [applicable] master servicer or the [applicable] special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

        o the most recent appraisal, if any, with respect to each mortgaged real property securing an underlying mortgage loan obtained by the [applicable] master servicer or the [applicable] special servicer and delivered to the trustee;

        o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the [applicable] master servicer or the [applicable] special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

        o the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

        Copies of any and all of the foregoing items will be available from the trustee (or, for any of the foregoing items that are not kept by the trustee, from the [applicable] master servicer or the [applicable] special servicer, as the case may be) upon request. However, the trustee (or the master servicer or special servicer, as the case may be) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

        In connection with providing access to or copies of the items described above, the trustee (or the master servicer or special servicer) may require:

        o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

        o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

        The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach.

Voting Rights

        The voting rights for the series 200__-__ certificates will be allocated as follows:

        o [__]% of the voting rights will be allocated to the class [__],[__],[__],[__],[__] and [__] certificates in proportion to the respective total principal balances of those classes;

        o [__]% of the voting rights will be allocated to the class [A-X] and [A-SP] certificates, in proportion to the respective notional amounts of those classes; and

        o 0% of the voting rights will be allocated to the holders of the class [R] and [V] certificates.

        Voting rights allocated to a class of series 200__-__ certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

        General. The yield on any offered certificate will depend on--

        o the price at which the certificate is purchased by an investor, and

        o       the rate, timing and amount of distributions on the certificate.

        The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

        o       the pass-through rate for the certificate,

        o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

        o the rate, timing and severity of Realized Losses and additional trust fund expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

        o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

        Pass-Through Rates. The pass-through rates on the class [__], [__], [__], [__] and [__] certificates will be variable and will be based upon, equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

        Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the issuing entity.

        As described in this prospectus supplement, the principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class [A-1-A] certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class [A-1] and [A-2] certificates in that order, in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class [A-2] certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class [A-1-A] certificates. Following retirement of the class [A-1], [A-2] and [A-1-A] certificates, the Net Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, sequentially in alphabetical order of class designation, in each such case until the related certificate balance is reduced to zero.

        Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the underlying mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

        The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

        Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

        Delinquencies and Defaults on the Underlying Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

        o       the amount of distributions on your offered certificates,

        o       the yield to maturity of your offered certificates,

        o the rate of principal distributions on your offered certificates, and

        o       the weighted average life of your offered certificates.

        Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

        If--

        o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

        o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

        The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

        Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

        In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the certificates.

        In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the principal balance certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the [relevant] master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        [The Effect of Loan Groups. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the principal balance certificates, the holders of the class [A-1 and A-2] certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the underlying mortgage loans in loan group no. 2. Similarly, the holders of the class [A-1-A] certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the underlying mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the underlying mortgage loans in loan group no.
1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.]

        Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

        (1)     prevailing interest rates;

        (2)     the terms of those underlying mortgage loans, including--

                (i) provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

                (ii)    amortization terms that require balloon payments;

        (3) the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

        (4) the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

        (5)     the quality of management of the mortgaged real properties;

        (6)     the servicing of those mortgage loans;

        (7)     possible changes in tax laws; and

        (8)     other opportunities for investment.

        See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

        The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the Revised Rate at which an ARD Loan accrues interest following its Anticipated Repayment Date, the primary incentive for the related borrower to prepay the underlying mortgage loan on or before its Anticipated Repayment Date is to give the borrower access to Excess Cash Flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the underlying mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

        Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

        A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

        We make no representation or warranty regarding:

        o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

        o       the relative importance of those factors;

        o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

        o the overall rate of prepayment or default on the underlying mortgage loans.

        Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Weighted Average Lives of the Offered Certificates

        For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of [__________] 200[__] until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

        o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

        o       summing the results; and

        o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

        As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class [A-1, A-2 and/or A-1-A] certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class [A-1, A-2 and A-1-A] certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of Excess Interest principal balance certificates.

        The tables set forth in Exhibit C show with respect to each class of offered certificates--

        o       the weighted average life of that class, and

        o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the modeling assumptions used in this prospectus supplement regarding the series 200__-__ certificates and the underlying mortgage loans.

        The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

        We make no representation that--

        o the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

        o all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

        o underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge or a Static Prepayment Premium will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

Administration Fees

        As described under the definition of "Available P&I Funds" included in the "Glossary of Terms" in this prospectus supplement, funds collected on the underlying mortgage loans that are available for distribution to certificateholders will be net of the master servicing fee, primary servicing fee, special servicing fee and trustee fee payable on each underlying mortgage loan. On each distribution date, the master servicer[s], the primary servicer[s], the special servicer[s] and the trustee will be entitled to their fee prior to the certificateholders receiving any distributions. The master servicing fee, primary servicing fee, special servicing fee and trustee fee for any distribution date for any underlying mortgage loan will be an amount equal to one-twelfth of the master servicing fee rate, the primary servicing fee rate, the special servicing fee rate or trustee fee rate, as applicable, on the scheduled principal balance of such underlying mortgage loan. The primary servicing fee ranges from __% to __% as more particularly described on Exhibit A-1 to this prospectus supplement. The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee and the trustee fee.

           Fee                         Purpose            Per Annum Fee Rate
           ---                         -------            ------------------
Master Servicing Fee             [__]%                   [__]%
Special Servicing Fee            [__]%                   [__]%
Trustee Fee                      [__]%                   [__]%

                       THE POOLING AND SERVICING AGREEMENT

General

        The series 200__-__ certificates will be issued, the issuing entity will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of [_____][__], 200[__], by and among us, as depositor, and the master servicers, the special servicers and the trustee.

        Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

The Master Servicer[s]

        [_________] ("_________") will be responsible for servicing the mortgage loans as master servicer. [_________ is also the paying agent and certificate registrar.] [_________] was formed under the laws of [_________] in [_________].
[_________]'s principal servicing offices are located at [_________].

        [_________] is the holding company for [_________]. [_________] files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934, as amended. Such reports, which may be obtained at the SEC's website at http://www.sec.gov, include information regarding the master servicer [and its policies and procedures for servicing loans of the same type as the underlying mortgage loans]. [In the past three years, there have been no material changes to such policies and procedures.] [Disclose any material changes to such policies and procedures.]

        [Insert description of master servicer's processes and procedures designed to address unique factors in servicing the underlying mortgage loans.] [Insert description of, to the extent material, the master servicer's process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of the underlying collateral, note sale by the special servicer or borrower negotiation or workouts.] [Insert statistical information regarding servicer advances on the pool assets and the servicer's overall servicing portfolio for the past three years required by Item 1108(c)(4) of Regulation AB.]

        [_________] provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. [_________] and its affiliates have been involved in servicing mortgage loans since [_________]. As of [_________], [_________] was responsible for servicing approximately [__] commercial and multifamily mortgage loans, totaling approximately $[_________] in aggregate outstanding principal amounts, of which $[_________] involved loans included in commercial mortgage-backed securitization transactions. [To the extent material, include information regarding size, composition and growth of portfolio of serviced assets of the type included in the current transaction and information on factors related to the servicer that may be material to the analysis of the servicing of assets or the securities, as applicable.]

        [Provide information regarding master servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance.]

        The master servicer[s] will, in general, be responsible for collecting payments on the underlying loans, making certain advances, maintaining collection and distribution accounts and certain insurance policies pursuant to the pooling and servicing agreement and in accordance with the Servicing Standard. As consideration for servicing the underlying mortgage loans, [_________] will receive a master servicing fee of [__]% per annum on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest and for the same period of time as interest on such underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The master servicer will also be entitled to additional servicing compensation in the form of borrower-paid fees as more particularly described herein. The master servicer[s] will not have custody of the mortgage loan documents evidencing the underlying mortgage loans. Rather, the trustee will act as custodian of such mortgage loan documents. See "--The Trustee" below.

        The information provided in this prospectus supplement concerning [_________] has been provided by it.

        See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," "--Collection Accounts," "--Inspections; Collection of Operation Information," ""--Modifications, Waivers, Amendments and Consents," "--Certain Indemnities" and "--Amendment" in this prospectus supplement.

The Special Servicer[s]

        If and when necessary, [_________] ("_______") will act as special servicer with respect to the underlying mortgage loans [as to which ______ is the [applicable] master servicer], as well as any related foreclosure properties. The special servicer is a wholly owned subsidiary of [_________], headquartered in [_________], and an affiliate of [_________]. [_________] was formed under the laws of [_________] in [_________]. The special servicer's principal place of business is [_________].

        [_________] and its affiliates have been involved in servicing mortgage loans since [_________]. As of [_________], [_________] was named the special servicer on [_________] CMBS transactions encompassing [__] loans with a legal balance of $[_________] billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States[,Canada and Puerto Rico].

        [Describe special servicer's policies and procedures for servicing loans of the same type as the underlying mortgage loans, including processes and procedures designed to address unique factors in servicing the underlying mortgage loans and, to the extent material, the special servicer's process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of the underlying collateral, note sale by the special servicer or borrower negotiation or workouts.] [In the past three years, there have been no material changes to such policies and procedures.] [Disclose any material changes to such policies and procedures during the last three years.]

        [Provide information regarding special servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance.]

        The special servicer[s] will, in general, be responsible for servicing and administering: (i) underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and (ii) any real estate acquired by the issuing entity upon foreclosure of a defaulted underlying mortgage loan.

        As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, the special servicer[s] will receive a special servicing fee that will accrue at a rate of [__]% per annum on the stated principal balance of that underlying mortgage loan. Such fee is calculated on the same basis as interest on such underlying mortgage loan and will generally be payable to the special servicer[s] monthly from collections of interest on that mortgage loan. Additionally, the special servicer[s] will, in general, be entitled to receive a work-out fee with respect to each Specially Serviced Mortgage Loan in the issuing entity that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of [__]% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicer[s] will also be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by a mortgage loan seller upon the breach of a representation or warranty of such seller after the [applicable] cure period (and any applicable extension thereof). As to each Specially Serviced Mortgage Loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of [__]% to, the related payment or proceeds, exclusive of liquidation expenses.

        See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," "--Collection Accounts," "--Enforcement of `Due-on-Sale' and "Due-on-Encumbrance' Clauses," "--Inspections; Collection of Operation Information," "--Required Appraisals," "--Realization upon the Underlying Mortgage Loans," "--Modifications, Waivers, Amendments and Consents," "--Certain Indemnities" and "--Amendments" in this prospectus supplement.

        The information provided in this prospectus supplement concerning [_________] has been provided by it.

[Primary Servicers and Sub-servicers]

        [AS APPLICABLE, INSERT DESCRIPTION OF:

        o       any affiliated servicer,

        o any unaffiliated servicer that services 10% or more of the pool assets, AND

        o any other material servicer responsible for calculating or making distributions, performing work-outs or foreclosures, or other aspect of the servicing of pool assets or securities upon which the performance of the pool assets or the securities is materially dependent.]

Liability of the Servicers

        The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicer[s]. In addition, the master servicer[s] and the special servicer[s] will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that the master servicer[s] and the special servicer[s] will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicer[s] and the special servicer[s] will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement, the underlying mortgage loans or the certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicer[s] also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the pooling and servicing agreement.

Removal, Resignation and Replacement of Servicer[s]; Transfer of Servicing
Duties

        If an event of default occurs and remains unremedied with respect to the master servicer[s] or the special servicer[s] under the pooling and servicing agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee, will be authorized, and at the written direction of certificateholders entitled to not less than [__]% of the voting rights, to terminate all of the obligations and rights of the master servicer[s] or the special servicer[s], as applicable, under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 200__-__ certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

        o succeed to all of the responsibilities, duties and liabilities of the master servicer[s] or the special servicer[s], as applicable, under the pooling and servicing agreement; or

        o appoint an established mortgage loan servicing institution to act as successor to the master servicer[s] or the special servicer[s], as applicable, under the pooling and servicing agreement.

        If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than ___% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to [such] master servicer[s] or [such] special servicer[s], as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

        In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Trust Fund Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause as described in the immediately succeeding paragraph) under the pooling and servicing agreement will be required to borne by the predecessor master servicer or special servicer.

        In addition, the holders of greater than [__]% of the percentage interests of the Series 200__-__ Controlling Class will be entitled to remove, with or without cause, the special servicer[s] and appoint [a] successor special servicer[s] rather than have the trustee act as that successor, upon [not less than 10 business days'] prior written notice to the respective parties to the pooling and servicing agreement and subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. If such removal is without cause, all costs of the issuing entity incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the Series 200__-__ Controlling Class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement. Moreover, the terminated special servicer may be entitled to--

        o payment out of the collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

        o continued rights to indemnification as described under ["Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us"] in the accompanying prospectus; and

        o continued rights to some or all work-out fees earned by it as described under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

        If the master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or special servicer's, as the case may be, responsibilities and rights under the pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property.

The Trustee

        [_________] ("_______") will act as the trustee to the Credit Suisse Commercial Mortgage Trust Series 200__-__ pursuant to the pooling and servicing agreement. [_________] is a national banking association of the United States of America. [Describe any affiliation with the fiscal agent.] The corporate trust office of the trustee responsible for administration of the issuing entity is located at [_________]. For certificate transfer and payment purposes, the office of the trustee is located at [---------].

        The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $[_________] and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "___" by [_________] and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "___" by [_________] (or "___" by [_________] if such institution's short-term debt obligations are rated at least "___" by ____) and "___" by [_________], provided that, if the fiscal agent is rated at least "___" by [_________] (or "___" by [_________] if the fiscal agent also has a short-term rating of at least "___" from [_________]) and "___" by [_________] (or "___" by [_________] if such institution's short-term debt obligations are rated at least "___" by ___), then the trustee must be rated not less than "___" by [_________] and "___" by [_________], or otherwise acceptable to the rating agencies as evidenced by a confirmation from each rating agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates.

        Since [_________], [_________] has been involved in administering trusts in connection with commercial mortgage-backed securitization transactions. As of [_________],[_________] acted as trustee for [__] such issuing entity, comprised of underlying mortgage loans that totaled approximately $[_________] in aggregate outstanding principal amounts.

        The trustee is, in general, responsible for managing the assets of the issuing entity on behalf of the series 200__-__ certificateholders and pursuant the pooling and servicing agreement. Additionally, pursuant to the pooling and servicing agreement, the trustee will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans and will be responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. [[_____] segregates files for which it acts as custodian by boarding each file in an electronic tracking system, which identifies the owner of the file and the file's specific location in the custodian's vault. [_____] has been engaged in the mortgage document custody business for more than [_____] years. [_____] maintains document custody facilities in its [_____] headquarters and in [_____] regional offices located in [_____], [_____], and [_____]]. [_____] maintains mortgage custody vaults in each of those locations with an aggregate capacity of over [_____] files.] As consideration for performing these duties, [_________] will receive a trustee fee that for any distribution date will be equal to one-twelfth of the trustee rate, [__]%. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

        The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

        See "The Pooling and Servicing Agreement--Matters Regarding the Trustee," --Rights upon Event of Default" and --Certain Indemnifications" in this prospectus supplement.

Resignation and Removal of the Trustee

        The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the depositor. Upon receiving a notice of resignation, the depositor will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

        If at any time the trustee ceases to be eligible to continue as the trustee under the pooling and servicing agreement, or if at anytime the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least [__]% of the voting rights may at any time, without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

        Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

        See "The Pooling and Servicing Agreement--Matters Regarding the Trustee," --Rights upon Event of Default" and --Certain Indemnifications" in this prospectus supplement.

[The Fiscal Agent]

        [_______________, a ____________ banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any advance required to be made, and not made, by the master servicer[s] and the trustee under the pooling and servicing agreement, provided that the fiscal agent will not be obligated to make any advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer[s], the special servicer[s] -- solely in the case of servicing advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "The Pooling and Servicing Agreement----Advances" in this prospectus supplement. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of ____________, the fiscal agent had consolidated assets of approximately $________ billion. The long-term unsecured debt of ___________ is rated "___" by ____ and "___" by ___. In the event that
____________ shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ______________ likewise shall no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.]

[The Paying Agent, Certificate Registrar and Authenticating Agent]

        [_____________ ("__________") will serve as the paying agent (in such capacity, the "paying agent"). In addition, _________ will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). _________ maintains an office at _________, __________, ________ for certificate transfers and exchanges and an office at __________, __________, ________ for securities administration purposes. _________ is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, _________ will be paid a portion of the monthly trustee fee as set forth in the pooling and servicing agreement.

        The fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.]

Assignment of the Underlying Mortgage Loans

        On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the underlying mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 200__-__ certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the underlying mortgage loans from the respective mortgage loan sellers.

Servicing Under the Series 200__-__ Pooling and Servicing Agreement

        General. Each master servicer and special servicer must service and administer the underlying mortgage loans and any REO Properties owned by the issuing entity for which it is responsible under the pooling and servicing agreement, directly or through sub-servicers, in accordance with--

        o       any and all applicable laws,

        o       the express terms of the pooling and servicing agreement,

        o the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

        o       to the extent consistent with the foregoing, the Servicing
                Standard.

        In general, the master servicers will be responsible for the servicing and administration of--

        o all mortgage loans in the issuing entity as to which no Servicing Transfer Event has occurred, and

        o all worked-out mortgage loans in the issuing entity as to which no new Servicing Transfer Event has occurred.

        In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the issuing entity, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist.

        In general, subject to specified requirements and certain consultations, consents and approvals of the Series 200__-__ Directing Certificateholder contained in the pooling and servicing agreement, the special servicers will be responsible for the servicing and administration of each mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Property in the issuing entity.

        Despite the foregoing, the pooling and servicing agreement will require the master servicers:

        o to continue to receive payments and, subject to the [applicable] master servicer's timely receipt of information from the [applicable] special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

        o otherwise, to render other incidental services with respect to any specially serviced assets.

        None of the master servicers and special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the pooling and servicing agreement.

        The [applicable] master servicer will transfer servicing of a mortgage loan in the issuing entity to the [applicable] special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The [applicable] special servicer will return the servicing of that mortgage loan to the [applicable] master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

        In the case of a number of underlying mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

Servicing and Other Compensation and Payment of Expenses

        The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

        A master servicing fee:

        o will be earned with respect to each and every underlying mortgage loan including (without duplication)--

                1.      each Specially Serviced Mortgage Loan, if any,

                2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

                3. each underlying mortgage loan, if any, as to which defeasance has occurred; and

        o       in the case of each underlying mortgage loan will--

                1. be calculated on the same interest accrual basis as that underlying mortgage loan,

                2. accrue at a master servicing fee rate (exclusive of any primary servicing fee rate) that on a loan-by-loan basis ranges from [__]% per annum to [__]% per annum,

                3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                4. be payable monthly from amounts received with respect to interest on that underlying mortgage loan (or if not so paid, will remain outstanding).

        As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be [__]% per annum.

        For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The [applicable] master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the [applicable] master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees.

        Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of a master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the [applicable] master servicer (i) with respect to any Specially Serviced Mortgage Loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the [applicable] master servicer or applicable special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 200__-__ Directing Certificateholder or
(vi) as permitted by the related loan documents), then the [applicable] master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

        In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan serviced by such master servicer and the [applicable] master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then such master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans for which it is also the [applicable] master servicer to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

        No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and a master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

        Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

        o any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

        o any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 200__-__ certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

        No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the [applicable] master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the [applicable] master servicer.

        Principal Special Servicing Compensation. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

        o       the corresponding special servicing fees,

        o       the corresponding work-out fees, and

        o       the corresponding liquidation fees.

        Special Servicing Fee. A special servicing fee:

        o       will be earned with respect to--

                1. each underlying mortgage loan, if any, that is being specially serviced, and

                2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

        o in the case of each underlying mortgage loan described in the foregoing bullet, will--

                1. be calculated on the same interest accrual basis as that underlying mortgage loan,

                2. accrue at a special servicing fee rate of [__]% per annum, and

                3. accrue on the Stated Principal Balance of that underlying mortgage loan outstanding from time to time; and

        o will generally be payable to the [applicable] special servicer monthly from collections of interest on that underlying mortgage loan.

        Work-out Fee. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each Specially Serviced Mortgage Loan in the issuing entity that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of [__]% to, each payment of interest (other than Default Interest) and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that underlying mortgage loan. However, a new work-out fee would become payable if the underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

        If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

        Although work-out fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 200__-__ certificateholders.

        Liquidation Fee. Each special servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan or REO Property in the issuing entity as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect, as described under "--Representations and Warranties; Repurchases" in this prospectus supplement, if the repurchase or substitution occurs after the end of the [applicable] cure period (and any applicable extension thereof). As to each Specially Serviced Mortgage Loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of [__]% to, the related payment or proceeds, exclusive of liquidation expenses.

        Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

        o the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described below under "--Representations and Warranties; Repurchases" in this prospectus supplement, within the [applicable] cure period (and any applicable extension thereof);

        o the purchase of any Defaulted Loan by the [applicable] special servicer or the Series 200__-__ Directing Certificateholder, or any of their affiliates, as described under "--Realization upon the Underlying Mortgage Loans" below;

        o the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; or

        o the purchase of all of the underlying mortgage loans and REO Properties in the issuing entity by any master servicer, any special servicer or any single certificateholder or group of certificateholders of the Series 200__-__ Controlling Class in connection with the termination of the issuing entity, as described under "--Termination" below.

        Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 200__-__ certificateholders.

        Additional Servicing Compensation. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the [applicable] master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

        In addition, the following items collected on the mortgage loans in the issuing entity will be allocated between the [applicable] master servicer and the [applicable] special servicer as additional compensation in accordance with the pooling and servicing agreement:

        o any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

                1. to pay the [applicable] master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that underlying mortgage loan or the related mortgaged real property,

                2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that underlying mortgage loan or the related mortgaged real property, which interest was paid to the [applicable] master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that underlying mortgage loan, or

                3. to reimburse the issuing entity for any other additional trust fund expenses related to that underlying mortgage loan, and

        o any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

        Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

        o will generally be entitled to retain any interest or other income earned on those funds, and

        o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

        Generally, a master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

        Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization upon the Underlying Mortgage Loans--REO Account" below. Each special servicer--

        o will generally be entitled to retain any interest or other income earned on those funds, and

        o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that special servicer's benefit.

        Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

        Servicing Advances. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the [applicable] master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO Property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that underlying mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the pooling and servicing agreement with respect to the related mortgaged real property.

        Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related underlying mortgage loan or REO Property.

        The [applicable] special servicer will request the [applicable] master servicer to make required servicing advances with respect to a Specially Serviced Mortgage Loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). Each special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The [applicable] master servicer must make the requested servicing advance within a specified number of days following that master servicer's receipt of the request. The [applicable] special servicer will be required to provide the [applicable] master servicer any information in its possession as that master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related underlying mortgage loan or REO Property.

        To the extent that a master servicer fails to make a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the trustee has actual knowledge of such failure by the [applicable] master servicer, the trustee will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following that master servicer's failure to make such servicing advances by expiration of the applicable cure period for a master servicer event of default.

        Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related underlying mortgage loan or REO Property. If a master servicer or the trustee makes a Nonrecoverable Servicing Advance, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 200__-__ certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the [applicable] master servicer and applicable special servicer regarding the recoverability of any servicing advance and the [applicable] master servicer may conclusively rely on the determination of the [applicable] special servicer regarding the recoverability of any servicing advance.

        Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed [__] months without the consent of the Series 200__-__ Directing Certificateholder or [__] months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the [applicable] master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool during the current collection period. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 200__-__ certificateholders to the detriment of other classes of series 200__-__ certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 200__-__ certificateholder.

        In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the [applicable] master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 200__-__ certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the [applicable] master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        In addition, to the extent that reimbursements of any servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective underlying mortgage loans for which such servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

        The pooling and servicing agreement will permit the [applicable] master servicer, at the direction of the [applicable] special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the [applicable] master servicer, would not be recoverable from expected collections on the related underlying mortgage loan or REO Property. This is only to be done, however, when the [applicable] master servicer, or the [applicable] special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 200__-__ certificateholders.

        The master servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

        o first, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

        o then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses

        The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The [applicable] master servicer (with respect to performing mortgage loans) or the [applicable] special servicer (with respect to Specially Serviced Mortgage Loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the [applicable] master servicer or the [applicable] special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

        If the [applicable] master servicer or the [applicable] special servicer, as applicable, determines that--

        o       not declaring an event of default under the related mortgage, or

        o       granting such consent,
would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization upon the Underlying Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below, the [applicable] master servicer or the special servicer is authorized to (or may authorize the [applicable] master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

        (1) the taking or entering into such assumption agreement complies with the Servicing Standard;

        (2) in the case of performing underlying mortgage loans, the [applicable] master servicer has obtained the consent of the [applicable] special servicer pursuant to the terms of the pooling and servicing agreement; and

        (3) with respect to any underlying mortgage loan (i) the principal balance of which is [$20,000,000] or more or (ii) that by itself, or as part of a cross-collateralized group or a group of underlying mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or
                (b) is one of the [ten] largest underlying mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single underlying mortgage loan), the [applicable] master servicer or the [applicable] special servicer, as applicable, has received written confirmation from each of the rating agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 200__-__ certificates; provided that the [applicable] master servicer or the [applicable] special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

        No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization upon the Underlying Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

        Notwithstanding the foregoing, the consent of the [applicable] master servicer or the [applicable] special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan, except to the extent provided in the related mezzanine loan intercreditor agreement.

        The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

        o that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

        o require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

        The [applicable] master servicer or the [applicable] special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization upon the Underlying Mortgage Loans" below in this prospectus supplement)--

        o the [applicable] master servicer or the [applicable] special servicer determines, in accordance with the Servicing Standard, that such enforcement would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

        o in the case of performing underlying mortgage loans, the [applicable] master servicer has obtained the consent of the [applicable] special servicer pursuant to the terms of the pooling and servicing agreement; and

        o with respect to any underlying mortgage loan that (a) is a Significant Underlying Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below [__]x or a combined loan-to-value ratio equal to or greater than [__]%, the [applicable] master servicer or the [applicable] special servicer, as applicable, receives prior written confirmation from, as applicable, each rating agency that either not accelerating payments on the related underlying mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 200__-__ certificates; provided, that the [applicable] master servicer or the [applicable] special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

Modifications, Waivers, Amendments and Consents

        The pooling and servicing agreement will permit the [applicable] master servicer or the [applicable] special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the issuing entity if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

        o with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the underlying mortgage loan;

        o affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the [applicable] lockout period;

        o except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

        o in the judgment of the [applicable] master servicer or the [applicable] special servicer, as applicable, materially impair the security for the underlying mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the underlying mortgage loan is in default or default is reasonably foreseeable or (y) the [applicable] special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the underlying mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

        Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the [applicable] special servicer may (or, in some cases, may permit the [applicable] master servicer to)--

        o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

        o reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage interest rate;

        o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

        o       extend the maturity of a Specially Serviced Mortgage Loan;

        o       waive Excess Interest if such waiver conforms to the Servicing
                Standard;

        o permit the release or substitution of collateral for a Specially Serviced Mortgage Loan; and/or

        o       accept a principal prepayment during any lockout period;

        provided that the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of such special servicer, such default is reasonably foreseeable and, in the judgment of such special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the underlying mortgage loan to series 200__-__ certificateholders.

        However, in no event will the [applicable] special servicer be permitted to (or permit the [applicable] master servicer to)--

        (1) extend the maturity date of any underlying mortgage loan (other than an interest-only ARD Loan) beyond a date that is [three] years prior to the rated final distribution date, or in the case of an interest-only ARD Loan, extend the maturity date of such interest-only ARD Loan beyond a date that is [five] years prior to the applicable rated final distribution date;

        (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

        (3) extend the maturity date of any underlying mortgage loan beyond a date which is [10] years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if that underlying mortgage loan is secured by a ground lease; or

        (4) defer interest due on any underlying mortgage loan in excess of [5]% of the Stated Principal Balance of such underlying mortgage loan.

        With respect to clause (3) above, the [applicable] special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is [20] years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the [applicable] master servicer nor the [applicable] special servicer may permit or modify any underlying mortgage loan to permit a voluntary prepayment of that underlying mortgage loan (other than a Specially Serviced Mortgage Loan) on any day other than its due date, unless:
(a) the [applicable] master servicer or the [applicable] special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the [applicable] master servicer or the [applicable] special servicer at the request of or with the consent of the Series 200__-__ Directing Certificateholder, or if accepted by the [applicable] master servicer, with the consent of the [applicable] special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following due date.

        The [applicable] special servicer will notify the [applicable] master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the [applicable] master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the [applicable] special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

        The modification of payment terms of any underlying mortgage loan may result in the reduction of payments of interest and/or principal from the related borrower, which will reduce the amount payable to one ore more classes of the series 20__-__ certificates depending on its priority of distribution. See "Description of the Offered Certificates--Distributions" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. The ability of the [applicable] master servicer or the [applicable] special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under "--Realization upon the Underlying Mortgage Loans--Series 200__-__ Controlling Class and Series 200__-__ Directing Certificateholder" in this prospectus supplement.

Required Appraisals

        Within [60] days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the issuing entity, the [applicable] special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed [120] days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

        o an appraisal had previously been obtained within the prior 12 months, and

        o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the [applicable] special servicer, materially affect the value set forth in that earlier appraisal.

        Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than [$2,000,000], then the [applicable] special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

        As a result of any appraisal or internal valuation, the [applicable] master servicer or special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan will be 25% of the Stated Principal Balance of such mortgage loan as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

        If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity, then the [applicable] special servicer will have an ongoing obligation to obtain or perform, as the case may be, within [30] days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the [applicable] special servicer is to redetermine and report to the trustee and the [applicable] master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

        o the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 200__-__ Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

        o no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the underlying mortgage loan during the preceding three months.

        The cost of each required appraisal, and any update of that appraisal, will be advanced by the [applicable] master servicer, at the direction of the [applicable] special servicer, and will be reimbursable to the [applicable] master servicer as a servicing advance.

Collection Accounts

        General. Each master servicer will be required to establish and maintain a segregated collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. No payments and other collections in the collection account will be commingled with any other amounts that do not relate to the underlying mortgage loans including assets of [any] [the] master servicer. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

        The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to that master servicer as additional compensation.

        Deposits. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the series 200__-__ pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates--

        o all principal payments collected, including principal prepayments;

        o all interest payments collected, including late payment charges, Default Interest and Excess Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

        o       any Static Prepayment Premiums and Yield Maintenance Charges;

        o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

        o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon the Underlying Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

        o any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, an underlying mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

        o any amounts paid to purchase or otherwise acquire all the underlying mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

        o any amounts paid by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

        o any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

        o all payments required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

        o any amount transferred by a special servicer from its REO account with respect to the REO Properties.

        Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, each special servicer is required to remit those amounts within one business day to the [applicable] master servicer for deposit in that master servicer's collection account.

        Withdrawals. The master servicer[s] may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

        1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the underlying mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

                (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

                (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period, and

                (c) amounts that are payable or reimbursable from the collection account to any person other than the series 200__-__ certificateholders in accordance with any of clauses 2. through 19. below;

        2. to reimburse any master servicer, any special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

        3. to pay itself, any primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with that payment to be made out of collections on that underlying mortgage loan that are allocable as interest;

        4. to pay the applicable special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity that is either--

                (a)     a Specially Serviced Mortgage Loan, or

                (b) a underlying mortgage loan as to which the related mortgaged real property has become an REO Property;

        5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

        6. to reimburse any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, as applicable;

        7. to pay any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, as applicable;

        8. to pay itself or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

        9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

        10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

        11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the issuing entity due to actions taken pursuant to any environmental assessment;

        12. to pay any master servicer, any special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

        13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of the underlying mortgage loans,
                (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the [applicable] special servicer and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

        14. to reimburse any master servicer, any special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

        15.     to pay for--

                (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the series 200__-__ pooling and servicing agreement; and

                (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

        16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

        17. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in [__________] or, in the case of a replacement mortgage loan, during or before the month in which that replacement loan was added to the issuing entity;

        18. to withdraw amounts deposited in the collection account in error, including amounts received on any underlying mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

        19. to pay any other items described in this prospectus supplement as being payable from a collection account; and

        20. to clear and terminate the collection account upon the termination of the series 200__-__ pooling and servicing agreement.

Realization upon the Underlying Mortgage Loans

        Purchase Option. The pooling and servicing agreement grants the Series 200__-__ Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The purchase option held or assigned by a series 200__-__ certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 200__-__ certificates is no longer the Series 200__-__ Controlling Class.

        Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the [applicable] special servicer will be required to notify the trustee, the [applicable] master servicer and the Series 200__-__ Directing Certificateholder of such determination.

        Within [60] days after an underlying mortgage loan becomes a Defaulted Loan, the [applicable] special servicer will be required to determine the fair value of such underlying mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The [applicable] special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the [applicable] special servicer or a Series 200__-__ Directing Certificateholder or an assignee thereof that is an affiliate of the [applicable] special servicer proposes to purchase a Defaulted Loan, the [applicable] master servicer is required pursuant to the pooling and servicing agreement to determine whether the [applicable] special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The [applicable] master servicer shall be entitled to a one-time fee, as specified in the pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the [applicable] special servicer and the [applicable] master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The [applicable] special servicer must give prompt written notice of its fair value determination to the trustee, the [applicable] master servicer and the Series 200__-__ Directing Certificateholder.

        If neither the Series 200__-__ Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the [applicable] special servicer may do so for a limited period.

        Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

        o if the [applicable] special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale; or

        o if the [applicable] special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than [90] days prior to the exercise date of a Purchase Option, then the [applicable] special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

        Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the [applicable] special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

        If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

        o the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

        o the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

        o the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

        Foreclosure and Similar Proceedings. Pursuant to the pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the [applicable] special servicer, on behalf of the issuing entity, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The [applicable] special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 200__-__ certificateholders or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the [applicable] special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

        o such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

        o the [applicable] special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

        A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the [applicable] special servicer will be required to monitor any Specially Serviced Mortgage Loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before that special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which that special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 200__-__ certificates may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the underlying mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the [applicable] special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

        If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the [applicable] special servicer, the [applicable] master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The [applicable] special servicer and/or applicable master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 200__-__ certificates, for any and all amounts that represent unpaid servicing compensation in respect of the underlying mortgage loan, unreimbursed servicing expenses incurred with respect to the underlying mortgage loan and any unreimbursed advances of delinquent payments made with respect to the underlying mortgage loan. In addition, amounts otherwise payable on the series 200__-__ certificates may be further reduced by interest payable to the [applicable] master servicer and/or applicable special servicer on the servicing expenses and advances with respect to the underlying mortgage loan.

        REO Properties. If title to any mortgaged real property is acquired by the [applicable] special servicer on behalf of the issuing entity, the [applicable] special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

        o       the IRS grants an extension of time to sell the property, or

        o the [applicable] special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code of 1986, as amended.

        The [applicable] special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The [applicable] special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the [applicable] special servicer of its obligations with respect to any REO Property. Regardless of whether the [applicable] special servicer applies for or is granted an extension of time to sell any REO Property, the [applicable] special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the [applicable] special servicer must sell the subject REO Property within the period specified in the extension or opinion.

        In general, the [applicable] special servicer or an independent contractor employed by the [applicable] special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

        o maintains its status as "foreclosure property" with the meaning of Section 860G(a)(8) of the Internal Revenue Code of 1986, as amended; and

        o does not result in the receipt by the issuing entity of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Internal Revenue Code of 1986, as amended.

        Subject to the Servicing Standard and any other limitations imposed by the pooling and servicing agreement, a special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986, as amended.

        To the extent that income the issuing entity receives from an REO Property is subject to--

        o a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%,

        o a tax on prohibited transactions, that income would be subject to U.S. federal tax at a 100% rate.

        The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of a trade or business of the foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 200__-__ certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the [applicable] master servicer's collection account.

        REO Account. The [applicable] special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the [applicable] special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The [applicable] special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the [applicable] special servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

        Each special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its REO account and deposit, or deliver to the [applicable] master servicer for deposit, into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

        o any withdrawals made out of those amounts, as described in the preceding sentence; and

        o any portion of those amounts that may be retained as reserves, as described in the next sentence.

Each special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

        Each special servicer shall keep and maintain separate records, on a property by property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

        Liquidation Proceeds. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

        o the outstanding principal balance of that underlying mortgage loan,

        o interest (other than Default Interest) accrued on that underlying mortgage loan,

        o interest accrued on any monthly debt service advance made with respect to that underlying mortgage loan,

        o the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that underlying mortgage loan, and

        o any and all special servicing compensation payable with respect to that underlying mortgage loan,

then the issuing entity will realize a loss in the amount of such shortfall.

        The trustee, the [applicable] master servicer and/or the [applicable] special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 200__-__ certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that underlying mortgage loan, certain unreimbursed expenses incurred with respect to that underlying mortgage loan and any unreimbursed advances made with respect to that underlying mortgage loan. In addition, amounts otherwise distributable on the series 200__-__ certificates will be further reduced by interest payable to the [applicable] master servicer or the trustee, as applicable, on any such advances.

        If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the [applicable] master servicer will not be required to make servicing advances to effect such restoration unless--

        o the [applicable] special servicer determines that such restoration will increase the proceeds to the series 200__-__ certificateholders (as a collective whole) on liquidation of the related underlying mortgage loan after reimbursement of the [applicable] special servicer, the [applicable] master servicer or the trustee, as the case may be, for its expenses; and

        o the [applicable] master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

        Specially Serviced Mortgage Loans. With respect to any mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred, the [applicable] master servicer will transfer its servicing responsibilities to the [applicable] special servicer, but will continue to receive payments on such underlying mortgage loan (including amounts collected by the [applicable] special servicer), to make certain calculations with respect to such underlying mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such underlying mortgage loan.

        The [applicable] special servicer will continue to be responsible for the operation and management of an REO Property. The [applicable] master servicer will have no responsibility for the performance by the [applicable] special servicer of its duties under the pooling and servicing agreement.

        The [applicable] special servicer will return the full servicing of a Specially Serviced Mortgage Loan to the [applicable] master servicer when all Servicing Transfer Events with respect to that underlying mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

        Series 200__-__ Controlling Class and Series 200__-__ Directing Certificateholder. The Series 200__-__ Controlling Class will be the most subordinate class of series 200__-__ certificates (other than the class [__], [R] and [V] certificates) that has a total principal balance at least equal to [25]% of the total initial principal balance of that class, or if none of the classes of series 200__-__ principal balance certificates has a total principal balance at least equal to [25]% of the total initial principal balance of that class, then the Series 200__-__ Controlling Class will be the most subordinate of the class of series 200__-__ principal balance certificates that has a total principal balance greater than zero. The Series 200__-__ Controlling Class as of the closing date will be the class [___] certificates.

        The Series 200__-__ Directing Certificateholder will be a holder or beneficial owner of certificates of the Series 200__-__ Controlling Class or a designee selected by the holders or beneficial owners of more than [50]% of the total principal balance of the Series 200__-__ Controlling Class; provided, however, that until a Series 200__-__ Directing Certificateholder is so selected or after receipt of a notice from the holders of more than [50]% of the total principal balance of the Series 200__-__ Controlling Class that a Series 200__-__ Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the Series 200__-__ Controlling Class certificates will be the Series 200__-__ Directing Certificateholder. It is anticipated that [___] will serve as the initial Series 200__-__ Directing Certificateholder.

        [Asset Status Report. Pursuant to the pooling and servicing agreement, the [applicable] special servicer is required to prepare and deliver a report to each rating agency and the Series 200__-__ Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan that becomes a Specially Serviced Mortgage Loan within [30] days of any such underlying mortgage loan becoming specially serviced.

        Any Asset Status Report prepared by a special servicer will set forth the following information, to the extent reasonably determined, which includes:

        o       a summary of the status of the subject Specially Serviced
                Mortgage Loan;

        o a discussion of the legal and environmental considerations reasonably known to that special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

        o a current rent roll [(for all properties other than residential cooperative properties)] and income or operating statement available for the related mortgaged real property;

        o a recommendation by that special servicer as to how the subject Specially Serviced Mortgage Loan might be returned to performing status, returned to the [applicable] master servicer for regular servicing or otherwise realized upon;

        o       a summary of any proposed actions; and

        o a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject Specially Serviced Mortgage Loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

        With respect to any mortgage loan in the issuing entity that becomes a Specially Serviced Mortgage Loan, if, within [ten] business days following delivery of the Asset Status Report, the Series 200__-__ Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the [applicable] special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 200__-__ Directing Certificateholder disapproves in writing such Asset Status Report, the [applicable] special servicer is required to revise and deliver a new Asset Status Report within [30] days after the Series 200__-__ Directing Certificateholder's disapproval. The [applicable] special servicer must continue to revise that Asset Status Report until either the Series 200__-__ Directing Certificateholder fails to disapprove the revised Asset Status Report within [ten] business days of receipt or the passage of [60] days from the date of preparation of the first Asset Status Report; provided that the [applicable] special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a [10]-business day approval period if the [applicable] special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 200__-__ certificateholders and it has made a reasonable effort to contact the Series 200__-__ Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 200__-__ Directing Certificateholder described in this paragraph would violate the Servicing Standard.

        The [applicable] special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The [applicable] special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.]

        [In addition to the foregoing], the [applicable] special servicer is required to, subject to the Servicing Standard and the terms of the pooling and servicing agreement, obtain the consent of the Series 200__-__ Directing Certificateholder prior to the taking by that special servicer of the following actions--

        o any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any Specially Serviced Mortgage Loans in the issuing entity as come into and continue in default;

        o any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the issuing entity;

        o any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan in the issuing entity;

        o any proposed or actual sale of an REO Property out of the issuing entity for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess Interest) on, the related underlying mortgage loan, except in connection with a termination of the issuing entity as described under "--Termination" below;

        o any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

        o any release of material real property collateral for a mortgage loan in the issuing entity, other than in accordance with the specific terms of, or upon satisfaction of, that underlying mortgage loan;

        o any acceptance of substitute or additional real property collateral for a Specially Serviced Mortgage Loan in the issuing entity, other than in accordance with the specific terms of that underlying mortgage loan;

        o any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the issuing entity other than in accordance with the specific terms of that underlying mortgage loan; and

        o any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the issuing entity [(other than in respect of permitted subordinate debt for underlying mortgage loans secured by residential cooperative properties)].

        Notwithstanding the foregoing, no direction of the Series 200__-__ Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the pooling and servicing agreement, may (a) require or cause the [applicable] special servicer to violate the terms of the subject Specially Serviced Mortgage Loan, applicable law or any provision of the pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Internal Revenue Code of 1986, as amended, (c) expose the [applicable] master servicer, the [applicable] special servicer, the trustee, us, the issuing entity or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the [applicable] special servicer's or the [applicable] master servicer's responsibilities under the pooling and servicing agreement. The [applicable] special servicer will not (x) follow any such direction of the Series 200__-__ Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 200__-__ Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

Inspections; Collection of Operating Information

        The [applicable] special servicer will be required, at the expense of the issuing entity, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as that underlying mortgage loan remains a Specially Serviced Mortgage Loan. Beginning in [_____], each master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan for which it acts as master servicer at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under [$2,000,000], once every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 200__-__ certificates), if the [applicable] special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

        Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the [applicable] special servicer or the [applicable] master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

Servicer Reports

        As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the master servicer and the special servicer are required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Offered Certificates--Distributions" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee as described above under "Description of the Offered Certificates--Reports to Certificateholders; Available Information."

Evidence as to Compliance

        On or prior to March 15th of each year, commencing with March 15, 200[_], each of the master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." You may obtain copies of these statements and reports without charge upon written request to the [trustee] [master servicer] [servicer] [depositor] at the address provided in this prospectus supplement.

Events of Default

        Each of the following events, circumstances and conditions will be considered events of default with respect to the [applicable] master servicer or special servicer under the pooling and servicing agreement:

        o any failure by such master servicer to make (a) any required deposit into its collection account or any other account created under the pooling and servicing agreement, which failure continues unremedied for two business days, or any required remittance to the trustee for deposit in the trustee's distribution account by the time required under the pooling and servicing agreement on the business day prior to the related distribution date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related distribution date, or (b) any required servicing advance within the time specified in the pooling and servicing agreement, which failure remains uncured for [15] days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

        o any failure by such special servicer to deposit into the REO account, or to remit to the [applicable] master servicer for deposit in that master servicer's collection account, any such deposit or remittance required to be made by that special servicer, when so required under the pooling and servicing agreement, which failure continues unremedied for [two] business days;

        o any failure by such master servicer or such special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for [30] days (or [60] days so long as that master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to that master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement;

        o any breach by such master servicer or such special servicer of a representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of the series 200__-__ certificateholders and continues unremedied for [30] days after the date on which notice of such breach shall have been given to that master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement[; provided, however, if such breach is not capable of being cured within such [30-day] period and that master servicer or special servicer, as applicable, is diligently pursuing such cure, then such [30-day] period shall be extended for an additional [30] days];

        o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or such special servicer, as applicable, and certain actions by or on behalf of that master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for [60] days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such [60-day] period, the [applicable] master servicer or the [applicable] special servicer, as appropriate, will have an additional period of [30] days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial [60-day] period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

        o [such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and any of the ratings assigned by S&P to any Certificates have been qualified, downgraded or withdrawn in connection with such delisting, and that master servicer or special servicer, as the case may be, is not reinstated to such status within [60] days;]

        o [Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 20__-__ certificates, or (b) placed any class of series 20__-__ certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within [60] days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action;] or

        o [a servicing officer of the master servicer or the special servicer obtains actual knowledge that Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 200__-__ certificates, or (b) placed any class of series 200__-__ certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within [60] days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action].

Rights upon Event of Default

        If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than [25]% of the series 200__-__ voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 200__-__ certificateholder, or (b) in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Removal, Resignation and Replacement of Servicer[s]; Transfer of Servicing Duties" above, the trustee must either:

        o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

        o appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

        Certificateholders entitled to at least [51]% of the series 200__-__ voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 200__-__ certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that each master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a master servicer, except for cause.

        In general, certificateholders entitled to at least [66 2/3]% of the voting rights allocated to each class of series 200__-__ certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 200__-__ certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

        No series 200__-__ certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

        o that holder previously has given to the trustee written notice of default;

        o except in the case of a default by the trustee, series 200__-__ certificateholders representing at least [25]% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

        o the trustee for [60] days has neglected or refused to institute any such proceeding.

        The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 200__-__ certificateholders, unless in the trustee's opinion, those series 200__-__ certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

Matters Regarding the Trustee

        The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

        o be authorized under those laws to exercise corporate trust powers,

        o       have a combined capital and surplus of at least $50,000,000, and

        o be subject to supervision or examination by federal or state authority.

        If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

        We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 200__-__ certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

        The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every underlying mortgage loan in the mortgage pool. In each case, that fee will accrue at [__]% per annum on the Stated Principal Balance of the underlying mortgage loan outstanding from time to time and will be calculated on the same basis as on the underlying mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

        The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

        o entitled to retain any interest or other income earned on those funds, and

        o required to cover any losses of principal of those investments from its own funds.

        The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

        See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

Certain Indemnities

        We, the trustee, each master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the pooling and servicing agreement and the series 200__-__ certificates. In addition, the trustee, each master servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

Termination

        The obligations created by the pooling and servicing agreement will terminate following the earlier of--

        1. the final payment or advance on, or other liquidation of, the last underlying mortgage loan or related REO Property remaining in the issuing entity, and

        2. the purchase of all of the underlying mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the Series 200__-__ Controlling Class, a master servicer or a special servicer, in the order of preference discussed below.

        Written notice of termination of the pooling and servicing agreement will be given to each series 200__-__ certificateholder. The final distribution with respect to each series 200__-__ certificate will be made only upon surrender and cancellation of that certificate at the office of the series 200__-__ certificate registrar or at any other location specified in the notice of termination.

        The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than [1.0]% of the initial mortgage pool balance:

        o any single holder or group of holders of the controlling class of series 200__-__ certificates;

        o the master servicer of the underlying mortgage loans that were originated by [___];

        o the special servicer of the underlying mortgage loans that were originated by [___];

        o       the other master servicer; and

        o       the other special servicer.

        Any purchase by any single certificateholder or group of certificateholders of the Series 200__-__ Controlling Class, a master servicer or a special servicer of all the underlying mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

        o       the sum of--

                1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any underlying mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                        (a) all unpaid and unadvanced interest, other than Default Interest and Excess Interest, on those underlying mortgage loans through their respective due dates in the related collection period, and

                        (b) all unreimbursed advances for those underlying mortgage loans, together with any interest on those advances owing to the parties that made them, and

                2. the appraised value of all REO Properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the [applicable] master servicer(s), the [applicable] special servicer(s) and the trustee; minus

        o solely in the case of a purchase by a master servicer or a special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

        The purchase will result in early retirement of the then outstanding series 200__-__ certificates. However, the right of any single certificateholder or group of certificateholders of the Series 200__-__ Controlling Class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than [1.0]% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 200__-__ certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

        Following the date on which the total principal balance of the offered certificates, together with the class [__], [__], [__] and [__] certificates, is reduced to zero, subject to any conditions set forth in the pooling and servicing agreement, any single holder or group of holders of all the remaining series 200__-__ certificates (other than the class [V] and [R] certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the issuing entity at the time of exchange.

Amendment

        In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

        o the holders of the series 200__-__ certificates entitled to not less than [66 2/3]% of the series 200__-__ voting rights, not taking into account series 200__-__ certificates held by us or any of our affiliates or agents, and

        o all of the series 200__-__ certificateholders that will be adversely affected by the amendment in any material respect.

        Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the underlying mortgage loans under FAS 140.

The Master Servicers and the Special Servicers Permitted To Buy Certificates

        The master servicers and special servicers will be permitted to purchase any class of series 200__-__ certificates. Such a purchase by a master servicer or a special servicer could cause a conflict relating to that master servicer's or special servicer's duties pursuant to the pooling and servicing agreement and that master servicer's or special servicer's interest as a holder of the series 200__-__ certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, each master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 200__-__ certificate by that master servicer or special servicer or any affiliate thereof.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
               FOR MORTGAGED PROPERTIES LOCATED IN [LIST STATES]

        The following discussion contains summaries of certain legal aspects of the underlying mortgage loans or portions of underlying mortgage loans secured by parcels in [__] (approximately [__]% of the initial mortgage pool balance), [__] (approximately [__]% of the initial mortgage pool balance), [__] (approximately [__]% of the initial mortgage pool balance), [__] (approximately [__]% of the initial mortgage pool balance), [__] (approximately [__]% of the initial mortgage pool balance) and [__] (approximately [__]% of the initial mortgage pool balance), which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the [applicable] federal and state laws governing the underlying mortgage loans.

State Disclosure

        The underlying mortgage loans in [_____] are generally secured by mortgages on the related real property. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real property is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real property as security for the amount owed.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences of an investment in the offered certificates by holders that acquire the offered certificates in their initial offering. This summary is based on the Internal Revenue Code of 1986, as amended, as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus supplement. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the offered certificates, deals only with offered certificates held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, electing large partnerships, mutual funds, REITs, REICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the offered certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the offered certificates.

        The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and
Section 1275 of the Internal Revenue Code of 1986, as amended, and in Treasury regulations issued under the original issue discount provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued under the provisions of the Internal Revenue Code of 1986, as amended, relating to REMICs. Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Internal Revenue Code of 1986, as amended, and the original issue discount provisions of the Internal Revenue Code of 1986, as amended, do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the offered certificates.

        Elections will be made to treat the issuing entity, exclusive of the Excess Interest (such portion of the issuing entity, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC") and the "Lower-Tier REMIC" respectively) within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended. The reserve accounts, the lockbox accounts and the cash collateral accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the underlying mortgage loans (exclusive of Excess Interest), proceeds therefrom, the collection account, the distribution account, the interest reserve account and any REO Property, and will issue certain uncertificated classes of regular interests, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold regular interests of the Lower-Tier REMIC and the Upper-Tier distribution account in which distributions thereon will be deposited, and will issue the regular interests represented by the regular certificates as classes of regular interests and the class R certificates as representing the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions.

        Assuming-

        o       the making of appropriate elections;

        o       compliance with the pooling and servicing agreement; and

        o compliance with any changes in the law, including any amendments to the Internal Revenue Code of 1986 or applicable temporary or final regulations of the U.S. Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of [Cadwalader, Wickersham & Taft LLP] the Upper-Tier REMIC and the Lower-Tier REMIC will each qualify as a separate REMIC and the portion of the issuing entity consisting of Excess Interest and the Excess Interest distribution account will be treated as a grantor trust for federal income tax purposes.

        References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC.

        At closing, our counsel will issue an opinion subject to certain assumptions and qualifications, generally to the effect that assuming (i) that the elections required by Section 860D(b) of the Internal Revenue Code of 1986 are properly made and (ii) that the issuing entity is administered in compliance with the pooling and servicing agreement as in effect as of the closing date and in accordance with any subsequent changes in the law, including any amendments to the Internal Revenue Code of 1986 or applicable Treasury regulations thereunder, (a) each of the Lower-Tier REMIC and the Upper-Tier REMIC will qualify as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended; (b) the class [A-1], class [A-2], class [A-1-A], class [A-X], class [A-SP], class [__], class [__] and class [__] certificates will constitute "regular interests" in Upper-Tier REMIC for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended, and the class [R] certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC and the Upper-Tier REMIC; and (c) the portion of the issuing entity consisting of (i) the Excess Interest and any related amounts in the Excess Interest distribution account will be treated as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and such portion will be beneficially owned by the class [V] certificates.

        The class [__] and class [__] certificates will represent pro rata undivided beneficial interests in the portion of the issuing entity consisting of Excess Interest with respect to the [__] underlying mortgage loans. In addition, the offered certificates are qualifying assets under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended, only to the extent of the percentage of the aggregate pool balance from time to time represented by the underlying mortgage loans secured by multifamily properties, [residential cooperative properties,] manufactured housing community properties and assisted living facilities.

        The regular interests represented by the offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices of the offered certificates, it is anticipated that the class [A-1], class [A-2], class [B], class [C] and class [D] certificates will be issued at a premium. Yield Maintenance Charges and Prepayment Premiums received by certificateholders generally will be treated as additional ordinary income in respect of their corresponding class of regular interests. Nevertheless, authority exists for treating such payments as received in respect of a sale or exchange and subject to capital gain treatment. Prospective certificateholders should consult their tax advisors with respect to the treatment of Yield Maintenance Charges and Prepayment Premiums for federal income tax purposes.

        For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations." No representation is made as to the rate, if any, at which the underlying mortgage loans will prepay.

        See "Certain Federal Income Tax Consequences--REMIC
Certificates--Taxation of REMIC Regular Certificates" in the accompanying prospectus for a discussion of the timing of income and the timing and character of losses on the offered certificates as a result of unadvanced delinquencies or losses on the underlying mortgage loans and the subordination features of the certificates.

        For a discussion of the tax consequences of the ownership of offered certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, a state or the District of Columbia, or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" in the accompanying prospectus.

        See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences For REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

        The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law, which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986, as amended (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the offered certificates is subject to the requirements imposed by ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, as described in the accompanying prospectus under "ERISA Considerations." For example, unless exempted, investment by a Plan in the offered certificates may constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code of 1986. There are certain exemptions issued by the United States Department of Labor that may be applicable to an investment by a Plan in the offered certificates. The United States Department of Labor has granted an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") [_________________] as amended by PTE 97-34, 62 Fed. Reg. 39,021 (dateMonth7Day21Year1997July 21, 1997) , PTE 2000-58, 65 Fed.
Reg. 67,765 (dateMonth11Day13Year2000November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by [______]. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the underlying mortgage loans.

        Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the offered certificates are the following--

        o The acquisition of offered certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        o The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's, S&P or Fitch;

        o The trustee is not an affiliate of any other member of the Restricted Group;

        o The sum of all payments made to and retained by [_____] in connection with the distribution of offered certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the underlying mortgage loans to the issuing entity represents not more than the fair market value of such underlying mortgage loans. The sum of all payments made to and retained by the master servicer[s] and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        The issuing entity must also meet the following requirements-

        o the corpus of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

        o certificates in such other investment pools must have been rated in one of the four highest rating categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of the offered certificates pursuant to the Exemption; and

        o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the offered certificates pursuant to the Exemption.

        If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the underlying mortgage loans, the acquisition, holding and resale of the senior certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended.

        Moreover, the Exemption can provide relief from certain self dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

        The Exemption does not apply to the purchasing or holding of offered certificates by Plans sponsored by a member of the Restricted Group.

        The underwriter[s] believe[s] that the conditions to the applicability of the Exemption will generally be met with respect to the offered certificates, other than possibly those conditions which are dependent on facts unknown to the underwriter[s] or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such class of certificates. However, before purchasing a Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the offered certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under federal, state or local law that is similar, to a material extent, to Title I of the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

        Any fiduciary of a Plan considering whether to purchase an offered certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, as amended, to such investment. See "ERISA Considerations" in the accompanying prospectus.

        The sale of offered certificates to a Plan is in no respect a representation by the depositor or the underwriter[s] that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

        [The class ________ certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another nationally recognized statistical rating organization.] [None of the other offered certificates will constitute "mortgage related securities" for purposes of [SMMEA] [the Secondary Mortgage Market Enhancement Act of 1984, as amended.] [Except as to the status of certain classes of offered certificates as "mortgage related securities,"] [no] representation is made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

        The net proceeds from the sale of offered certificates will be used by the depositor to pay part of the purchase price of the underlying mortgage loans.

                                  UNDERWRITING

        Under the terms and conditions set forth in the underwriting agreement dated [________] [__], 200[__] among the depositor and Credit Suisse Securities
(USA) LLC, an affiliate of the depositor, as [lead] underwriter, the depositor has agreed to sell to the underwriter[s] the following respective principal amounts of the offered certificates:

                                               Principal
                 Principal      Principal      Amount of      Principal      Principal      Principal
                 Amount of      Amount of        Class        Amount of      Amount of      Amount of
                Class [A-1]    Class [A-2]      [A-1-A]       Class [B]      Class [C]      Class [D]
 Underwriter   Certificates   Certificates   Certificates   Certificates   Certificates   Certificates
 -----------   ------------   ------------   ------------   ------------   ------------   ------------

        The underwriting agreement will provide that the underwriter[s] are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement further provides that if an underwriter[s] defaults, the purchase commitments of the non defaulting underwriter[s] may be increased or the offering of the offered certificates may be terminated.

        Proceeds to the depositor from the sale of the offered certificates will be approximately [____]% of the initial aggregate principal balance thereof as of the cut-off date, plus accrued interest from the cut-off date, before deducting expenses payable by the depositor. The depositor estimates that its out-of-pocket expenses for this offering will be approximately $[_________].

        The underwriter[s] have advised the depositor that they propose to offer the offered certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter[s] may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter[s] and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriter[s] may be deemed to have received compensation from the depositor in the form of underwriting discounts, and the underwriter[s] may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriter[s] and any dealers that participate with the underwriter[s] in the distribution of the offered certificates may be deemed to be underwriter[s], and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

        The offered certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter[s] that the underwriter[s] currently intend to make a market in the offered certificates; however, the underwriter[s] do not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Risks Related to the offered certificates--Lack of a Secondary Market for the Certificates May Make It Difficult for You To Resell Your Certificates."

        The depositor has agreed to indemnify the underwriter[s] against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriter[s] may be required to make in respect thereof. The mortgage loan seller[s] have agreed to indemnify the depositor with respect to liabilities under the Securities Act of 1933, as amended, relating to the underlying mortgage loans.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon for the depositor, the underwriter[s] and the [__] mortgage loan seller[s] by [Cadwalader, Wickersham & Taft LLP, New York, New York].

                                     RATING

        It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any or all, as applicable, of [__________] and [__________]:

                       [Rating Agency]          [Rating Agency]
                       ---------------          ---------------
Class [A-1]
Class [A-2]
Class [A-1-A]
Class [B]
Class [C]
Class [D]

        The rating agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The rating agencies' ratings take into consideration the credit quality of the underlying mortgage loans, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream in the issuing entity is adequate to make payments required under the offered certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, default interest or Excess Interest or the timing or frequency of the receipt thereof.

        There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned by the rating agencies pursuant to the depositor's request.

        The rating of the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. [_______] and [_______] will monitor the ratings assigned to the offered certificates while the offered certificates remain outstanding.

                                    GLOSSARY

        The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

        "30/360 Basis" means the accrual of interest on the basis of a 360-day year consisting of twelve 30-day months.

        "Actual/360 Basis" means the means the accrual of interest on the basis of the actual number of days elapsed in a 360-day year.

        "Anticipated Repayment Date" means the date on which underlying mortgage loans that accrue Excess Interest (i.e., ARD Loans) begin accruing Excess Interest.

        "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $[2,000,000] (the costs of which shall be paid by the [applicable] master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $[2,000,000], in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the [applicable] special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the [applicable] special servicer's review of such appraisal, internal valuation or such other information as the [applicable] special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the [applicable] master servicer or the trustee and/or for which funds have not been escrowed).

        "ARD Loan" means any underlying mortgage loan in the issuing entity having the characteristics described under "Description of the Underlying Mortgage Loans- Certain Terms and Conditions of the Underlying Mortgage Loans--Excess Interest" in this prospectus supplement.

        "Assumed Final Distribution Date" means with respect to class of offered certificates is the date of distribution on which the aggregate certificate balance of such class of certificates would be reduced to zero based on the assumptions set forth in this prospectus supplement under the second paragraph of "Description of the Offered Certificates-Assumed Final Distribution Date; Rated Final Distribution Date."

        "Assumed Maturity Date" means (a) for any underlying mortgage loan that is not a balloon loan or ARD Loan the maturity date of such underlying mortgage loan and (b) any balloon loan or ARD Loan the date on which such balloon loan or ARD Loan would fully amortize, assuming interest is paid on a 30/360 Basis.

        "Assumed Scheduled Payment" means an amount equal to--

        o the principal portion of the monthly payment that would have been due on an underlying mortgage loan on the related due date based on the constant payment required by the related mortgage note or the original amortization schedule thereof (as calculated with interest at the related mortgage rate), if applicable, assuming the related balloon payment had not become due, after giving effect to any modification of an underlying mortgage loan; and

        o interest on the Stated Principal Balance of the mortgage at the [applicable] net mortgage rate, net of interest at the servicing fee rate.

        "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

        o       Yield Maintenance Charges,

        o       Excess Interest, or

        o       Static Prepayment Premiums.

        The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 200__-__ certificates (other than the class [V] certificates) on that date.

        "Collateral Support Deficit" means amount, if any, by which:

        o the aggregate Stated Principal Balance of the underlying mortgage loans expected to be outstanding immediately following such distribution date is less than

        o the aggregate certificate balance of the certificates after giving effect to distributions of principal on such distribution date.

        "Commission" means the Securities and Exchange Commission.

        "Corrected Mortgage Loan" means any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the pooling and servicing agreement, which has become a performing mortgage loan for three consecutive monthly payments, provided, that no additional event of default is foreseeable in the reasonable judgment of the special servicer[s].

        "CPR" means an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of underlying mortgage loans.

        "Defaulted Loan" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the underlying mortgage loan becoming a Specially Serviced Mortgage Loan.

        "Default Interest" means any interest that--

        o accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

        o is in excess of all interest at the regular mortgage interest rate for the underlying mortgage loan, including any Excess Interest accrued on the underlying mortgage loan.

        "Dominion" means Dominion Bond Rating Services.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among other things, any expense modifications made as discussed below.

        For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

        o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

                1. from operating statements relating to a complete fiscal year of the borrower ended in [200__], [200__] or a trailing 12-month period ended in [200__] or [200__],

                2. by annualizing the amount of expenses for partial [200__] or [200__] periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

                3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

                4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

        o the "expense modifications" made to the historical annual operating expenses for that property often include--

                1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

                2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

                3.      the underwritten recurring replacement reserve amounts,

                4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

                5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

                6. in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

                7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

        The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

        By way of example, Estimated Annual Operating Expenses generally include--

        o       salaries and wages,

        o       the costs or fees of--

                1.      utilities,

                2.      repairs and maintenance,

                3.      replacement reserves,

                4.      marketing,

                5.      insurance,

                6.      management,

                7.      landscaping,

                8.      security, if provided at the property, and

        o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

        Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

        Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller[s], the master servicer[s], the special servicer[s] or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the applicable mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

        "Estimated Annual Revenues" generally means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

        For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

        o the "base estimated annual revenues" for that property were generally assumed to equal--

                1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

                2. in the case of a hospitality property, the estimated average room sales, and

                3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

        o the "revenue modifications" made to the base estimated annual revenues for that property often include--

                1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

                2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

                3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among

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                        other items, late fees, laundry income, application
                        fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

                4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

                5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

        By way of example, Estimated Annual Revenues generally include:

        o for multifamily rental properties and manufactured housing communities, rental and other revenues,

        o for hospitality properties, room, food and beverage, telephone and other revenues, and

        o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

        In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

        o determined on the assumption that the property was net leased to a single tenant at market rents, and

        o derived from rental rate and vacancy information for the surrounding real estate market.

        Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller[s], the master servicer[s], the special servicer[s] or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the applicable mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenues.

        "Excess Cash Flow" means the cash flow from the mortgaged real property securing an ARD Loan after payments of the items set forth in "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Excess Interest" in this prospectus supplement.

        "Excess Interest" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that underlying mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that underlying mortgage loan.

        "Exemption" means PTE [_____], as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 as described more fully under "ERISA Considerations" in this prospectus supplement.

        "Fitch" means Fitch Ratings, Inc., or its successor in interest.

        "Lower-Tier REMIC" means the Trust REMIC having the characteristics described under "Certain Federal Income Tax Consequences" in this prospectus supplement.

        "Moody's" means Moody's Investors Service, Inc., or its successor in interest.

        "Mortgage Rate" means the rate at which interest accrues on an ARD Loan prior to its Anticipated Repayment Date.

        "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

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        o       the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

        o       the sum of--

                1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

                2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

        No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

        "Net Mortgage Interest Rate" means, with respect to any mortgage loan in the issuing entity, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its Anticipated Repayment Date, Excess Interest, are calculated.

        "Net Mortgage Pass-Through Rate" means:

        (1) with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that underlying mortgage loan as of the date of initial issuance of the offered certificates; and

        (2) with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

                (i) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that underlying mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that underlying mortgage loan as of the date of initial issuance of the offered certificates, and

                (ii) the denominator of which is the Stated Principal Balance of that underlying mortgage loan immediately preceding that distribution date.

        Notwithstanding the foregoing, if the applicable distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause (i) of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the underlying mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the applicable distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause (i) of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the underlying mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

        "Nonrecoverable Advance" means any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the context may require.

        "Nonrecoverable P&I Advance" means any monthly debt service advance made by a master servicer or the trustee with respect to any of the underlying mortgage loans, which monthly debt service advance such master servicer, the trustee or the [applicable] special servicer subsequently determines is not recoverable from collections on that underlying mortgage loan.

        "Nonrecoverable Servicing Advance" means any servicing advance made by a master servicer or the trustee with respect to any underlying mortgage loan or related REO Property, which servicing advance such master servicer, the trustee or the [applicable] special servicer subsequently determines is not recoverable from expected collections on that underlying mortgage loan or REO Property.

        "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related purchase option, as described under "The Series 200__-__ Pooling and Servicing Agreement--Realization upon the Underlying Mortgage Loans" in this prospectus supplement.

        "Permitted Investments" means United States government securities and other high-quality investments specified in the pooling and servicing agreement.

        "Plan" means an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law, which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986, as amended.

        "Prepayment Interest Excess" means, with respect to any distribution date, for each underlying mortgage loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the master servicer[s] or the related special servicer[s] for application to such underlying mortgage loan, in each case after the due date in the month of such distribution date and on or prior to the related determination date, the amount of interest accrued at the Mortgage Rate for such underlying mortgage loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds after the mortgage interest accrual period relating to such due date and accruing in the manner set forth in the loan documents relating to such underlying mortgage loan, to the extent such interest is collected by the master servicer[s] or the related special servicer[s].

        "Prepayment Interest Shortfall" means with respect to any distribution date, for each underlying mortgage loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the [applicable] servicer[s] or the [applicable] special servicer[s] for application to such underlying mortgage loan, in each case after the determination date in the calendar month preceding such distribution date but prior to the due date in the related due period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such underlying mortgage loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such underlying mortgage loan and ending on (and including) the day immediately preceding such due date.

        "Principal Distribution Adjustment Amount" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding distribution date.

         "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Series 200__-__ Pooling and Servicing Agreement--Realization upon the Underlying Mortgage Loans" in this prospectus supplement.

         "Rated Final Distribution Date" means for each class of offered certificates will be the distribution date in [________] [__], 200[__], which is the first date of distribution following the date that is [two] years after the latest Assumed Maturity Date.

        "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

        "Reduction Rate" means a rate per annum equal to the average of the pass-through rates of each class of certificates to which appraisal reductions have been allocated pursuant to the pooling and servicing agreement, weighted on the basis of the amount of the appraisal reductions allocated to each related class of certificates.

        "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986, as such amended.

        "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled underlying mortgage loan.

        "Restricted Group" means the depositor, the underwriter[s], the trustee, the master servicer[s], any obligor with respect to underlying mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties.

        "Revised Rate" means commencing on its Anticipated Repayment Date, the fixed rate per annum, at which the ARD Loans generally will bear interest equal to the Mortgage Rate plus a specified percentage, generally, no more than ___%, so long as the underlying mortgage loan is included in the issuing entity.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

        "SEC" means the Securities and Exchange Commission.

        "Senior Certificates" means the [Class A-1], [Class A-2], [Class A-1-A], [Class A-X] and [Class A-SP] Certificates.

        "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class [A-1], [A-2] and [A-1-A] certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

        o the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

        o       the lesser of--

                1. the Total Principal Distribution Amount for that distribution date, and

                2. the portion of the Total Available Funds for that distribution date that will remain after all required distributions of interest on the class [A-X], [A-SP], [A-1], [A-2] and [A-1-A] certificates have been made on that distribution date.

        "Series 200__-__ Controlling Class" means as of any time of determination the most subordinate class of certificates then outstanding that has a certificate balance at least equal to [25]% of the initial certificate balance of such class (or, if no such class exists, the most subordinate class then outstanding).

        "Series 200__-__ Directing Certificateholder" means as of any time of determination a holder or beneficial owner of certificates of the Series 200__-__ Controlling Class or a designee selected by the holders or beneficial owners of more than [50]% of the total principal balance of the Series 200__-__ Controlling Class; provided, however, that until a Series 200__-__ Directing Certificateholder is so selected or after receipt of a notice from the holders of more than [50]% of the total principal balance of the Series 200__-__ Controlling Class that a Series 200__-__ Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the Series 200__-__ Controlling Class certificates will be the Series 200__-__ Directing Certificateholder.

         "Servicing Standard" means the standard by which the master servicer[s] and special servicer[s] will administer their respective underlying mortgage loans and, with respect to the special servicer[s], any REO Properties for which it is responsible on behalf of the issuing entity and in the best interests of and for the benefit of the Certificateholders, as determined by the master servicer[s] or the special servicer[s], as the case may be, in its good faith and reasonable judgment, in accordance with applicable law, the terms of the respective underlying mortgage loans or Specially Serviced Mortgage Loans and, to the extent consistent with the foregoing, the terms of the pooling and servicing agreement and the related agreement and/or co-lender agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care--

        o the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer[s] or special servicer[s], as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans;

        o the same care, skill, prudence and diligence with which the master servicer[s] or special servicer[s], as the case may be, services and administers similar commercial or multifamily mortgage loans owned the master servicer[s] or the special servicer[s], in either case exercising reasonable business judgment and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the underlying mortgage loans or Specially Serviced Mortgage Loans, as applicable; and

        o       without regard to--

        o any relationship that the master servicer[s] or special servicer[s], as the case may be, or any its affiliates may have with the related borrower or any other party to the pooling and servicing agreement;

        o the ownership of any certificate by the master servicer[s] or special servicer[s], as the case may be, or any affiliate thereof;

        o       the master servicer[s]'s obligation to make advances;

        o the master servicer[s] or the special servicer[s], as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or

        o the master servicer[s] or the special servicer[s]'s ownership, servicing or management of any other underlying mortgage loans or mortgaged real properties.

        "Servicing Transfer Event" means, with respect to any mortgage loan in the issuing entity, any of the following events, among others:

        o a payment default has occurred at its maturity date (except if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers, within [60] days of the maturity date, a firm commitment to refinance acceptable to the Series 200__-__ Directing Certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) [90] days after such payment default, which may be extended to [150] days at the Series 200__-__ Directing Certificateholder's discretion, or (2) the expiration of such commitment);

        o any monthly payment (other than a balloon payment) is more than [60 or more] days delinquent;

        o       the related borrower has--

        o filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

        o become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

        o has admitted in writing its inability to pay its debts generally as they become due;

        o the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

        o in the judgment of the master servicer or, with the approval of the Series 200__-__ Directing Certificateholder, the judgment of the special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; provided that a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause upon the occurrence of a potential default in the making of a balloon payment, if, with respect to such event, the master servicer has determined that the master servicer's granting of a one-year extension of the maturity date of the mortgage loan (to the extent it is permitted to do so as described under "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement, including under the condition that it must have obtained the consent of the Series 200__-__ Directing Certificateholder to the extension) is in accordance with the Servicing Standard, and at such time no other Servicing Transfer Event exists; or

        o any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer or, with the approval of the Series 200__-__ Directing Certificateholder, the judgment of the special servicer, has materially and adversely affected the value of the related underlying mortgage loan or otherwise materially and adversely affected the interests of the series 200__-__ certificateholders and has continued unremedied for [60] days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

        o such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

        o       such insurance is not available at any rate;

        A Servicing Transfer Event will cease to exist, if and when a Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan.

        "Significant Underlying Mortgage Loan" means an underlying mortgage loan that represent--

        o [__]% or more of the aggregate outstanding principal balance of all of the underlying mortgage loans at such time or

        o is one of the [ten] largest underlying mortgage loans by outstanding principal balance of all of the underlying mortgage loans at such time.

        "Specially Serviced Mortgage Loans" means any mortgage loan as to which a Servicing Transfer Event has occurred.

        "Stated Principal Balance" means initially the cut-off date balance of each underlying mortgage loan, and on each distribution date, will be reduced by the portion of the principal distribution amount for the related distribution date that is attributable to the related underlying mortgage loan.

        "Static Prepayment Premium" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

        "Subordinate Certificates" means the [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M] and [Class N] Certificates.

        "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 200__-__ certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

        "Total Principal Distribution Amount" means:

        (1) for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

                (i) all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in

                        [__________], if any, or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

                (ii) all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

                (iii) all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in [__________], if any, and

                (iv) all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

        (2) for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

        Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees, liquidation fees or interest on advances previously paid with respect to that underlying mortgage loan from collections on the mortgage pool other than Default Interest and/or late payment charges.

        "Trust REMIC" means any portion of the issuing entity described under "Certain Federal Income Tax Consequences" in this prospectus supplement.

        "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

        o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

        o       is equal to the excess of--

                1.      the Estimated Annual Revenues for the property, over

                2. the Estimated Annual Operating Expenses for the property.

        The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that

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the Underwritten Net Cash Flow for any of the mortgaged real properties shown on
Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

        Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

        Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

        "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

        o       underwritten recurring replacement reserve amounts;

        o       capital improvements, including recurring capital improvements;

        o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

        o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

        With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

        "Upper-Tier REMIC" means the Trust REMIC having the characteristics described under "Certain Federal Income Tax Consequences" in this prospectus supplement.

        "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

        "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       See this Exhibit for tables titled:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                 Additional Underlying Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                                     A-1-1

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                        Large Mortgage Loan Concentration

                              Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

           Underlying Mortgaged Real Properties by Ownership Interest

Note 1: The above-referenced tables in this Exhibit A-2 are presented in respect of each of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                      A-2-1

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         Percentage of Initial Total Principal Balance Outstanding For:

                            Class [A-1] Certificates

                                   Prepayments

Following the Distribution Date in--   0% CPR    25% CPR    50% CPR   75% CPR    100% CPR
------------------------------------   ------    -------    -------   -------    --------
Issue Date.....................             %                   %          %         %
[_]............................
[_]............................
[_]............................
[_]and thereafter..............
Weighted average life (in
  years)

                            Class [A-2] Certificates

                                   Prepayments

Following the Distribution Date in--   0% CPR    25% CPR    50% CPR   75% CPR    100% CPR
------------------------------------   ------    -------    -------   -------    --------
Issue Date.....................             %        %          %          %         %
[_]............................
[_]............................
[_]............................
[_]and thereafter..............
Weighted average life (in
  years)

                             Class [B] Certificates

                                   Prepayments

Following the Distribution Date in--   0% CPR    25% CPR    50% CPR   75% CPR    100% CPR
------------------------------------   ------    -------    -------   -------    --------
Issue Date.....................             %        %          %          %         %
[_]............................
[_]............................
[_]............................
[_]and thereafter..............
Weighted average life (in
 years)

         Percentage of Initial Total Principal Balance Outstanding For:

                             Class [C] Certificates

                                   Prepayments

Following the Distribution Date in--   0% CPR    25% CPR    50% CPR   75% CPR    100% CPR
------------------------------------   ------    -------    -------   -------    --------
Issue Date.....................             %        %          %          %         %
[_]............................
[_]............................
[_]............................
[_]and thereafter..............
Weighted average life (in
  years)

                             Class [D] Certificates

                                   Prepayments

Following the Distribution Date in--   0% CPR    25% CPR    50% CPR   75% CPR    100% CPR
------------------------------------   ------    -------    -------   -------    --------
Issue Date.....................             %        %          %          %         %
[_]............................
[_]............................
[_]............................
[_]and thereafter..............
Weighted average life (in
  years) ......................

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

  Distribution Date     Reference Rate     Distribution Date     Reference Rate
  -----------------     --------------     -----------------     --------------

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 200__-__, class [A-1], class [A-2], class [A-1-A], class [B], class [C], and class [D] will be available only in book-entry form.

        The book-entry certificates will be tradable as home market instruments in both the European and placeU.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

        Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to placeU.S. corporate debt obligations.

        Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

        As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to placeU.S. withholding taxes unless those holders meet specific requirements and deliver appropriate placeU.S. tax documents to the securities clearing organizations of their participants. Initial Settlement

        All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

        Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds. Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

        Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

        Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including [_]) to and excluding the settlement date, calculated on the basis of [a year of 360 days consisting of twelve 30-day months]. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, placeLuxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

        Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including [_]) to and excluding the settlement date, calculated on the basis of [a year of 360 days consisting of twelve 30-day months]. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

        Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

        o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

        o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

        A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each placeU.S. withholding agent receives:

        1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

        2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W 8ECI (or any successor form);

        3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W 8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

        4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                        (i) stating the name, permanent residence address and
                qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                        (ii) certifying that the qualified intermediary has
                provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                        (iii) certifying that, with respect to accounts it
                identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                        (iv) providing any other information, certifications, or
                statements that may be required by the IRS Form W 8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                Regulations; or

                (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                        (i) stating the name and permanent residence address of
                the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                        (ii) certifying that the nonqualified intermediary is
                not acting for its own account,

                        (iii) certifying that the nonqualified intermediary has
                provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                      (iv) providing any other information, certifications or
               statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

        5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for placeU.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

        All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W 8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

        In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

        o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

        o provides a duly completed and executed IRS Form W-9, if the holder is a placeU.S. person; or

        o       can be treated as a "exempt recipient" within the meaning of
                Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

        This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

        The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC [_].xls." The spreadsheet file "CSFBMSC [_].xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

                                                   013f
-------------------------------------------------------------

                     TABLE OF CONTENTS

                   Prospectus Supplement

   Summary of Prospectus Supplement..............S-4

   Risk Factors.................................S-29

   Capitalized   Terms   Used  in  this   Prospectus
   Supplement...................................S-52

   Forward-Looking Statements...................S-52

   Description of the Issuing Entity............S-52

   Description of the Depositor.................S-54

   Description     of    the     Sponsor[s]     [and
   Originators/Other Mortgage Loan Sellers].....S-54

   Description of the Underlying Mortgage Loans.S-56

   Description of the Offered Certificates......S-72

   Yield and Maturity Considerations............S-97

   The Pooling and Servicing Agreement.........S-102

   Certain  Legal  Aspects  of  Mortgage  Loans  for
   Mortgaged Properties Located in [List States]S-132

   Certain Federal Income Tax Consequences.....S-132

   ERISA Considerations........................S-134

   Legal Investment............................S-136

   Use of Proceeds.............................S-136

   Underwriting................................S-136

   Legal Matters...............................S-137

   Rating......................................S-137

   Glossary....................................S-138

                        Prospectus

           Dealer Prospectus Delivery Obligation

   Until  90  days  after  the  commencement  of the
   offering,  all dealers  that effect  transactions
   in  the  offered  certificates,  whether  or  not
   participating  in this offering,  may be required
   to  deliver  a  prospectus   supplement  and  the
   accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.


                        [$_________]
  ---------------------------------------------
                           [logo]
                        Company Name

                       [Information]

                       [Information]

                       [Information]

                       [Information]

  ------------------------------------------------
                   PROSPECTUS SUPPLEMENT
  ------------------------------------------------

                       [Information]

                           [Date]

       Credit Suisse First Boston Mortgage Securities Corp., the Depositor
           Commercial/Multifamily Mortgage Pass-Through Certificates,
                 Issuable in Series by Separate Issuing Entities

      We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

--------------------------------------------------------------------------------
     The Offered Certificates:                    The Trust Assets:

The offered certificates will be          The assets of each of our trusts will
issuable in series. Each series of        include mortgage loans secured by
offered certificates will--               first and/or junior liens on, or
                                          security interests in, various
o     have its own series designation;    interests in commercial and
                                          multifamily real properties.
o     consist of one or more classes
      with various payment
      characteristics;

o     evidence beneficial ownership
      interests in a trust established
      by us; and

o     be payable solely out of the
      related trust assets.

No governmental agency or                 Trust assets may also include letters
instrumentality will insure or guarantee  of credit, surety bonds, insurance
payment on the offered certificates.      policies, guarantees, reserve funds,
Neither we nor any of our affiliates are  guaranteed investment contracts,
responsible for making payments on the    interest rate exchange agreements,
offered certificates if collections on    interest rate cap or floor agreements,
the related trust assets are              currency exchange agreements, or other
insufficient.                             similar instruments and agreements.
--------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is October 30, 2006.

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................31
THE SPONSOR...................................................................32
USE OF PROCEEDS...............................................................32
DESCRIPTION OF THE TRUST FUND.................................................33
YIELD AND MATURITY CONSIDERATIONS.............................................54
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................70
DESCRIPTION OF CREDIT SUPPORT.................................................79
LEGAL ASPECTS OF MORTGAGE LOANS...............................................81
FEDERAL INCOME TAX CONSEQUENCES...............................................91
STATE AND OTHER TAX CONSEQUENCES.............................................124
ERISA CONSIDERATIONS.........................................................124
LEGAL INVESTMENT.............................................................127
PLAN OF DISTRIBUTION.........................................................129
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................130
GLOSSARY.....................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

      We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor...................... We are Credit Suisse First Boston Mortgage
                                    Securities Corp., the depositor with respect to each series of certificates offered by this prospectus. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. See "Credit Suisse First Boston Mortgage Securities Corp." herein.

                                    All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp.

The Sponsor........................ Column Financial, Inc., a Delaware
                                    corporation, and an affiliate of the
                                    depositor, will act as a sponsor with
                                    respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse
                                    (USA) Inc. The principal offices of Column
                                    Financial, Inc. are located at Eleven
                                    Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The Sponsor" herein.

                                    In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

The Securities Being Offered....... The securities that will be offered by this prospectus and the related prospectus
                                    supplements consist of
                                    commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be
Issued with Other Certificates..... We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

The Governing Documents............ In general, a pooling and servicing agreement or other similar agreement or
                                    collection of agreements will govern, among other things--

                                    o     the issuance of each series of offered
                                          certificates;

                                    o     the creation of and transfer of assets
                                          to the related trust; and

                                    o     the servicing and administration of
                                          those assets.

                                    The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                    If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                    o     one or more master servicers that will
                                          generally be responsible for
                                          performing customary servicing duties
                                          with respect to those mortgage loans
                                          that are not defaulted or otherwise
                                          problematic in any material respect;
                                          and

                                    o     one or more special servicers that
                                          will generally be responsible for
                                          servicing and administering those
                                          mortgage loans that are defaulted or
                                          otherwise problematic in any material
                                          respect and real estate assets
                                          acquired as part of the related trust
                                          with respect to defaulted mortgage
                                          loans.

                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                    One or more primary servicers or
                                    sub-servicers may also be a party to the governing documents.

                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

Characteristics of the Mortgage
Assets............................. The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                    o     rental or cooperatively-owned
                                          buildings with multiple dwelling units
                                          or residential properties containing
                                          condominium units;

                                    o     retail properties related to the sale
                                          of consumer goods and other products,
                                          or related to providing entertainment,
                                          recreational or personal services, to
                                          the general public;

                                    o     office buildings;

                                    o     hospitality properties;

                                    o     casino properties;

                                    o     health care-related facilities;

                                    o     industrial facilities;

                                    o     warehouse facilities, mini-warehouse
                                          facilities and self-storage
                                          facilities;

                                    o     restaurants, taverns and other
                                          establishments involved in the food
                                          and beverage industry;

                                    o     manufactured housing communities,
                                          mobile home parks and recreational
                                          vehicle parks;

                                    o     recreational and resort properties;

                                    o     arenas and stadiums;

                                    o     churches and other religious
                                          facilities;

                                    o     parking lots and garages;

                                    o     mixed use properties;

                                    o     other income-producing properties;
                                          and/or

                                    o     unimproved land.

                                    The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                    o     may provide for the accrual of
                                          interest at a mortgage interest rate
                                          that is fixed over its term, that
                                          resets on one or more specified dates
                                          or that otherwise adjusts from time to
                                          time;

                                    o     may provide for the accrual of
                                          interest at a mortgage interest rate
                                          that may be converted at the
                                          borrower's election from an adjustable
                                          to a fixed interest rate or from a
                                          fixed to an adjustable interest rate;

                                    o     may provide for no accrual of
                                          interest;

                                    o     may provide for level payments to
                                          stated maturity, for payments that
                                          reset in amount on one or more
                                          specified dates or for payments that
                                          otherwise adjust from time to time to
                                          accommodate changes in the mortgage
                                          interest rate or to reflect the
                                          occurrence of specified events;

                                    o     may be fully amortizing or,
                                          alternatively, may be partially
                                          amortizing or nonamortizing, with a
                                          substantial payment of principal due
                                          on its stated maturity date;

                                    o     may permit the negative amortization
                                          or deferral of accrued interest;

                                    o     may prohibit some or all voluntary
                                          prepayments or require payment of a
                                          premium, fee or charge in connection
                                          with those prepayments;

                                    o     may permit defeasance and the release
                                          of real property collateral in
                                          connection with that defeasance;

                                    o     may provide for payments of principal,
                                          interest or both, on due dates that
                                          occur monthly, bi-monthly, quarterly,
                                          semi-annually, annually or at some
                                          other interval; and/or

                                    o     may have two or more component parts,
                                          each having characteristics that are
                                          otherwise described in this prospectus
                                          as being attributable to separate and
                                          distinct mortgage loans.

                                    Most, if not all, of the mortgage loans
                                    underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                    Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust
                                    Assets--Mortgage Loans."

                                    In addition to the asset classes described above in this "Characterization of the Mortgage Assets" section, we may include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                    If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Substitution, Acquisition and
Removal of Mortgage Assets......... If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                    o     cash that would be applied to pay down
                                          the principal balances of certificates
                                          of that series; and/or

                                    o     other mortgage loans that--

                                          1.    conform to the description of
                                                mortgage assets in this
                                                prospectus; and

                                          2.    satisfy the criteria set forth
                                                in the related prospectus
                                                supplement.

                                    In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                    o     conform to the description of mortgage
                                          assets in this prospectus; and

                                    o     satisfy the criteria set forth in the
                                          related prospectus supplement.

                                    No replacement of mortgage assets or
                                    acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                    If any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                    In addition, if so specified under
                                    circumstances described in the related
                                    prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                    Further, if so specified in the related
                                    prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

Characteristics of the Offered
Certificates....................... An offered certificate may entitle the holder to receive--

                                    o     a stated principal amount;

                                    o     interest on a principal balance or
                                          notional amount, at a fixed, variable
                                          or adjustable pass-through rate;

                                    o     specified, fixed or variable portions
                                          of the interest, principal or other
                                          amounts received on the related
                                          mortgage assets;

                                    o     payments of principal, with
                                          disproportionate, nominal or no
                                          payments of interest;

                                    o     payments of interest, with
                                          disproportionate, nominal or no
                                          payments of principal;

                                    o     payments of interest or principal that
                                          commence only as of a specified date
                                          or only after the occurrence of
                                          specified events, such as the payment
                                          in full of the interest and principal
                                          outstanding on one or more other
                                          classes of certificates of the same
                                          series;

                                    o     payments of principal to be made, from
                                          time to time or for designated
                                          periods, at a rate that is--

                                          1.    faster and, in some cases,
                                                substantially faster, or

                                          2.    slower and, in some cases,
                                                substantially slower,

                                          than the rate at which payments or
                                          other collections of principal are
                                          received on the related mortgage
                                          assets;

                                    o     payments of principal to be made,
                                          subject to available funds, based on a
                                          specified principal payment schedule
                                          or other methodology; or

                                    o     payments of all or part of the
                                          prepayment or repayment premiums, fees
                                          and charges, equity participations
                                          payments or other similar items
                                          received on the related mortgage
                                          assets.

                                    Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                    A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                    We will describe the specific
                                    characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

Credit Support and Reinvestment,
Interest Rate and Currency Related
Protection for the Offered
Certificates....................... Some classes of offered certificates may be protected in full or in part against
                                    defaults and losses, or select types of
                                    defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                    The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                    o     guaranteed investment contracts in
                                          accordance with which moneys held in
                                          the funds and accounts established
                                          with respect to those offered
                                          certificates will be invested at a
                                          specified rate;

                                    o     interest rate exchange agreements,
                                          interest rate cap or floor agreements,
                                          or other agreements and arrangements
                                          designed to reduce the effects of
                                          interest rate fluctuations on the
                                          related mortgage assets or on one or
                                          more classes of those offered
                                          certificates; or

                                    o     currency exchange agreements or other
                                          agreements and arrangements designed
                                          to reduce the effects of currency
                                          exchange rate fluctuations with
                                          respect to the related mortgage assets
                                          and one or more classes of those
                                          offered certificates.

                                    We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                    See "Risk Factors," "Description of the
                                    Trust Assets" and "Description of Credit
                                    Support."

Advances with Respect to the
Mortgage Assets.................... As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                    o     delinquent scheduled payments of
                                          principal and/or interest, other than
                                          balloon payments;

                                    o     property protection expenses;

                                    o     other servicing expenses; or

                                    o     any other items specified in the
                                          related prospectus supplement.

                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

Optional Termination............... We will describe in the related prospectus supplement any circumstances in which a
                                    specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                    o     all the mortgage assets in any
                                          particular trust, thereby resulting in
                                          a termination of the trust; or

                                    o     that portion of the mortgage assets in
                                          any particular trust as is necessary
                                          or sufficient to retire one or more
                                          classes of offered certificates of the
                                          related series.

                                    See "Description of the
                                    Certificates--Termination."

Certain Federal Income Tax
Consequences....................... Any class of offered certificates will constitute or evidence ownership of--

                                    o     regular interests or residual
                                          interests in a real estate mortgage
                                          investment conduit under Sections 860A
                                          through 860G of the Internal Revenue
                                          Code of 1986; or

                                    o     interests in a grantor trust under
                                          subpart E of Part I of subchapter J of
                                          the Internal Revenue Code of 1986.

                                    See "Federal Income Tax Consequences."

Certain ERISA Considerations....... If you are a fiduciary of a retirement plan or other employee benefit plan or
                                    arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

Legal Investment................... If your investment activities are subject to legal investment laws and regulations,
                                    regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets.

      The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

      The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

      o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

      o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

      o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series.

      If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things--

      o the payment priorities of the respective classes of the certificates of the same series,

      o the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

      o the characteristics and quality of the mortgage loans in the related trust.

Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets

      The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Credit Support Is Limited and May Not Be Sufficient to Prevent Loss on Your Offered Certificates

      The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates.

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace Servicer Could Affect Collections and Recoveries on the Mortgage Assets

      The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

      o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

      o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

      o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

The Nature of Ratings Are Limited and Will Not Guarantee That You Will Receive Any Projected Return on Your Offered Certificates

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

      o that principal prepayments on the related mortgage loans will be made;

      o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o of the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

Risks Associated with Commercial or Multifamily Mortgage Loans

      Many of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

      o the sufficiency of the net operating income of the applicable real property;

      o the market value of the applicable real property at or prior to maturity; and

      o the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

      o     the age, design and construction quality of the property;

      o perceptions regarding the safety, convenience and attractiveness of the property;

      o the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer tastes and preferences;

      o     retroactive changes in building codes; and

      o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

      o an increase in interest rates, real estate taxes and other operating expenses;

      o an increase in the capital expenditures needed to maintain the property or make improvements;

      o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced; and

      o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o the ratio of fixed operating expenses to those that vary with revenues; and

      o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

      Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

      o to pay for maintenance and other operating expenses associated with the property;

      o to fund repairs, replacements and capital improvements at the property; and

      o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

      Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

      o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults;

      o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o an increase in the capital expenditures needed to maintain the property or to make improvements; and

      o     a decline in the financial condition of a major or sole tenant.

      Various factors that will affect the operation and value of a commercial property include--

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

      o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

      o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

      o     responding to changes in the local market;

      o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow;

      o     reduce operating and repair costs; and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that--

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

      o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

      o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

      o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

      o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

      o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

      o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

      o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

      o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

      Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

      Borrowers May Be Unable To Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     the operating history of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant area;

      o     changes in rental rates in the relevant area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets; and

      o the availability of credit for multifamily rental or commercial properties.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

      o any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

      o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

      o acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Backing Your Certificates

      Certain mortgage loans included in one of our trusts may either-

      o prohibit the related borrower from encumbering the related real property with additional secured debt, or

      o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

      However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

      The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

Junior Mortgage Loans May Underlie Your Offered Certificates and Will Cause Greater Risks of Loss Than First Mortgage Loan

      To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

The Type of Mortgagor May Entail Risk

      Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

The Enforceability of Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property; or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

      o     the default is deemed to be immaterial;

      o     the exercise of those remedies would be inequitable or unjust; or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

      Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

      Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

Litigation May Adversely Affect a Borrower's Ability to Repay its Mortgage Loan

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury; or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

Certain Aspects of Subordination Agreements, Including Co-Lender Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates That Are Part of a Split Loan Structure, May Be Unenforceable

      Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Special Hazard Losses May Cause You To Suffer Losses on Your Offered
Certificates

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

      o     war;

      o     riot, strike and civil commotion;

      o     terrorism;

      o     nuclear, biological or chemical materials;

      o     revolution;

      o     governmental actions;

      o     floods and other water-related causes;

      o     earth movement, including earthquakes, landslides and mudflows;

      o     wet or dry rot;

      o     vermin; and

      o     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Condominiums Create Risks for Lenders That Are Not Present When Lending on Commercial Properties That are Not Condominiums

      In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

      There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Environmental Risks

      We cannot provide any assurance--

      o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o that the results of the environmental testing were accurately evaluated in all cases;

      o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners;
            or

      o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o agents or employees of the lender are deemed to have participated in the management of the borrower; or

      o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

      o any condition on the property that causes exposure to lead-based paint; and

      o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Delinquent Mortgage Loans May Underlie Your Offered Certificates and Adversely Affect the Yield on Your Offered Certificates

      The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

Limited Information Causes Uncertainty

      Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

Certain Federal Income Tax Consequences Regarding Residual Certificates

      Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

      o     generally will not be reduced by losses from other activities;

      o for a tax-exempt holder, will be treated as unrelated business taxable income; and

      o for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

      o     individuals;

      o     estates;

      o     trusts beneficially owned by any individual or estate; and

      o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may--

      o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Taxes on Foreclosure Property Will Reduce Amounts Available To Make Payments on the Offered Certificates

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

      o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986; and

      o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Book-Entry Registration May Limit Your Ability To Exercise Your Rights, Provide Only Limited Information, and Affect Payment and Transferability of Your Offered Certificates

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

      o you may have only limited access to information regarding your offered certificates;

      o you may suffer delays in the receipt of payments on your offered certificates; and

      o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration."

Potential Conflicts of Interest Can Affect a Person's Performance

      The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

      In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

      In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

      o the real properties may be managed by property managers that are affiliated with the related borrowers;

      o the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

      Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

      The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

      The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

      Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

      Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

      Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

      The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

      As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

      Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

      In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

      We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

General

      We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

Description of the Trust Assets

      The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

      Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either pari passu with or subordinate to the underlying mortgage loan included in the trust fund. Such other pari passu or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

      o the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

      o allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

      o any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Originator[s]

      We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

      We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

Mortgage Loans

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

      o rental or cooperatively-owned buildings with multiple dwelling units;

      o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

      o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o restaurants, taverns and other establishments involved in the food and beverage industry;

      o manufactured housing communities, mobile home parks and recreational vehicle parks;

      o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o a fee interest or estate, which consists of ownership of the property for an indefinite period;

      o an estate for years, which consists of ownership of the property for a specified period of years;

      o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

      o     shares in a cooperative corporation which owns the property; or

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

      o first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to the payment of real estate taxes; and

      o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency;

      o     any forbearance arrangement then in effect;

      o     the condition of the related real property; and

      o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

      Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

      o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

      o     the types of services offered at the property;

      o     the location of the property;

      o the characteristics of the surrounding neighborhood, which may change over time;

      o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o     the ability of management to respond to competition;

      o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

      o the extent to which increases in operating costs may be passed through to tenants.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages;

      o     percentages of increases in the consumer price index;

      o     increases set or approved by a governmental agency; or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

      Some mortgage loans underlying the offered certificates will be secured by--

      o the related borrower's interest in multiple units in a residential condominium project; and

      o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments;

      o     real property taxes;

      o     maintenance expenses; and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders; and

      o any rental income from units or commercial space that the cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers;

      o     factory outlet centers;

      o     malls;

      o     automotive sales and service centers;

      o     consumer oriented businesses;

      o     department stores;

      o     grocery stores;

      o     convenience stores;

      o     specialty shops;

      o     gas stations;

      o     movie theaters;

      o     fitness centers;

      o     bowling alleys;

      o     salons; and

      o     dry cleaners.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

      o     to lower rents;

      o     to grant a potential tenant a free rent or reduced rent period;

      o     to improve the condition of the property generally; or

      o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

      o     competition from other retail properties;

      o perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

      Various factors will adversely affect the economic performance of an anchored retail property, including--

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

      o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     television shopping networks and programs;

      o     internet websites; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include--

      o the number and quality of the tenants, particularly significant tenants, at the property;

      o the physical attributes of the building in relation to competing buildings;

      o the location of the property with respect to the central business district or population centers;

      o demographic trends within the metropolitan area to move away from or towards the central business district;

      o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation; and

      o     changes in zoning laws.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

      o     rental rates;

      o the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including--

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o hotels and motels associated with national or regional franchise chains;

      o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the economic performance of a hospitality property include--

      o the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o increases in operating costs, which may not be offset by increased room rates;

      o the property's dependence on business and commercial travelers and tourism; and

      o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Casino Properties. Factors affecting the economic performance of a casino property include--

      o location, including proximity to or easy access from major population centers;

      o     appearance;

      o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o providing alternate forms of entertainment, such as performers and sporting events; and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health-care related properties include--

      o     hospitals;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     reimbursement policies; and

      o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

      The value and operation of an industrial property depends on--

      o location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

      o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-store property depends on--

      o     building design;

      o     location and visibility;

      o     tenant privacy;

      o     efficient access to the property;

      o proximity to potential users, including apartment complexes or commercial users;

      o     services provided at the property, such as security;

      o     age and appearance of the improvements; and

      o     quality of management.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

      o competition from facilities having businesses similar to a particular restaurant or tavern;

      o perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

      o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     segment;

      o     product;

      o     price;

      o     value;

      o     quality;

      o     service;

      o     convenience;

      o     location; and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs;

      o     more favorable locations;

      o     more effective marketing;

      o     more efficient operations; or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include--

      o actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2. require renovation, refurbishment, expansion or other expenditures;

      o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

      Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

      o     the number of comparable competing properties in the local market;

      o     the age, appearance and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties;

      o     cooperatively-owned apartment buildings;

      o     condominium complexes; and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages;

      o     percentages of increases in the consumer price index;

      o     increases set or approved by a governmental agency; or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o the existence or construction of competing properties, whether or not they offer the same activities;

      o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

      o     the appeal of the particular event;

      o     the cost of admission;

      o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o perceptions by prospective patrons of the safety of the surrounding area; and

      o the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

      o     the number of rentable parking spaces and rates charged;

      o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location;

      o     its size;

      o     the surrounding neighborhood; and

      o     local zoning laws.

      Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the related real property;

      o the related borrower's ability to refinance the mortgage loan or sell the related real property; and

      o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

      o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan;

      o     cover operating expenses; and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities;

      o     hotels and motels;

      o     recreational vehicle parks; and

      o mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses;

      o     retail stores;

      o     office buildings; and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

      o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

      o the lender has greater protection against loss on liquidation following a borrower default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example--

      o it is often difficult to find truly comparable properties that have recently been sold;

      o the replacement cost of a property may have little to do with its current market value; and

      o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

      o an original term to maturity of not more than approximately 40 years; and

      o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that--

      o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

      o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o the type or types of property that provide security for repayment of the mortgage loans;

      o the earliest and latest origination date and maturity date of the mortgage loans;

      o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

      o     more general information in the related prospectus supplement; and

      o specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

      If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

      In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Substitution, Acquisition and Removal of Mortgage Assets

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

      o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      o     other mortgage loans that--

            1. conform to the description of mortgage assets in this prospectus, and

            2. satisfy the criteria set forth in the related prospectus supplement.

      In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

      o     conform to the description of mortgage assets in this prospectus;
            and

      o     satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

      Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

Undelivered Mortgage Assets

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Accounts

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Credit Support

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

      o the subordination or one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

      The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements;

      o     currency exchange agreements; or

      o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

General

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates;

      o     the pass-through rate on your offered certificates; and

      o     the amount and timing of payments on your offered certificates.

Pass-Through Rate

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

      o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

      o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

      If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o be based on the principal balances of some or all of the mortgage assets in the related trust; or

      o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

      o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

      o     the availability of mortgage credit;

      o the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      In general, those factors that increase--

      o the attractiveness of selling or refinancing a commercial or multifamily property; or

      o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods; and

      o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

      o     to convert to a fixed rate loan and thereby lock in that rate; or

      o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property;

      o     meet cash flow needs; or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

      o     the relative importance of those factors;

      o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

      o     the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization; or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o the projected weighted average life of each class of those offered certificates with principal balances; and

      o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

      Other Factors Affecting Yield, Weighted Average Life and Maturity

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan; or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower; or

      o adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

      o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o the number of foreclosures with respect to the underlying mortgage loans; and

      o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

      o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

General

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

      o     represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

      o a stated principal amount, which will be represented by its principal balance;

      o interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

      o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      o payments of principal, with disproportionate, nominal or no payments of interest;

      o payments of interest, with disproportionate, nominal or no payments of principal;

      o payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

      o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

      o payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

      o payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

      A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

Payments on the Certificates

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

      o the frequency of distribution on, and the periodic payment date for, that series;

      o the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

      o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

      o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

      o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

      o the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

      o any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

      o an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o a rate based on the interest rate for a particular related mortgage asset;

      o a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

      o a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

      o a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

      o a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

      o the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

      Interest may accrue with respect to any offered certificate on the basis of--

      o     a 360-day year consisting of twelve 30-day months;

      o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

      o the actual number of days elapsed during each relevant period in a normal calendar year; or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

      o based on the principal balances of some or all of the related mortgage assets; or

      o equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class;
            and

      o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

Allocation of Losses and Shortfalls

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

      o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      See "Description of Credit Support."

Advances

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o delinquent payments of principal and/or interest, other than balloon payments;

      o     property protection expenses;

      o     other servicing expenses; or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

      o any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

      o at any other times and from any other sources as we may describe in the related prospectus supplement.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

      All documents (other than Annual Reports on Form 10-K) filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

      o Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and
            (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

Reports to Certificateholders

      On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o the payments made on that payment date with respect to the applicable class of offered certificates; and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year; or

      o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

      o as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination

      The trust for each series of offered certificates will terminate and cease to exist following--

      o the final payment or other liquidation of the last mortgage asset in that trust; and

      o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

      If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

Book-Entry Registration

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream, Luxembourg.  DTC is--

      o     a limited-purpose trust company organized under the New York Banking
            Law;

      o     a "banking corporation" within the meaning of the New York Banking
            Law;

      o     a member of the Federal Reserve System;

      o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.


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

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

      o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


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

      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

      o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

General

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

Assignment of Mortgage Assets

      As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will


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deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      o Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

            1.    the address of the related real property,

            2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

            3.    the remaining term to maturity,

            4. the remaining amortization term if that mortgage loan is a balloon loan, and

            5.    the outstanding principal balance.

Representations and Warranties with Respect to Mortgage Assets

      Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

      o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

      o     that the unaffiliated seller had good title to each mortgage loan;

      o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

      o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

      o that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

      The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

      Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be


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necessary to avoid a tax on a prohibited transaction, as described in Section
860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

      Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

      If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

      The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

      Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

      Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

      o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

      o have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

      o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.


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

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

      o those procedures are consistent with the terms of the related Governing Document; and

      o they do not impair recovery under any instrument of credit support included in the related trust.

      Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

      o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

      o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o protecting the interests of certificateholders with respect to senior lienholders;

      o conducting inspections of the related real properties on a periodic or other basis;

      o collecting and evaluating financial statements for the related real properties;

      o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

      o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

            2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

      o real properties acquired as part of the trust with respect to defaulted mortgage loans.


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

      The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

      o     make the initial determination of appropriate action;

      o     evaluate the success of corrective action;

      o     develop additional initiatives;

      o     institute foreclosure proceedings and actually foreclose; or

      o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections; and

      o     collecting and evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan;

      o     making calculations with respect to the mortgage loan; and

      o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


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

Primary Servicers and Sub-Servicers

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

      Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

      o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

      o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

      In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

      o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

      o     reckless disregard of those obligations and duties.


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

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

      o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

      o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1. that party is specifically required to bear the expense of the action, or

            2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

      o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

      o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.


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

Amendment

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

      1.    to cure any ambiguity;

      2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

      3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4. to maintain a rating or ratings assigned to a series of certificates; or

      5. to otherwise modify or delete existing provisions of the Governing Document.

      Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

      The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

      The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

      However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

      o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

      o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

      o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

The Trustee

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Duties of the Trustee

      The trustee for each series of offered certificates will not--

      o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

      o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Matters Regarding the Trustee

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

      The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

Evidence as to Compliance

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

General

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

      o the subordination of one or more other classes of certificates of the same series;

      o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.


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

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

      o     the nature and amount of coverage under that credit support;

      o any conditions to payment not otherwise described in this prospectus;

      o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Insurance or Guarantees with Respect to Mortgage Loans

      The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

Letters of Credit

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in


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the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Reserve Funds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage;

      o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

      o     the knowledge of the parties to the mortgage; and

      o in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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

Types of Mortgage Instruments

      There are two parties to a mortgage--

      o a mortgagor, who is the owner of the encumbered interest in the real property; and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor;

      o     the trustee to whom the real property is conveyed; and

      o the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

      o     the express provisions of the related instrument;

      o     the law of the state in which the real property is located;

      o     various federal laws; and

      o in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period


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

during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent; or

      o unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

Personalty

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings; and


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      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o all parties having a subordinate interest of record in the real property; and

      o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

      o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2. an impermissible further encumbrance of the mortgaged property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions; or

      o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and


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      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale; and

      o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

      o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security; and

      o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory


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redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

      o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

      o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

      o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


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Bankruptcy Laws

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

      o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent;

      o     accelerated rent;

      o     damages; or

      o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

      o     assume the lease and either retain it or assign it to a third party;
            or

      o     reject the lease.


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

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

      o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

      o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

      o assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.


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      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o impose liability for releases of or exposure to asbestos-containing materials; and

      o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

Junior Liens; Rights of Holders of Senior Liens

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.


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

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

      o first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

Subordinate Financing

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

      o the borrower may have difficulty servicing and repaying multiple loans;

      o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals,


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

schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

      o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus


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supplement, our counsel for each series will be Cadwalader, Wickersham & Taft
LLP (as provided in the related prospectus supplement).

      This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

      o     banks;

      o     insurance companies; and

      o     foreign investors.

      Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o given with respect to events that have occurred at the time the advice is rendered; and

      o is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

      The following discussion addresses securities of two general types--

      o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

      o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


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REMICs

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

      o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

      o those offered certificates of that series will be considered to evidence ownership of--

            1.    REMIC "regular interests", or

            2.    REMIC "residual interests".

      We refer in this discussion to--

      o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

      o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

      Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

      o     whole mortgage loans, such as the mortgage loans;

      o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

      o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

      o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

            1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or


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

            2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

      o in exchange for any qualified mortgage within a three-month period thereafter; or

      o in exchange for a "defective obligation" within a two-year period thereafter.

      A "defective obligation" includes--

      o a mortgage in default or as to which default is reasonably foreseeable;

      o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

      o     a mortgage that was fraudulently procured by the mortgagor; and

      o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

      Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

      In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

      o     one or more classes of regular interests; or

      o a single class of residual interests on which distributions, if any, are made pro rata.

      A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

      o     a fixed number of basis points;

      o     a fixed percentage of the total interest; or

      o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.


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

      The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

      o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

      o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

      o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and


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

      o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

      Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

      o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

      o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

      o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

      The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.


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

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

      o     a single fixed rate;

      o     a qualified floating rate;

      o     an objective rate;

      o a combination of a single fixed rate and one or more qualified floating rates;

      o a combination of a single fixed rate and one qualified inverse floating rate; or

      o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

      Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

      o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2. the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1. the numerator of which is the amount of the principal payment, and

            2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

      o     the sum of--

            1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

      o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

      o     the issue price of the certificate; increased by

      o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

      o the amount of all prior payments of amounts included in its stated redemption price.

      The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

      o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.


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

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

      o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

      o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

      o     on the basis of a constant yield method;

      o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

      o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method


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

and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your certificate; and

      o the payments remaining to be made on your certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until


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

the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

      o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

      o     unrelated deductions against which income may be offset.

      See, however, the rules discussed below relating to--

      o     "excess inclusions";

      o     residual interests without "significant value"; and

      o     "noneconomic" residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

      Taxable Income of the REMIC. The taxable income of a REMIC will equal--

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less


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

      o     the following items--

            1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

            2. amortization of any premium on the mortgage loans held by the REMIC,

            3. bad debt losses with respect to the mortgage loans held by the REMIC, and

            4. except as described below, servicing, administrative and other expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions"


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

below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

      o     the amount paid for that REMIC residual certificate; increased by

      o amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

      o distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

      o     through distributions;

      o     through the deduction of any net losses of the REMIC; or

      o     upon the sale of its REMIC residual certificate. See
            "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

      o the daily portions of REMIC taxable income allocable to that certificate; over

      o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

      o     the issue price of the certificate; increased by


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

      o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

      o any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions--

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax--

      o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

      o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

      o     regulated investment companies;

      o     common trust funds; and

      o     certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

      o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

      o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

      o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

      o from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

      o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

      o from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

      In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

      o the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

            1. the present value of any consideration given to the transferee to acquire the interest;

            2. the present value of the expected future distributions on the interest; and

            3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

      1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

      2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

      3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

      Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

      We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

      See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

      Mark-to-Market Rules. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

      Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

      In addition, under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non- United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non- United States Person.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

      o     an individual;

      o     an estate or trust; or

      o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

      o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

      o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

      o 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

      o 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

      o     an individual;

      o     an estate or trust; or

      o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

      o     the cost of the certificate to that certificateholder; increased by

      o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

      o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount;

      o     pay interest at a fixed or variable rate; and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

      o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

      o the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

      o     reacquires that same REMIC residual certificate;

      o     acquires any other residual interest in a REMIC; or

      o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

      In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

      o     the disposition of a non-defaulted mortgage loan,

      o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

      o     the receipt of compensation for services, or

      o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

      Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so; and

      o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

      o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

      o the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

      o     events that have occurred up to the time of the transfer;

      o     the prepayment assumption; and

      o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

      o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

      o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

      o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

      o the highest marginal federal income tax rate imposed on corporations.

      A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      o a statement under penalties of perjury that the record holder is not a disqualified organization.

      If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      For these purposes, a "disqualified organization" means--

      o     the United States;

      o     any State or political subdivision thereof;

      o     any foreign government;


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

      o     any international organization;

      o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a "pass-through entity" means any--

      o     regulated investment company;

      o     real estate investment trust;

      o     trust;

      o     partnership; or

      o     certain other entities described in Section 860E(e)(6) of the Code.

      For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

      In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

      o the residual interests in the entity are not held by disqualified organizations; and

      o the information necessary for the application of the tax described herein will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

      As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income;

      o     deductions;

      o     gains;

      o     losses; and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations;

      o     trusts;

      o     securities dealers; and

      o     certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

      o 30 days after the end of the quarter for which the information was requested; or

      o     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      o     income;

      o     excess inclusions;

      o     investment expenses; and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

      o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

      o     a foreign person; and

      o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

      o     a citizen or resident of the United States;

      o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

            2. one or more United States persons have the authority to control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors; or

      o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

      o     foreign persons, or

      o United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

Grantor Trusts

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

      For purposes of the following discussion--

      o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

      o A grantor trust certificate representing ownership of all or a portion of the difference between--

            1. interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of--

                  o     normal administration fees, and

                  o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

            will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

   Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

      o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

      o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

      o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

      o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

   Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally--

      o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

      o a class of grantor trust strip certificates is issued as part of the same series; or

      o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

      o     a master servicer;

      o     a special servicer;

      o     any sub-servicer; or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.


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

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

      o     the treatment of certain stripped bonds as market discount bonds;
            and

      o     de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

      o     the sum of all payments to be made on that certificate;

      o     other than qualified stated interest, if any; and

      o the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

      o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

      o the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

      o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

      o a constant yield computed using a representative initial offering price for each class of certificates.


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

      However, neither we nor any other person will make any representation that--

      o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

      o there is no original issue discount or only a de minimis amount of original issue discount; or

      o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

      o     0.25% of the stated redemption price; and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between--

      o     the stated redemption price of the mortgage loans; and

      o     their issue price.

      For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of--

      o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

      o     the issue price of the mortgage loan; increased by

      o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

      o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

      o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

      o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

      o be allocated among the payments of stated redemption price on the mortgage loan; and

      o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

      o     the price paid for that grantor trust strip certificate by you; and

      o the projected payments remaining to be made thereon at the time of the purchase; plus

      o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

      o the prepayment assumption we will disclose in the related prospectus supplement; and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

      o the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

      o the amount realized on the sale or exchange of a grantor trust certificate; and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal--

      o     its cost; increased by


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

      o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

      o     any and all--

            1.    previously reported losses,

            2.    amortized premium, and

            3.    payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount;

      o     pay interest at a fixed or variable rate; and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

      o the amount of servicing compensation received by a master servicer or special servicer; and

      o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

      o     a custodian of a person's account;

      o     a nominee; and

      o     a broker holding an interest for a customer in street name.

      The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

      Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

General

      Title I of ERISA and Section 4975 of the Code impose various requirements on--

      o     Plans; and

      o     persons that are fiduciaries with respect to Plans,


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

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

      Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

      o     investment prudence and diversification; and

      o     compliance with the investing Plan's governing the documents.

      Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

      The types of transactions between Plans and Parties in Interest that are prohibited include--

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

      o those with discretionary authority or control over the assets of the entity;

      o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

      o those who are affiliates of the persons described in the preceding two bullets.

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o has discretionary authority or control over the management or disposition of the assets of that Plan; or


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

      o provides investment advice with respect to the assets of that Plan for a fee.

      If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan; and

      o     subject to the fiduciary responsibility provisions of ERISA.

      In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Underwriter's Exemption

      It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

      o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

      o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

      The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

      Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

Consultation With Counsel

      If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

      o     consider your general fiduciary obligations under ERISA; and

      o     consult with your legal counsel as to--

            1. the potential applicability of ERISA and the Code to investment, and

            2. the availability of any prohibited transaction exemption in connection with investment.

Tax Exempt Investors

      A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

      Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

      o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

      o     by placements by us with institutional investors through dealers;
            and

      o     by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o the obligations of the underwriters will be subject to various conditions precedent;

      o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

      o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o the yield to maturity or, if they have principal balances, the average life of those certificates;

      o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means--

      o     the United States;

      o     any State or political subdivision of the United States;

      o     any foreign government;

      o     any international organization;

      o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

      "Pass-Through Entity" means any--

      o     regulated investment company;

      o     real estate investment trust;

      o     trust;

      o     partnership; or

      o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

      "Plan" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

      "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

      "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

      "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

      "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

      "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

      "SEC" means the Securities and Exchange Commission.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SPA" means standard prepayment assumption.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

      "U.S. Person" means--

      o     a citizen or resident of the United States;

      o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

            2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3)

            The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.

         Filing Fee for Registration Statement.................   $ 368,400.00*
         Legal Fees and Expenses...............................      500,000.00
         Accounting Fees and Expenses..........................      175,000.00
         Trustee's Fees and Expenses                                  50,000.00
                      (including counsel fees).................
         Blue Sky Fees and Expenses............................       25,000.00
         Printing and Engraving Fees...........................      200,000.00
         Rating Agency Fees....................................    1,050,000.00
         Miscellaneous.........................................       75,000.00

         Total.................................................   $2,443,400.00

*Includes $107.00 previously paid in connection with this registration statement filed on September 8, 2006 and $283,101.93 previously paid in connection with the Registrant's registration statement on Form S-3, Registration No. 333-129918.

Indemnification of Directors and Officers (Item 15 of Form S-3).

            Section 5 of the Restated Certificate of Incorporation of the Registrant and Article X of the By-laws of the Registrant provide for, among other things, the indemnification of the officers and directors of the Registrant in certain circumstances. Reference is made to Exhibit 3.1 of this Registration Statement for the complete text of the Restated Certificate of Incorporation and reference is made to Exhibit 3.2 of this Registration Statement for the complete text of the By-laws.

            The ultimate parent of the Registrant carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Registrant's directors and officers.

            For provisions regarding the indemnification of controlling persons, directors and certain officers of the Registrant by Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, reference is made to the form of Underwriting Agreement previously filed as
Exhibit 1 to this Registration Statement.

Exhibits (Item 16 of Form S-3).

      A.    Financial Statement filed as part of the Registration Statement:
            none.

      B.    Exhibits:

         1.1 --   Form of Underwriting Agreement (incorporated by reference to
                  Exhibit 1.1 of Registration Statement 333-129918)

         3.1 -- Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registration Statement 333-121904)

         3.2 --   By-laws of Registrant (incorporated by reference to Exhibit
                  3.1 of Registration Statement 333-121904)

         4.1(a) Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1(a) of Registration Statement 333-129918)

         4.1(b) Form of Mortgage Loan Purchase Agreement (incorporated by reference to Exhibit 4.1(b) of Registration Statement 333-129918)

         5.1 -- Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain matters involving the Certificates*

         8.1 -- Opinion of Cadwalader, Wickersham & Taft LLP as to tax matters (included in Exhibit 5.1)*

         23.1 -- Consent of Cadwalader, Wickersham & Taft LLP (to be included as part of Exhibits 5.1)*

         24.1 --  Power of Attorney*

            _______________

            *Previously filed.

Undertakings (Item 17 of Form S-3)

      A.    Undertakings Pursuant to Rule 415.

      The undersigned Registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration

Statement or any material change to such information in this Registration Statement. Provided however, that (A) subsections (i) and (ii) of the immediately preceding sentence do not apply if the information required to be included in a post-effective amendment by those subsections is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; (B) subsections (i), (ii) and (iii) of the immediately preceding sentence do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement and (C) subsections (i) and (ii) do not apply if this Registration Statement if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4. That, for the purpose of determining liability under the Securities Act to any purchaser:

            i. Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

            ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration

                  Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

            5. That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      B. Undertaking in Respect of Incorporation by Reference of Subsequent Exchange Act Documents.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Undertaking in Respect of Incorporation by Reference of Subsequent Exchange Act Documents by Third Parties.

            The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      D.    Undertaking in Respect of Indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      E.    Undertaking in Respect of Equity Offerings of Non-reporting
            Registrants.

            The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      F.    Undertaking in Respect of Information Provided Through the Internet.

            The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the Internet website address specified in the prospectus is deemed to be part of the prospectus included in this Registration Statement. In addition, if a subsequent update or change is made to such information, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through such specified Internet website address as of the date of the prospectus included in this Registration Statement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of October 2006.

                                       CREDIT SUISSE FIRST BOSTON
                                         MORTGAGE SECURITIES CORP.

                                       By: /s/ Jeffrey A. Altabef
                                          --------------------------------------
                                          Jeffrey A. Altabef
                                          Vice President and Director

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           SIGNATURE                  TITLE                          DATE

    *
    -------------------
    Michael A. Marriott     Director                            October 30, 2006

    /s/ Jeffrey Altabef
    -------------------     Director
    Jeffrey A. Altabef      Vice President                      October 30, 2006

    *
    -------------------     President
    Andrew A. Kimura        Director                            October 30, 2006

    *
    -------------------
    Evelyn Echevarria       Outside Director                    October 30, 2006

    *                       Controller
    -------------------     Vice President
    Thomas Zingalli         Principal Accounting Officer        October 30, 2006


*By: /s/ Jeffrey Altabef
     ---------------------
Name:  Jeffrey A. Altabef
Title: Attorney-In-Fact(1)

-------------------

(1) Jeffrey A. Altabef, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.